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As filed with the Securities and Exchange Commission on November 26, 2003

Registration No.

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

General Electric Company
(Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	3724 (Primary Standard Industrial Classification Code Number)	14-0689340 (I.R.S. Employer Identification No.)
3135 Easton Turnpike Fairfield, Connecticut 06828-0001 (203) 373-2211 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Michael R. McAlevey, Esq.
Chief Corporate and Securities Counsel
3135 Easton Turnpike
Fairfield, Connecticut 06828-0001
(203) 373-2967
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Dennis W. Townley, Esq. Day, Berry & Howard LLP 260 Franklin Street Boston, Massachusetts 02110 (617) 345-4771	Steven R. Shoemate, Esq. Gibson, Dunn & Crutcher LLP 200 Park Avenue 47th Floor New York, New York 10166-0193 (212) 351-4000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement and all other conditions to the merger of a wholly-owned subsidiary of General Electric Company into HPSC, Inc. have been satisfied or waived.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock $.06 per share	(1)	N/A	$90,714,973 (2)	$7,338.84 (3)

(1)
Omitted in reliance on Rule 457(o).

(2)
Calculated as the product of (i) $14.50 and (ii) the maximum possible number of shares of HPSC common stock to be cancelled pursuant to the merger (calculated as 6,256,205, which is the sum of (a) 4,313,947 outstanding shares of HPSC common stock, (b) 712,258 shares held in treasury, and (c) 1,230,000 shares of HPSC common stock issuable upon the exercise of outstanding employee and director options granted prior to the date of the merger agreement).

(3)
GE previously paid a registration fee of $11,757,593.15 upon the filing of the registration statement on Form S-4 initially filed by GE on November 13, 2000 (Registration No. 333-49710) in connection with the planned merger of Honeywell International Inc. into a wholly-owned subsidiary of GE. That transaction was not consummated and the shares registered under Registration No. 333-49710 were not issued. Pursuant to Rule 457(p), the registration fee of $98,410.75 for the registration statement on Form S-4 initially filed by GE on December 28, 2001 (Registration No. 333-76066), the registration fee of $4,600,000.00 for the registration statement on Form S-3 initially filed by General Electric Capital Corporation, a wholly-owned subsidiary of GE, on March 18, 2002 (Registration No. 333-84462), the registration fee of $74,216.40 for the registration statement on Form S-3 initially filed on July 17, 2002 (Registration No. 333-96571), the registration fee of $35,156.88 for the registration statement on Form S-8 initially filed on August 28, 2002 (Registration No. 333-98877), the registration fee of $251,620.00 for the registration statement on Form S-8 initially filed on September 17, 2002 (Registration No. 333-99671), the registration fee of $4,600,000.00 for the registration statement on Form S-3 initially filed by General Electric Capital Corporation on October 11, 2002 (Registration No. 333-100527), the registration fee of $24,906.00 for the registration statement on Form S-4 initially filed on December 23, 2002 (Registration No. 333-102111), the registration fee of $404,500 for the registration statement on Form S-3 initially filed on April 14, 2003 (Registration No. 333-104526), the registration fee of $28,270.57 for the registration statement on Form S-4 initially filed on August 1, 2003 (Registration No. 333-107556) and the registration fee of $404,500 for the registration statement on Form S-3 initially filed on November 26, 2003 (Registration No. 333-110771) were offset against the total registration fee paid on Registration No. 333-49710, leaving a balance of $1,236,012.55 on the fee paid for Registration No. 333-49710. Pursuant to Rule 457(p), the full amount of the registration fee currently due for this registration statement has been offset against a portion of the remaining balance of the fee paid for Registration No. 333-49710. After such offset, a balance of $1,228,673.71 remains from the fee paid for Registration No. 333-49710.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This proxy statement/prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

PROXY STATEMENT/PROSPECTUS

The Proposed Merger—Your Vote is Important

Dear HPSC Stockholder:

        General Electric Company ("GE") and HPSC, Inc. ("HPSC") have agreed on a transaction whereby GE will acquire HPSC in a stock-for-stock transaction. The transaction is structured as a merger in which a newly-formed, wholly-owned subsidiary of GE will be merged into HPSC. If we complete the merger, you will receive the number of shares of GE common stock determined by multiplying the number of shares of HPSC common stock you own by the quotient of $14.50 divided by the average GE share price and rounding to the nearest one-thousandth of a share. The average GE share price is defined as the average of the daily volume-weighted sales prices per share of GE common stock on the New York Stock Exchange Composite Tape for each of the 10 consecutive trading days ending on the trading day that is three calendar days prior to the merger.

        GE's common stock is traded on the New York Stock Exchange under the symbol "GE." On November    , 2003, the closing sale price of GE's common stock was $            .

        We cannot complete the merger unless the HPSC stockholders adopt and approve the merger agreement and the merger. A special meeting for that purpose has been scheduled for HPSC stockholders to vote on the merger. This proxy statement/prospectus provides you with detailed information about the proposed merger and the special meeting. Please read this entire document carefully.

        YOUR VOTE IS VERY IMPORTANT, regardless of the number of shares you own. Whether or not you plan to attend the meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you want to vote, we will count your proxy as a vote in favor of approving and adopting the merger agreement, the merger and any other proposal properly submitted to stockholders at the meeting. If you abstain, do not vote or do not instruct your broker how to vote any shares your broker holds for you in its name, the effect will be a vote against approval and adoption of the merger agreement and the merger. Returning your proxy card will not affect your right to vote in person if you choose to attend the special meeting.

        The date, time and place of the special meeting is as follows:

                        , 2004
10:00 a.m. Eastern time
at the offices of Day, Berry & Howard LLP
260 Franklin Street
Boston, Massachusetts 02110

        The board of directors of HPSC has unanimously approved the merger agreement and the merger and recommends that you vote FOR the proposal to adopt and approve the merger agreement and the merger.

        This proxy statement/prospectus serves as (1) HPSC's proxy statement in connection with the solicitation of proxies by the HPSC board of directors for use at the special meeting and (2) GE's prospectus in connection with its issuance of its common stock in the merger.

/s/ JOHN W. EVERETS John W. Everets Chairman and Chief Executive Officer HPSC, Inc.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE MERGER OR THE GE COMMON STOCK TO BE ISSUED IN THE MERGER OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        This proxy statement/prospectus is dated December            , 2003 and was first mailed to HPSC stockholders on or about December            , 2003.

HPSC, Inc.
60 State Street, 35th Floor
Boston, Massachusetts 02109

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON                        , 2004

To our stockholders:

        We will hold a special meeting of stockholders of HPSC, Inc. at 10:00 a.m., local time, on                        , 2004 at the offices of Day, Berry & Howard LLP, 260 Franklin Street, Boston, Massachusetts. At the HPSC special meeting, we will ask you to vote on:

  1.
  a proposal to adopt and approve the agreement and plan of merger, dated as of November 12, 2003, by and among General Electric Company, Patriot HFS, Inc. ("Patriot HFS"), a wholly-owned subsidiary of GE, and HPSC, and the merger of Patriot HFS into HPSC; and

  2.
  such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

        We have fixed the close of business on December            , 2003 as the record date for determining which of our stockholders are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement of the special meeting. Approval of the merger proposal requires the affirmative vote of the holders of a majority of the HPSC common stock outstanding as of the record date and entitled to vote thereon.

        After careful consideration, your board of directors unanimously recommends that you vote FOR adoption and approval of the merger agreement and the merger.

        Please complete, sign and promptly return the proxy card in the enclosed prepaid envelope, whether or not you expect to attend the special meeting. You can revoke your proxy at any time before it has been voted at the special meeting. Returning your proxy card will not affect your right to vote in person if you choose to attend the special meeting. If you fail to vote by proxy card or at the special meeting, or fail to instruct your broker how to vote any shares your broker holds for you in its name, or if you abstain, it will have the same effect as voting against the approval and adoption of the merger agreement and the merger. You can revoke your proxy in the manner described in this proxy statement/prospectus at any time before it has been voted at the special meeting.

        You should not send HPSC stock certificates with your proxy card. After we complete the merger, the exchange agent will send you written instructions for exchanging HPSC stock certificates for GE stock certificates.

By order of the Board of Directors, /s/ DENNIS W. TOWNLEY Dennis W. Townley Secretary Boston, Massachusetts December , 2003

ADDITIONAL INFORMATION

        GE has supplied all information contained or incorporated by reference in this proxy statement/prospectus relating to GE, and HPSC has supplied all information contained in, delivered with or incorporated by reference in this proxy statement/prospectus relating to HPSC.

        This proxy statement/prospectus incorporates important business and financial information about HPSC and GE that is not included in, or delivered with, this proxy statement/prospectus. You may obtain this information, without charge, by making a written or oral request to GE, HPSC or the Proxy Solicitor, as follows:

  GE Corporate Investor Communications
  3135 Easton Turnpike
  Fairfield, Connecticut 06828-0001
  Telephone: 203-373-2211

  HPSC, Inc.
  Attention: Investor Relations
  60 State Street
  Boston, Massachusetts 02109
  Telephone: 800-225-2488

  Morrow & Co., Inc.
  445 Park Avenue, 5th Floor
  New York, New York 10022
  Telephone: 212-754-8000
  or 800-607-0088

        In order to receive timely delivery of the documents in advance of the special meeting, you should make your request no later than                        , 2004, which is five business days prior to the date of the HPSC special meeting.

        For a more detailed discussion of the information about GE and HPSC incorporated by reference into this proxy statement/prospectus, see "Where You Can Find More Information", beginning on page 58 of this proxy statement/prospectus.

        You should rely only on information contained, delivered with or incorporated by reference, in this proxy statement/prospectus to vote on the merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement/prospectus. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than the date on the cover of this proxy statement/prospectus, or, in the case of documents incorporated by reference, the date of the referenced document, and neither the mailing of this proxy statement/prospectus to you nor the issuance of GE common stock in the merger will create any implication to the contrary.

        GE is a registered trademark of General Electric Company. HPSC is a registered trademark of HPSC, Inc. Other trademarks appearing in this proxy statement/prospectus are the property of their respective holders.

i

QUESTIONS AND ANSWERS ABOUT THE PROPOSED MERGER	1
SUMMARY	4
The Companies	4
General Electric Company	4
Patriot HFS, Inc.	4
HPSC, Inc.	5
HPSC's Reasons for the Merger	5
Recommendation of the HPSC Board of Directors	5
The HPSC Special Meeting	5
Time, Place, Date and Purpose	5
Record Date and Vote Required	5
The Merger	6
What You Will Receive	6
Treatment of Outstanding Options	6
Opinion of HPSC's Financial Advisor	7
Conditions to the Merger	7
Termination	7
Effect of Termination	8
No Solicitation Of Competing Transactions	8
Interests of Certain Persons in the Merger / Conflicts of Interest	8
Material United States Federal Income Tax Consequences	9
Accounting Treatment	9
Dissenters' Rights	9
Federal Securities Laws Consequences	9
Regulatory Matters	9
Comparison of Stockholders' Rights	9
SELECTED HISTORICAL FINANCIAL DATA	10
Selected Historical Financial Data of GE	10
Selected Historical Financial Data of HPSC	10
Comparative Per Share Data	12
Comparative Stock Prices and Dividends	12
GE Dividend Policy	13
GE Stock Purchase Program	13

THE HPSC SPECIAL MEETING	14
Date, Time and Place of the Special Meeting	14
Matters to be Considered at the HPSC Special Meeting	14
Record Date for the HPSC Special Meeting and Voting Rights	14
Quorum; Required Votes; Abstentions and Broker Non-Votes	14
Proxies; Solicitation of Proxies	15
Revocability of Proxies	15
THE MERGER	16
Structure of the Merger	16
Background of the Merger	16
Reasons for the Merger	21
Fairness Opinion of Keefe, Bruyette & Woods, Inc	22
Accounting Treatment	34
Interests of Certain Persons in the Merger / Conflicts of Interest	34
Stock Ownership Following the Merger	35
Regulatory Matters	35
Dissenters' Rights	35
Federal Securities Laws Consequences	35
Material United States Federal Income Tax Consequences	36
THE MERGER AGREEMENT	38
The Merger	38
After the Merger	38
Consideration to be Received in the Merger	38
No Fractional Shares	38
Procedures for Exchange of Certificates	38
Treatment of Outstanding Options	39
Representations and Warranties	39
Covenants and Agreements	40
Conditions to the Merger	43
Indemnification and Insurance	44
Termination	44
Termination Fee	46
Amendments	47
AGREEMENTS RELATED TO THE MERGER	47

Voting Agreement	47
Employment Agreements	48
COMPARISON OF STOCKHOLDERS' RIGHTS	49
STOCKHOLDERS' RIGHTS PLAN	56
LEGAL MATTERS	57
EXPERTS	57
STOCKHOLDER PROPOSALS	58
WHERE YOU CAN FIND MORE INFORMATION	58
SPECIAL NOTE CONCERNING FORWARD-LOOKING STATEMENTS	60
Appendix A—Agreement and Plan of Merger by and among General Electric Company, Patri ot HFS, Inc. and HPSC, Inc. dated as of November 12, 2003	A-1
Appendix B—Opinion of Keefe, Bruyette & Woods, Inc.	B-1
Appendix C—Voting Agreement, dated as of November 12, 2003, by and among General Electric Compa ny, John W. Everets, Raymond R. Doherty and Rene Lefebvre	C-1

QUESTIONS AND ANSWERS ABOUT THE PROPOSED MERGER

Q.
What is the proposed transaction upon which I am being asked to vote?

A.
HPSC proposes to be acquired by GE pursuant to the terms of a merger agreement. In the merger, Patriot HFS, a wholly-owned subsidiary of GE, will merge into HPSC with HPSC surviving the merger. As a result, HPSC will become a wholly-owned subsidiary of GE within its GE Healthcare Financial Services division.

Q:
Why are the two companies proposing to merge?

A:
GE and HPSC independently concluded that they expect that the proposed merger will enable HPSC to introduce a broad mix of financial solutions to physician and dental practices, including: real estate financing, practice acquisition financing, equipment financing and patient financing programs. The merger will also provide HPSC with the opportunity to grow more quickly in the healthcare finance market and provide it with personnel having the necessary experience to address emerging strategic opportunities more quickly and effectively. To review the reasons for the acquisition in greater detail, see "The Merger—Reasons for the Merger", beginning on page 21 of this proxy statement/prospectus.

Q:
What will happen in the merger?

A:
A newly-formed, wholly-owned subsidiary of GE will merge into HPSC. As a result, HPSC will survive as a wholly-owned subsidiary of GE.

Q:
What will I receive in the merger?

A:
If we complete the merger, you will receive the number of shares of GE common stock determined by dividing $14.50 by the average GE share price and rounding to the nearest one-thousandth of a share in exchange for each share of HPSC common stock that you own. The average GE share price is defined as the average of the daily volume-weighted sales prices per share of GE common stock on the New York Stock Exchange Composite Tape for each of the 10 consecutive trading days ending on the trading day that is three calendar days prior to the merger.

For example, if the average per share price of GE stock for the valuation period were $        (which was the closing price of GE common stock on the NYSE on                         , 2003), an HPSC stockholder holding 1000 shares of HPSC common stock would receive        shares of GE common stock and $        in cash instead of fractional shares.

Q:
What happens as the market price of GE common stock fluctuates?

A:
The exchange ratio, and therefore the number of shares of GE common stock that you will receive in the merger, is based on the average GE share price, as defined above, not on the GE share price on the effective date of the merger or on the date on which your HPSC shares are exchanged for GE shares. Therefore, the value of the GE common stock you will receive in the merger may be greater than or less than $14.50 due to changes in the GE share price following the 10 trading day valuation period, which period ends on the trading day that is three calendar days prior to the effective date of the merger.

Q.
How will I know what the actual exchange ratio is?

A.
We will issue a press release prior to the special meeting that will disclose the exchange ratio, assuming that the closing of the merger occurs on the same day as the special meeting. If the closing of the merger is delayed for any reason, then the exchange ratio could change. Additionally, you can call 1-800-607-0088 to receive hypothetical information about the exchange ratio updated as of the week of your call.

Q:
Will GE issue fractional shares?

A:
GE will not issue fractional shares. In lieu of fractional shares, each holder of HPSC common stock who would otherwise have been entitled to receive a fraction of a share of GE common stock will be paid an amount in cash (without interest) rounded to the nearest cent, determined by multiplying the average GE share price by the fractional interest to which the holder would otherwise be entitled.

Q:
What do I need to do now?

A:
After carefully reviewing and considering this proxy statement/prospectus, you should submit your proxy by mail before the special meeting so that your shares are represented at the special meeting. You may also attend the special meeting scheduled to take place on                        , 2004. The board of directors of HPSC unanimously recommends voting in favor of the adoption and approval of the merger agreement and the merger.

Q:
What stockholder vote is required to approve the merger?

A:
The affirmative vote of a majority of the shares of HPSC common stock outstanding as of the record date, December            , 2003, and entitled to vote on the merger agreement is required to adopt and approve the merger agreement and the merger.

Q:
How can I vote my shares without attending the special meeting?

A:
You may vote your shares without attending the special meeting by granting a proxy to us. You can do this by mail by completing, signing and dating your enclosed proxy card and mailing it using the enclosed postage paid envelope.

Q:
If my HPSC shares are held in "street name" by my broker, will my broker vote my shares for me?

A:
Your broker will only vote your shares if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you do not provide instructions to your broker on how to vote your shares, they will not be voted. This will have the same effect as voting against the adoption and approval of the merger agreement and the merger.

Q:
What if I don't vote by proxy or at the special meeting or I abstain?

A:
If you fail to vote by proxy or at the special meeting or abstain from voting, it will have the same effect as a vote against the adoption and approval of the merger agreement and the merger.

Q:
Can I change my vote after I have mailed a signed proxy card?

A:
If you are a stockholder of record, you may revoke a previously-granted proxy and change your vote at any time before your proxy is voted at the special meeting in one of the following ways:

•
by delivering a written notice to HPSC's investor relations office that states you would like to revoke your proxy;

•
by delivering a later-dated proxy card by mail; or

•
by attending the special meeting and voting in person (merely attending the meeting will not revoke your previously-granted proxy and change your vote; you must cast a vote at the special meeting).

For shares held in the name of a bank, broker or other fiduciary, you may change your vote by submitting new voting instructions to the bank, broker or other fiduciary.

Q:
What if I receive more than one proxy card?

A:
It may mean that your shares are registered in different ways or are in more than one account. Please provide voting instructions for all proxy cards you receive to ensure that all of your shares are voted at the meeting.

Q:
Should I send in my HPSC stock certificate now?

A:
No. After we complete the merger, The Bank of New York, the exchange agent, will send you written instructions for exchanging your HPSC stock certificates for GE stock certificates. If your shares are held in "street name" by your broker, you will receive instructions from your broker as to how to cause your shares to be delivered to The Bank of New York for exchange.

Q:
When do you expect to complete the merger?

A:
We expect to complete the merger promptly after we receive HPSC stockholder approval at the special meeting and after we receive all necessary regulatory approvals.

Q:
What are the tax consequences to me of the merger?

A:
You generally will not recognize gain or loss for U.S. federal income tax purposes on the exchange of HPSC common stock for GE common stock. To review the tax consequences to HPSC stockholders in greater detail, see "The Merger—Material United States Federal Income Tax Consequences", beginning on page 36 of this proxy statement/prospectus. The tax consequences to you will depend on your particular situation. We urge you to consult your own tax advisor for an understanding of the tax consequences to you resulting from the merger.

Q:
What will happen to HPSC if we do not complete the merger?

A:
If we do not complete the merger, HPSC may be required under certain circumstances to pay GE a termination fee. In addition, significant merger-related costs incurred by HPSC, and in some instances by GE, such as legal, accounting and financial advisor fees, must be paid by HPSC if we do not complete the merger. Also, the price of HPSC common stock may decline to the extent that its current market price reflects a market assumption that we will complete the merger.

Q:
Who can I call with questions?

A:
If you would like additional copies of this proxy statement/prospectus or the enclosed proxy card or any documents incorporated by reference in or furnished with this proxy statement/prospectus, or, if you have questions about the merger, the special meeting, or how to vote by proxy, you should contact one of the following:

Morrow & Co., Inc.
445 Park Avenue, 5th Floor
New York, New York 10022
Telephone: 212-754-8000
or 800-607-0088

HPSC, Inc.
Attention: Investor Relations
60 State Street, 35th Floor
Boston, Massachusetts 02109
Telephone: 1-800-225-2488
Fax: 800-526-0259
email: info@hpsc.com

If you would like copies of any GE documents incorporated by reference in this proxy statement/prospectus, you should contact GE at the following:

GE Corporate Investor Communications
3135 Easton Turnpike
Fairfield, Connecticut 06828-0001
Telephone: 203-373-2211

SUMMARY

        For your convenience, we have provided a brief summary of certain information contained in this proxy statement/prospectus. This summary highlights selected information from this document and does not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the documents we have referred you to, including the HPSC documents furnished with this proxy statement/prospectus, the HPSC and GE documents incorporated by reference and the merger agreement, which we have attached as Appendix A. You should also see "Where You Can Find More Information" on page 58 of this proxy statement/prospectus. We have included page references parenthetically to direct you to more complete descriptions of the topics presented in the summary.

The Companies

General Electric Company

General Electric Company
3135 Easton Turnpike
Fairfield, Connecticut 06828-0001
(203) 373-2211

        GE is one of the largest and most diversified industrial corporations in the world. GE has engaged in developing, manufacturing and marketing a wide variety of products for the generation, transmission, distribution, control and utilization of electricity since its incorporation in 1892. Over the years, GE has developed or acquired new technologies and services that have broadened considerably the scope of its activities.

        GE's products include major appliances; lighting products; industrial automation products; medical diagnostic imaging equipment; motors; electrical distribution and control equipment; locomotives; power generation and delivery products; nuclear power support services and fuel assemblies; commercial and military aircraft jet engines; engineered materials, such as plastics, silicones and superabrasive industrial diamonds; and chemicals for treatment of water and process systems.

        GE's services include product services; electrical product supply houses; electrical apparatus installation, engineering, repair and rebuilding services; and through the third quarter of 2002, computer-related information services. Through its affiliate, National Broadcasting Company, Inc., GE delivers network television services, operates television stations, and provides broadcast, cable, Internet and multimedia programming and distribution services. Through another affiliate, General Electric Capital Services, Inc., GE offers a broad array of financial and other services, including consumer financing, commercial and industrial financing, real estate financing, asset management and leasing, mortgage services, consumer savings and insurance services, and specialty insurance and reinsurance.

        GE's address is 1 River Road, Schenectady, New York 12345-6999; the Company also maintains executive offices at 3135 Easton Turnpike, Fairfield, Connecticut 06828-0001.

Patriot HFS, Inc.

Patriot HFS, Inc.
3135 Easton Turnpike
Fairfield, Connecticut 06828-0001
(203) 373-2211

        Patriot HFS is a Delaware corporation and a wholly-owned subsidiary of GE. Patriot HFS was incorporated on July 23, 2003, solely for the purposes of effecting the merger with HPSC. It has not carried out any activities other than in connection with the merger agreement.

HPSC, Inc.

HPSC, Inc.
60 State Street
Boston, Massachusetts 02109
(617) 720-3600

        HPSC is a specialty finance company engaged primarily in financing licensed healthcare providers throughout the United States. HPSC was incorporated in Delaware in 1975 under the name Healthco Professional Services Corporation. On April 25, 1983, HPSC changed its name to HPSC, Inc. A majority of HPSC's revenues comes from its financing of equipment and other healthcare practice related expenses.

        HPSC provides financing, in the form of leases and notes due in installments, to the dental, ophthalmic, chiropractic, optometry, veterinary, podiatry and other medical and healthcare professions. At September 30, 2003, approximately 99% of HPSC's consolidated net investment in leases and notes consisted of financing contracts with licensed healthcare professionals. Approximately 70% of these leases and notes are for equipment financing while approximately 30% relate to practice financing, leasehold improvements, office furniture, working capital and supplies. HPSC competes in the portion of the healthcare finance market where the size of the transaction is $250,000 or less, sometimes referred to as the "small-ticket" market. The average size of an obligor's original obligation to HPSC under a contract originated by HPSC in 2003 was approximately $40,000. HPSC's finance and lease agreements are non-cancelable and provide for a full payout at a fixed interest rate over a term of 12 to 84 months. HPSC markets its financing services to healthcare providers in a number of ways, including direct marketing through trade shows, conventions, advertising, cooperative arrangements with equipment vendors, and through its sales staff located in 22 offices throughout the United States.

HPSC's Reasons for the Merger (page 21)

        In considering the proposed merger, HPSC's board of directors has evaluated, and you should evaluate, a number of factors, including the combined companies' access to low cost capital, the strategic opportunities available to the combined companies to introduce a broad choice of financial solutions to physician and dental practices and the fairness opinion of Keefe, Bruyette & Woods, Inc. After considering the alternative of continuing to operate as an independent entity, the HPSC board believes the merger is in the best long-term interests of HPSC stockholders because it provides the best opportunity to maximize the value of HPSC's common stock. See "Reasons for the Merger", beginning on page xx of this proxy statement/prospectus.

Recommendation of the HPSC Board of Directors (page 14)

        The HPSC board unanimously recommends that you vote FOR the proposal to adopt and approve the merger agreement and the merger.

The HPSC Special Meeting (page 14)

  Time, Place, Date and Purpose

        The special meeting of HPSC stockholders will be held on                        , 2004, at 10:00 a.m. local time at the offices of Day, Berry & Howard LLP, 260 Franklin Street, Boston, Massachusetts. The purpose of the special meeting is to vote upon the proposal to adopt and approve the merger agreement and the merger. You may also vote upon such other matters as may be properly brought before the HPSC special meeting or any adjournment or postponement of the special meeting.

  Record Date and Vote Required

        Only HPSC stockholders of record at the close of business on the record date, December            , 2003, are entitled to vote at the special meeting. The affirmative vote of a majority of the shares of

HPSC common stock outstanding as of the record date is required to adopt and approve the merger agreement and the merger. At the close of business on the record date, there were 4,313,947 shares of HPSC's common stock outstanding and entitled to vote at the HPSC special meeting, approximately 19.5% of which were held by directors and executive officers of HPSC and their affiliates. These directors and executive officers have indicated their intention to vote, or cause to be voted, the shares beneficially owned by them in favor of the adoption and approval of the merger agreement and the merger.

        In connection with the execution of the merger agreement, three stockholders of HPSC, who are senior executive officers and also in two cases, directors, have entered into a voting agreement with GE requiring them to vote, or cause to be voted, the shares beneficially owned by them in favor of the adoption and approval of the merger agreement and the merger. These stockholders beneficially own an aggregate of approximately 651,607 shares representing 15% of the shares entitled to vote on the merger. If all three stockholders were to exercise all presently exercisable options prior to the record date, they would beneficially own an aggregate of 1,516,607 of these shares (29.28% of the shares entitled to vote on the merger).

The Merger (page 16)

        The merger agreement is attached as Appendix A to this proxy statement/prospectus. We encourage you to read the merger agreement because it is the legal document that governs the merger. If the holders of a majority of the outstanding shares of HPSC common stock adopt and approve the merger agreement and the merger and all other conditions to the merger are satisfied or waived, Patriot HFS will merge into HPSC. As a result, HPSC will survive as a wholly-owned subsidiary of GE.

What You Will Receive (page 38)

        If we complete the merger, each outstanding share of HPSC common stock will be exchanged for the number of shares of GE common stock determined by dividing $14.50 by the average GE share price and rounding to the nearest one-thousandth of a share. The average GE share price is defined as the average of the daily volume-weighted sales prices per share of GE common stock on the New York Stock Exchange Composite Tape for each of the 10 consecutive trading days ending on the trading day that is three calendar days prior to the merger. The price of GE common stock at the time of completion of the merger may be higher or lower than the average GE price on which the exchange ratio is based. As a result, the value of the shares of GE common stock to which you become entitled on the date the merger closes may be more or less than $14.50 per share of HPSC common stock. Based upon the closing price of GE common stock as of December     , 2003 and the $14.50 exchange ratio, GE will issue            shares of GE common stock for each share of HPSC common stock held, for an aggregate of approximately                         shares of GE common stock to holders of HPSC common stock and stock options following the merger. As a result, following completion of the merger, and assuming GE does not issue any additional shares of its common stock, HPSC stockholders and optionholders would own approximately            % of the issued and outstanding shares of GE common stock.

Treatment of Outstanding Options (page 39)

        Immediately prior to the effective time of the merger, each outstanding employee or other type of stock option and each outstanding director stock option that is not vested or exercisable, will become vested and exercisable. Immediately thereafter, all outstanding options will be cancelled by HPSC. At the effective time of the merger in consideration for each cancelled option, each holder of a cancelled option will receive a number of shares of GE common stock based upon the formula described in "The Merger Agreement—Treatment of Outstanding Options", beginning on page 39 of this proxy statement/prospectus.

Opinion of HPSC's Financial Advisor (page 22)

        Keefe, Bruyette & Woods, Inc. ("KBW"), HPSC's financial advisor, delivered its opinion to the HPSC board on November 11, 2003, that the consideration to be received in the merger by holders of HPSC common stock is fair, from a financial point of view, to such holders. The full text of the KBW opinion is attached as Appendix B. You should read the KBW opinion in its entirety. The KBW opinion does not constitute a recommendation as to how you should vote with respect to the merger.

Conditions to the Merger (page 43)

        GE and HPSC will not complete the merger unless a number of conditions are satisfied or waived by them. These conditions include, among others, that:

  •
  a majority of HPSC stockholders adopt and approve the merger agreement;

  •
  the Hart-Scott-Rodino waiting period has expired or been terminated, all other required consents and approvals have been obtained and there shall be no law, injunction, or order preventing completion of the merger;

  •
  no breach of a representation or warranty that results in a material adverse effect on HPSC or GE, as the case may be, has occurred and not been waived;

  •
  each party has received a written opinion from its respective tax counsel that the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes;

  •
  there has not been any change since the date of the merger agreement that has had or could reasonably be expected to have a material adverse effect on HPSC;

  •
  there has not been any general suspension of trading on the New York Stock Exchange ("NYSE") or American Stock Exchange ("AmEx") or decline in the NYSE or AmEx composite index by more than 25%;

  •
  there have not been any terrorist incidents having a material adverse effect on HPSC; and

  •
  American Commercial Finance Corporation ("ACFC"), a wholly-owned subsidiary of HPSC, has been sold to an independent third-party, or HPSC has taken any action regarding ACFC's employees as GE may have requested.

Termination (page 44)

        HPSC and GE can agree at any time to terminate the merger agreement without completing the merger, and the merger agreement may be terminated by either party if any of the following events occur: the merger is not completed by May 15, 2004; a governmental or legal restraint prohibits the merger; the HPSC stockholders do not approve the merger agreement; HPSC enters into an agreement to effect a more favorable business combination; the waiting period under the Hart-Scott-Rodino Act has not expired or been terminated by May 15, 2004; or the other party materially breaches any of its representations, warranties or covenants under the merger agreement and does not cure the breach within five business days after receiving notice of the breach.

        In addition, GE may terminate the merger agreement if the HPSC board changes its recommendation in favor of the merger, fails to recommend against the acceptance of another party's offer for HPSC, or recommends an alternative acquisition proposal. GE may also terminate if there is a governmental claim, proceeding or investigation pending against HPSC, or if HPSC receives a negative notice regarding a breach of a financial covenant contained in any agreement relating to one of its asset securitization transactions which may lead to HPSC's termination as servicer under that transaction. For additional information regarding the circumstances under which the merger agreement may be terminated, see "The Merger Agreement—Termination", beginning on page 44 of this proxy statement/prospectus.

        If HPSC terminates the merger agreement because the board of directors of HPSC has entered into an agreement to effect a more favorable business combination, HPSC will remain obligated to hold a special meeting of stockholders for purposes of approving the merger agreement and the senior executive officers, who have signed the voting agreement, will remain obligated to vote in favor of the merger agreement under the terms of the voting agreement.

Effect of Termination (page 46)

        To compensate GE if the merger is not consummated, if the merger agreement is terminated under a variety of circumstances, HPSC must reimburse GE's reasonable out-of-pocket fees and expenses up to $1,750,000, and if HPSC enters into a business combination with a third-party within 12 months, pay a termination fee of $2,150,000. One effect of the termination fee provisions is to make it more expensive for any other potential acquiror of HPSC to acquire control of HPSC. This might discourage a potential acquiror from making an offer to acquire HPSC. For additional information regarding the circumstances under which these fees are payable, see "The Merger Agreement—Termination Fee", beginning on page 46 of this proxy statement/prospectus.

No Solicitation Of Competing Transactions (page 41)

        The merger agreement imposes conditions on HPSC's ability to solicit, encourage or participate in discussions with respect to any alternative acquisition transactions with third parties. Although HPSC's board can provide information or negotiate with third parties to the extent required by their fiduciary duties, HPSC must promptly notify GE if it receives offers or proposals for any such alternative transactions.

Interests of Certain Persons in the Merger / Conflicts of Interest (page 34)

        When you consider the HPSC board's recommendation in favor of the merger, you should be aware that a number of HPSC directors and executive officers have interests in the merger that differ from, or are in addition to, your interests. In particular:

  •
  All of the options held by HPSC's directors and executive officers, as with other optionholders, whether or not vested, will vest and convert into shares of GE common stock upon completion of the merger. The number of GE shares will be determined as described on page 39 under "The Merger Agreement—Treatment of Outstanding Options". Based upon GE's closing common stock price of $            on December     , 2003, and an average option exercise price of $            , HPSC's directors and executive officers and their affiliates would receive approximately            shares of GE common stock in exchange for their outstanding options.

  •
  All outstanding company loans to HPSC executive officers under its stock loan program to acquire stock of HPSC or pay taxes associated with stock acquired under HPSC's stock incentive plans will terminate and be forgiven because the "Change in Control" condition of the related loan agreements will be triggered by the merger. As of the date of this proxy statement/prospectus, there were loans outstanding to John Everets and Raymond Doherty in the aggregate principal amount of $376,937.

  •
  HPSC and John Everets, Raymond Doherty, and Rene Lefebvre have entered into amended employment agreements as described in "Agreements Related to the Merger—Employment Agreements", beginning on page 48 of this proxy statement/prospectus.

  •
  If we complete the merger, HPSC will be obligated to honor existing indemnification obligations of HPSC, and indemnify directors and officers of HPSC for acts or omissions occurring prior to the merger.

  •
  If we complete the merger, HPSC will be obligated to provide, at least through November 12, 2009, directors' and officers' liability insurance covering those persons who were covered by HPSC's directors' and officers' liability insurance policy as of November 12, 2003. However,

    HPSC will not be required to spend more than 200% of the annual premium currently paid by HPSC for that coverage.

Material United States Federal Income Tax Consequences (page 36)

        You generally will not recognize gain or loss for U.S. federal income tax purposes on your exchange of HPSC common stock for GE common stock. The tax consequences of the merger to you will depend on the facts of your particular situation. You are urged to consult your own tax advisor as to the specific tax consequences to you of the merger, including the applicable federal, state, local and foreign tax consequences.

Accounting Treatment (page 34)

        GE will record the merger using the purchase method of accounting in accordance with U.S. generally accepted accounting principles. This means that for financial reporting purposes, GE will treat both companies as one company beginning as of the date we complete the merger. In addition, under this method of accounting, GE will record the fair value of HPSC's assets and liabilities on its consolidated financial statements, with the remaining purchase price in excess of the fair value of HPSC's net assets recorded as goodwill.

Dissenters' Rights (page 35)

        You are not entitled to dissenters' rights or appraisal rights under the Delaware General Corporation Law in connection with the merger.

Federal Securities Laws Consequences (page 35)

        All shares of GE common stock received by you in connection with the merger will be freely transferable unless you are considered an "affiliate" of either HPSC or GE for purposes of the Securities Act of 1933. Shares of GE common stock held by these affiliates may only be sold pursuant to a registration statement or exemption under the Securities Act.

Regulatory Matters (page 35)

        Both GE and HPSC are required to file information with the Federal Trade Commission and the Antitrust Division of the Department of Justice under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the merger. We are not aware of any other governmental approvals or actions that are required to complete the merger other than compliance with federal securities laws and Delaware corporate law.

Comparison of Stockholders' Rights (page 49)

        After we complete the merger, you will become GE shareholders. Differences between HPSC's certificate of incorporation and bylaws and GE's certificate of incorporation and bylaws as well as differences between the corporate law of Delaware, under which HPSC is incorporated, and the corporate law of New York, under which GE is incorporated, will result in changes to your rights when you become GE shareholders.

SELECTED HISTORICAL FINANCIAL DATA

Selected Historical Financial Data of GE

        The following selected financial data for each of the five years in the period ended December 31, 2002, have been derived from GE's audited consolidated financial statements. The financial data as of September 30, 2003, and 2002, and for each of the nine-month periods then ended, have been derived from GE's unaudited condensed consolidated financial statements, which include, in management's opinion, all adjustments consisting of normal recurring adjustments necessary to present fairly the results of operations and financial position of GE for the periods and dates presented. This data should be read in conjunction with the respective audited and unaudited consolidated financial statements of GE, including the notes thereto, incorporated herein by reference and with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" of GE contained in or incorporated in the Annual Reports and other information that GE has filed with the SEC. See "Where You Can Find More Information", beginning on page 58 of this proxy statement/prospectus.

	Nine Months Ended September 30,		For the Year Ended December 31,
	2003	2002	2002	2001	2000	1999	1998
	(in millions, except per share amounts or as otherwise indicated)
Revenues	$97,223	$96,697	$131,698	$125,913	$129,853	$111,630	$100,469
Net Earnings	$10,442	$11,016	$14,118	$13,684	$12,735	$10,717	$9,296
Dividends Declared	$5,741	$5,370	$7,266	$6,555	$5,647	$4,786	$4,081
Return Earned on Average Share Owners' Equity (excluding effect of accounting changes)	16.1%	20.8%	25.8%	27.1%	27.5%	26.8%	25.7%
Earnings Per Share Of Common Stock (1)
Basic	$1.04	$1.11	$1.42	$1.38	$1.29	$1.09	$.95
Diluted	$1.04	$1.10	$1.41	$1.37	$1.27	$1.07	$.93
Dividends Declared Per Share (1)	$.57	$.54	$.73	$.66	$.57	$.48 2/3	$.41 2/3
Balance Sheet Data (as of the end of the period)
Total Assets	$626,933	$555,523	$575,244	$495,023	$437,006	$405,200	$355,935
Long-term Borrowings	$162,911	$134,036	$140,632	$79,806	$82,132	$71,427	$59,663
Shares Outstanding Average (in thousands) (1)	10,007,163	9,941,111	9,947,113	9,932,245	9,897,110	9,833,478	9,806,995

(1)
Reflects the three-for-one stock split effective on April 27, 2000.

Selected Historical Financial Data of HPSC

        The following table presents selected historical financial data of HPSC, Inc. for each of the five years in the period ended December 31, 2002, which data have been derived from HPSC's audited consolidated financial statements. The financial data as of September 30, 2003 and 2002, and for each of the nine-month periods then ended, have been derived from HPSC's unaudited condensed consolidated financial statements that include, in management's opinion, all adjustments, consisting of normal recurring adjustments, necessary to present fairly the results of operations and financial position of HPSC for the periods and dates presented. We are providing the following HPSC selected historical consolidated financial information to aid you in your analysis of the financial aspects of the merger. The following information is only a summary and should be read together with HPSC's audited and unaudited consolidated financial statements, the related notes and the discussion contained in HPSC's Annual Report on Form 10-K/A and Quarterly Report on Form 10-Q furnished with this proxy statement/prospectus and with the "Management's Discussion and Analysis of Financial Condition and Results of Operations of HPSC" contained in or incorporated in these reports and other information that HPSC has furnished with this proxy statement/prospectus or filed with the SEC. See "Where You Can Find More Information", beginning on page 58 of this proxy statement/prospectus.

	Nine Months Ended		Twelve Months Ended
	Sept 30, 2003	Sept 30, 2002	Dec 31, 2002	Dec 31, 2001	Dec 31, 2000	Dec 31, 1999	Dec 31, 1998
	(in thousands, except share and per share data)
Statement of Operations Data
Revenues:
Earned income on leases and notes	$50,849	$49,380	$65,726	$63,494	$50,331	$40,551	$33,258
Gain on sales of leases and notes	3,453	10,791	15,804	5,990	8,796	4,916	4,906
Provision for losses	(7,696)	(8,430)	(11,448)	(9,409)	(9,218)	(4,489)	(4,201)

Net Revenues	46,606	51,741	70,082	60,075	49,909	40,978	33,963
Net Income (Loss)	$975	$4,607	$6,466	$(1,533)	$(2,371)	$2,273	$1,895

Net Income (Loss) per share—Basic	$0.23	$1.14	$1.59	$(0.39)	$(0.61)	$0.60	$0.51

Net Income (Loss) per share—Diluted	$0.22	$1.06	$1.49	$(0.39)	$(0.61)	$0.51	$0.45

Shares Used to Compute Net Income (Loss) per Share—Basic	4,183,537	4,052,373	4,064,404	3,965,378	3,879,496	3,766,684	3,719,026
Shares Used to Compute Net Income (Loss) per Share-Diluted	4,463,406	4,327,059	4,339,846	3,965,378	3,879,496	4,436,476	4,194,556
	Sept 30, 2003	Dec 31, 2002	Dec 31, 2001	Dec 31, 2000	Dec 31, 1999	Dec 31, 1998
	(in thousands)
Balance Sheet Data
Cash and cash equivalents	$40	$51	$698	$—	$—	$3,666
Restricted cash	30,617	29,633	28,786	115,085	14,924	9,588
Lease and notes receivable	813,623	698,923	721,452	650,991	446,699	344,836
Unearned income	158,222	138,959	143,829	126,769	94,228	73,019
Total Assets	715,825	614,715	632,643	661,299	386,572	298,956
Revolving credit borrowings	71,869	43,437	52,000	49,000	70,000	49,000
Senior notes, net of discount	550,306	473,830	497,408	525,737	227,445	174,541
Subordinated debt	14,960	17,960	19,985	19,985	20,000	20,000
Accumulated other comprehensive loss, net of tax	7,014	9,745	8,979	—	—	—
Total Stockholders Equity	37,020	32,383	26,606	37,120	39,106	36,800

Comparative Per Share Data

        The following tables present historical per share data of HPSC and GE as of and for the nine and twelve months ended September 30, 2003, and December 31, 2002, respectively. You should read this data along with the historical consolidated financial statements and the related notes of GE and HPSC incorporated by reference into this proxy statement/prospectus and, with respect to HPSC, furnished herewith.

        Because the number of shares of GE common stock to be issued in the merger will not be known until the trading day that is three calendar days prior to the completion of the merger, HPSC's equivalent per share data cannot be computed at this time. That information will be available via telephone, toll-free, at 800-607-0088. Hypothetical HPSC equivalent per share data is presented below using the closing sale price of a share of GE common stock on                        which was $            and a resulting hypothetical exchange ratio of            . The hypothetical HPSC equivalent per share data was calculated by multiplying the actual GE per share data by the hypothetical exchange ratio of            . No pro forma GE information giving effect to the merger is presented because the merger will not materially change the GE historical amounts presented.

        HPSC historically has not paid cash dividends on its common shares.

	Nine Months Ended September 30, 2003	Year Ended December 31, 2002
HPSC Historical
Earnings per share, diluted	$0.22	$1.49
Book Value per share (as of end of period)	$8.58	$7.84
GE Historical
Earnings per share, diluted	$1.04	$1.41
Dividends declared per share	$0.57	$0.73
Book Value per share (as of end of period)	$7.22	$6.39
Hypothetical HPSC Equivalent
Earnings per share, diluted
Dividends declared per share
Book Value per share (as of end of period)

Comparative Stock Prices and Dividends

        GE common stock is listed and traded on the NYSE under the symbol "GE". HPSC common stock is listed and traded on the AmEx under the symbol "HDR". The following table sets forth, for the periods indicated, the high and low sales prices per share of GE common stock as reported by the New York Stock Exchange and per share of HPSC common stock as reported by the American Stock

Exchange. The table also sets forth the quarterly cash dividends per share declared by GE with respect to its common stock. HPSC has not paid dividends with respect to its common stock.

	GE COMMON STOCK(1)					HPSC COMMON STOCK
	High		Low		Dividends	High	Low
2000
First Quarter		$54.96		$41.67	$0.13 2/3	$10.00	$7.13
Second Quarter		$55.98		$47.69	$0.13 2/3	$9.63	$7.00
Third Quarter		$60.50		$49.50	$0.13 2/3	$8.75	$6.63
Fourth Quarter		$59.94		$47.19	$0.16	$6.93	$5.30
2001
First Quarter		$47.99		$35.98	$0.16	$6.75	$6.00
Second Quarter		$52.90		$38.57	$0.16	$8.80	$6.50
Third Quarter		$49.59		$28.25	$0.16	$8.45	$6.80
Fourth Quarter		$41.59		$35.88	$0.18	$8.15	$6.50
2002
First Quarter		$41.84		$34.49	$0.18	$7.30	$6.51
Second Quarter		$37.80		$27.42	$0.18	$10.00	$6.60
Third Quarter		$32.98		$23.02	$0.18	$9.16	$8.30
Fourth Quarter		$27.98		$21.40	$0.19	$8.25	$7.70
2003
First Quarter		$28.00		$21.30	$0.19	$8.69	$6.95
Second Quarter		$31.66		$25.50	$0.19	$9.95	$6.86
Third Quarter		$32.42		$26.90	$0.19	$9.75	$8.65
Fourth Quarter through December	$		$

(1)
Reflects the three-for-one stock split effective April 27, 2000.

        On November 11, 2003, the last trading day prior to the public announcement of the execution of the merger agreement, the last sales price of HPSC common stock was $9.09 per share and the last sales price of GE common stock was $28.11 per share, as reported on the AmEx Composite Tape and the NYSE Composite Tape, respectively. On                        , 2003 the most recent practicable trading day prior to the printing of this proxy statement/prospectus, the last sales price of HPSC common stock was $            per share and the last sales price of GE common stock was $            per share, as reported on the AmEx Composite Tape and the NYSE Composite Tape, respectively. The market prices of shares of HPSC common stock and GE common stock are subject to fluctuation. As a result, stockholders are urged to obtain current market quotations. On                        , 2003 there were approximately                        shares of HPSC common stock outstanding and on                         , 2003 there were approximately            shares of GE common stock outstanding.

GE Dividend Policy

        The holders of GE common stock receive dividends if and when declared by the GE board of directors out of funds legally available therefor. GE expects to continue paying quarterly cash dividends on its common stock. The declaration and payment of dividends after the merger will depend upon business conditions, operating results and the GE board of directors' consideration of other relevant factors. GE declared dividends of $7.3 billion in 2002, or approximately 50% of GE's 2002 consolidated earnings. Per share dividends declared of $0.73 in 2002 increased 11% from 2001.

GE Stock Purchase Program

        By December 2002, GE had purchased and placed into treasury 1.1 billion shares of its common stock having an aggregate cost of $22.7 billion under a share repurchase program begun in December 1994. GE's board of directors has authorized GE to repurchase up to $30 billion of GE common stock under the share repurchase program. Repurchased shares are from time to time reissued upon the exercise of employee stock options, conversion of convertible securities and for other corporate purposes.

THE HPSC SPECIAL MEETING

        This proxy statement/prospectus is being mailed on or about December            , 2003 to holders of record of HPSC common stock as of the close of business on December            , 2003, and constitutes notice of the HPSC special meeting in conformity with the requirements of the General Corporation Law of the State of Delaware. It is accompanied by a proxy card furnished in connection with the solicitation of proxies by the HPSC board for use at the special meeting and at any adjournments or postponements of the special meeting.

Date, Time and Place of the Special Meeting

        The HPSC special meeting is scheduled to be held as follows:

                            , 2004
    10:00 a.m., local time
    at the offices of Day, Berry & Howard LLP
    260 Franklin Street
    Boston, Massachusetts 02110

Matters to be Considered at the HPSC Special Meeting

        The purpose of the special meeting of HPSC's stockholders is to consider and vote upon a proposal to adopt and approve the merger agreement and the merger. You may also consider and vote upon such other matters as may be properly brought before the HPSC special meeting, including any adjournment or postponement of the special meeting. The merger cannot occur unless the holders of a majority of HPSC's outstanding common stock as of the record date vote in favor of the proposal to adopt and approve the merger agreement and the merger.

        THE HPSC BOARD OF DIRECTORS UNANIMOUSLY DETERMINED THAT THE MERGER AGREEMENT, AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, WERE ADVISABLE AND IN THE BEST INTERESTS OF HPSC AND ITS STOCKHOLDERS, UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER, AND UNANIMOUSLY RECOMMENDED A VOTE FOR ADOPTION AND APPROVAL OF THE MERGER AGREEMENT AND THE MERGER.

Record Date for the HPSC Special Meeting and Voting Rights

        Only holders of record of HPSC common stock at the close of business on the record date, December            , 2003, are entitled to notice of, and to vote at, the special meeting. At the close of business on the record date, there were 4,313,947 shares of HPSC common stock outstanding held by approximately 83 holders of record. Each holder of record of HPSC common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the special meeting. As of the record date, HPSC's executive officers and their affiliates held approximately 15% of the outstanding shares of HPSC common stock. The executive officers of HPSC have entered into a voting agreement with GE requiring them to vote, or cause to be voted, the shares beneficially owned by them in favor of the adoption and approval of the merger agreement and the merger, as described under the heading "Agreements Related to the Merger—Voting Agreement", beginning on page 47 of this proxy statement/prospectus.

Quorum; Required Votes; Abstentions and Broker Non-Votes

        The presence, in person or by proxy, of the holders of a majority of the outstanding shares of HPSC common stock entitled to vote at the special meeting is necessary to constitute a quorum. Abstentions and broker non-votes, which are executed proxies returned by a broker holding shares in street name that indicate that the broker has not received voting instructions from the beneficial owner of the shares and does not have discretionary authority to vote the shares with respect to the adoption and approval of the merger agreement and the merger, will be counted for purposes of determining whether a quorum exists.

        Adoption and approval of the merger agreement and the merger requires the affirmative vote of a majority of the shares of HPSC common stock outstanding as of the record date and entitled to vote.

        All properly executed proxies delivered and not properly revoked will be voted at the special meeting as specified in such proxies. If you do not specify a choice, your shares represented by a signed proxy will be voted "FOR" the adoption and approval of the merger agreement and the merger. The failure to submit a vote by proxy card or in person at the special meeting, an abstention and broker non-votes will have the same effect as a vote "AGAINST" the adoption and approval of the merger agreement and the merger.

Proxies; Solicitation of Proxies

        To vote by proxy, you should complete your proxy card and mail it in the enclosed postage prepaid envelope. If your shares are held in an account at a brokerage firm, bank or other fiduciary, you must direct them how to vote your shares. Your broker, firm, bank or other fiduciary will vote your shares only if you provide directions stating how to vote by following the instructions provided to you by your broker or bank.

        HPSC does not expect that any matter other than adoption and approval of the merger agreement and the merger will be brought before the special meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters.

        The solicitation of proxies may include mail, telephone, facsimile and electronic mail. The cost of the solicitation of proxies from holders of HPSC common stock and all related costs will be borne by HPSC. HPSC has retained a proxy solicitor, Morrow & Co., Inc., to assist in the solicitation of proxies for the special meeting at an estimated cost to HPSC of $       , plus reimbursement of reasonable expenses. In addition, HPSC may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telecopy, e-mail or personal solicitation by directors, officers or other regular employees of HPSC. No additional compensation will be paid to directors, officers or other regular employees for these services.

        You should not send in any HPSC stock certificates with your proxy card. The exchange agent will mail a transmittal letter to you containing instructions for the surrender of HPSC stock certificates as soon as practicable after completion of the merger.

Revocability of Proxies

        You may revoke and change your vote at any time prior to the special meeting by:

  •
  notifying HPSC in writing at 60 State Street, Boston, Massachusetts 02109, Attention: Investor Relations, that you would like to revoke your proxy;

  •
  submitting another proxy with a later date by mail; or

  •
  appearing in person and voting at the special meeting (merely attending the special meeting will not revoke your previously-granted proxy and change your vote; you must cast a vote at the special meeting).

        If your shares are held in the name of a bank, broker or other fiduciary, you may change your vote by submitting voting instructions to that person.

THE MERGER

        This section of the proxy statement/prospectus describes material aspects of the proposed merger. While we believe that the description covers the material terms of the merger, this summary may not contain all the information that is important to you. You should therefore carefully read this entire proxy statement/prospectus and the other documents we refer to, including the merger agreement attached as Appendix A and incorporated by reference for a more complete understanding of the merger.

Structure of the Merger

        If the HPSC stockholders adopt and approve the merger agreement and the merger, and all other conditions to the merger agreement are satisfied, Patriot HFS, a wholly-owned subsidiary of GE, will merge with and into HPSC. As a result, Patriot HFS will cease its separate corporate existence and become a part of HPSC, the surviving corporation, which will be a wholly-owned subsidiary of GE. We currently anticipate that we will complete the merger promptly after the special meeting of stockholders, if we receive the requisite stockholder approval at the special meeting and have received all necessary regulatory approvals.

Background of the Merger

        As its business has grown, HPSC has confronted two major challenges. The first is how to compete against larger competitors, which have lower cost of capital. The second is how to finance the growth of its portfolio.

        HPSC's board of directors has regularly evaluated different strategies for dealing with these challenges. HPSC has utilized a number of debt financing methods, including bank loans, asset securitizations and subordinated loans to finance its growth and lower its cost of capital. This indebtedness, however, has increased HPSC's leverage and has not lowered HPSC's cost of capital to the levels of its strongest competitors. The board has also considered seeking additional equity financing for HPSC. The depressed public equity market of the last three years, and particularly the difficult market for smaller financing companies, has meant that a public stock offering would be hard to achieve in a timely fashion. Similarly, a private equity offering would have been costly and dilutive to existing stockholders.

        The board of directors has also, during the last four years, addressed these challenges by considering strategic partnerships and the sale of the business. To that end, HPSC engaged investment bankers and held discussions with possible strategic partners regarding business combinations.

        In May 2000, HPSC engaged CIBC World Markets Corp. ("CIBC") to serve as HPSC's financial advisor regarding a potential sale of HPSC. CIBC prepared an informational brochure about HPSC and distributed it to over fifty potentially interested parties. HPSC signed confidentiality agreements with those parties that were interested in conducting further due diligence. These companies were GE, a major bank holding company, a major multinational manufacturer and finance company and a regional bank. Each performed limited due diligence at this time. Of these companies, only the multinational manufacturer and finance company expressed interest in continuing discussions after completion of preliminary due diligence. John Everets, the Chairman and CEO of HPSC, met with representatives of this multinational manufacturer and finance company who orally indicated an interest in acquiring HPSC but did not pursue that interest. No further discussions were held with this potential acquiror.

        In January 2001, HPSC signed an engagement letter with US Bancorp Piper Jaffrey, as HPSC's agent, with respect to three specified parties potentially interested in a transaction with HPSC. Pursuant to this arrangement, Mr. Everets spoke to a major diversified U.S. finance company, a bank related equipment finance company and a healthcare equipment financing company. Only the healthcare equipment financing company expressed any interest beyond the initial contact. Mr. Everets, Rene Lefebvre, the Chief Financial Officer of HPSC, and representatives of Hill & Barlow, P.C., the then counsel to HPSC, traveled to the healthcare financing company's offices to conduct due diligence. After HPSC's due diligence was completed and after discussions between Mr. Everets and the board of directors of HPSC, the board of directors determined that the healthcare equipment financing company would not be a good candidate for further discussions about a combination because of the complexity of its financial structure, the uncertain quality of a number of its fields of business in which HPSC had no operations or experience, and its thinly traded stock.

        In July 2001, HPSC signed an engagement letter with Tucker Anthony Incorporated, as HPSC's agent, with respect to a potential transaction with five specified parties. When contacted, none of these entities expressed any interest in entering into a transaction with HPSC.

        In July 2001, Mr. Everets received an expression of interest from, and signed a confidentiality agreement with, a major brokerage firm regarding a potential acquisition of HPSC by the financial services division of the brokerage firm. Discussions with this brokerage firm were halted after September 11, 2001, and not resumed.

        From time to time during the period from 1999 through 2002, Keefe, Bruyette & Woods, Inc. ("KBW") also served as an informal investment advisor to HPSC and, in that capacity, identified parties that had potential interest in acquiring HPSC. These included two banks; however, neither of these parties expressed any interest beyond an initial inquiry.

        In August 2002, Mr. Everets was contacted by Mark Kuntze, a Vice President of Business Development/Mergers and Acquisitions of GE Healthcare Financial Services, Inc. ("GE HFS") regarding a potential transaction involving HPSC and GE HFS. Mr. Everets subsequently met with Mr. Kuntze and Ray Lewis, the Managing Director of Business Development of GE HFS on August 14, 2003. Messrs. Kuntze and Lewis indicated GE HFS's preliminary interest in acquiring HPSC.

        On January 29, 2003, Gordon Olivant, Mr. Lewis's successor as Managing Director of Business Development of GE HFS, and Mr. Kuntze met with Mr. Everets to discuss the potential acquisition of HPSC by GE.

        On February 19, 2003, KBW met with GE's financial advisor, Sandler O'Neill ("Sandler O'Neill"), to discuss generally GE's interest in HPSC.

        On February 27, 2003, KBW met with the HPSC board of directors to discuss the preliminary indication of interest that HPSC had received from GE and discussions KBW had held with Sandler O'Neill.

        On March 11, 2003, GE signed a confidentiality agreement with HPSC in order to conduct due diligence regarding a potential transaction. GE had previously conducted limited due diligence on HPSC in May 2000, as noted above.

        On March 20, 2003, HPSC formally signed an engagement letter with KBW for KBW to provide financial advisory and investment banking service in connection with the sale of HPSC's business.

        On March 20, 2003, Messrs. Olivant and Kuntze contacted Mr. Everets to discuss the potential acquisition of HPSC by GE at a proposed price of $13.00 per share.

        On March 28, 2003, the board of directors of HPSC held a telephonic meeting at which Mr. Everets briefed the directors on GE's proposed valuation of HPSC. He indicated that he expected to receive soon a more detailed proposal from GE.

        On April 4, 2003, Rick Wassmundt, a Principal of KBW, met with Sandler O'Neill to discuss GE's initial proposal and valuation methodology.

        On April 15, 2003, Messrs. Olivant and Kuntze from GE HFS, Messrs. Everets and Lefebvre from HPSC, Mr. Wassmundt and Peter Wirth, Executive Vice President and Co-Head of Investment Banking, of KBW, and Brian Sterling, a Principal of Sandler O'Neill, attended a meeting in New York City to discuss further GE's interest in acquiring HPSC. A range of potential prices for HPSC was discussed but Mr. Everets rejected as inadequate the price proposed by GE.

        Following the April 15, 2003 meeting, GE orally increased its price proposal, ultimately to $14.50 per share. These price increases were negotiated in telephone conversations between Messrs. Everets, Kuntze and Olivant.

        From May 6 to May 10, 2003, GE and its representatives, including Gibson, Dunn & Crutcher LLP, New York, New York, counsel to GE, conducted extensive due diligence on HPSC at the offices of HPSC's counsel, Day, Berry & Howard LLP.

        On May 15, 2003, KBW again reported to the board of directors regarding the status of GE's interest in a transaction. KBW offered a preliminary analysis of the price and proposed transaction structure orally offered by GE. The board discussed the merits of continuing to operate independently, noting HPSC's needs for equity capital and liquidity, versus entering into a transaction to sell HPSC. The board also considered the price offered and the structure of the proposed transaction, including the proposal that the transaction be structured as a stock-for-stock exchange. HPSC's counsel, Day, Berry & Howard, advised the board regarding its fiduciary duties in connection with such a third-party transaction.

        On June 26, 2003, the board held a telephonic meeting in which they discussed the status of GE's continuing interest in a transaction with HPSC. Mr. Everets expressed his belief that HPSC remained very interested.

        On July 9, 2003, GE presented HPSC with a draft merger agreement.

        On July 15, 2003, the board of directors of HPSC held a telephonic board meeting in which they discussed the proposed transaction with GE. Mr. Everets noted that HPSC had received a first draft of the proposed transaction documents from Gibson, Dunn & Crutcher and that although the documents did not contain a price, he had no reason to believe that the proposed price had changed from that previously discussed. Mr. Everets informed the board that the transaction documents were being reviewed by Day, Berry & Howard and said that he would keep the board informed as negotiations proceeded.

        On July 17, 2003, the board of directors of HPSC held a telephonic meeting. Mr. Everets indicated to the directors that GE was interested in moving forward to negotiate agreements based on the previously proposed terms. Mr. Everets said, however, that GE was continuing its due diligence review of HPSC and, as part of that review, had requested that its independent auditors meet with HPSC's independent auditors to discuss accounting due diligence questions relating to HPSC's term asset securitization facilities. The issue to be discussed by the auditors related to whether HPSC had properly accounted under Statement of Financial Accounting Standards No. 140 ("SFAS 140") for certain transactions in HPSC's term asset securitization facilities as sales of financing contracts or whether the proper accounting for these transactions under SFAS 140 should have been as loans secured by financing contracts. If HPSC's sale accounting treatment for these transactions were determined to be incorrect, HPSC would be required to restate certain of its financial statements for prior periods to add back to its balance sheet financing contracts that it had accounted for as sold. If required, a restatement would also affect HPSC's reported earnings for some prior periods.

        On July 17, 2003, HPSC's counsel, Day, Berry & Howard, began negotiation of the merger agreement with GE's counsel, Gibson, Dunn & Crutcher.

        On July 21, 2003, the board of directors and audit committee of HPSC held a joint meeting. The board discussed the status of the proposed transaction with GE. KBW indicated that it was trying to obtain an increased price through communication with GE's investment banker, Sandler O'Neill. KBW reviewed the proposed transaction with GE in detail, updating the board from the previous discussion at the May 15, 2003 board meeting. Lawyers from Day, Berry & Howard advised the directors regarding their fiduciary duties. At this meeting, the board and audit committee discussed further the potential SFAS 140 accounting issue under HPSC's two term asset securitization facilities.

        In the week following July 21, 2003, Messrs. Everets and Lefebvre of HPSC and Day, Berry & Howard continued to negotiate the terms of the proposed transaction documents with Messrs. Olivant and Kuntze of GE HFS and GE's counsel, Gibson Dunn & Crutcher.

        The HPSC board of directors held a telephonic meeting on July 24, 2003, to update the directors on the status of the negotiations with GE. At this time Mr. Everets noted that GE continued to perform its due diligence investigation of HPSC.

        On July 25, 2003, HPSC, after consultation with its auditors, determined that the documentation relating to HPSC's term asset facilities contained a technical problem that made the assets sales in the facilities ineligible for sale treatment under SFAS 140 and that, as a result, HPSC would be required to restate certain of its financial statements. HPSC indicated that it had not yet been able to determine which prior periods' financial results would be required to be restated. During this period, the board of directors was furnished with the revised proposed GE transaction documents, including the draft merger agreement and a voting agreement proposed to be entered into among GE, Mr. Everets, Mr. Doherty and Mr. Lefebvre.

        On the morning of July 29, 2003, the board of directors held a telephonic meeting to discuss the proposed restatement of HPSC's financials, the final proposed transaction documents and to consider KBW's financial analysis of the transaction. Day, Berry & Howard further advised the board of their fiduciary duties in connection with the transaction and discussed the proposed transaction documents in detail, including price, transaction structure, termination fees and expenses and the potential impact of the proposed restatement on the transaction. Also discussed were GE's proposals concerning employee retention arrangements and proposed employment agreements for HPSC's three senior executives.

        Later on July 29, 2003, GE informed HPSC that it was not prepared to go forward with the proposed transaction and that any negotiations could not resume until HPSC had completed the proposed restatement of its financials and GE had had an opportunity to complete its due diligence review of HPSC, including review of the restated financials.

        On August 5, 6 and 13, 2003, the board of directors of HPSC held telephonic board meetings. In each of those meetings, Mr. Everets updated the directors on the status and scope of the proposed restatement.

        On August 13, 2003, HPSC filed restated financial statements with the U.S. Securities and Exchange Commission for the periods from the fourth quarter of 2000 through the first quarter of 2003 to account properly under SFAS 140 for the transactions that were ineligible for sale treatment in its term asset securitization facilities.

        The board of directors held a meeting on September 15, 2003. Messrs. Wassmundt and Wirth of KBW updated their analysis of the proposed transaction with GE for the board, discussing the restatement process, HPSC stock price performance and the effect of the restatement on reported earnings. KBW also reviewed merger and acquisition activity involving specialty finance businesses.

        In September 2003, Mr. Everets was approached informally by Credit Suisse First Boston ("CSFB") about an indication of interest in a possible acquisition of HPSC that CSFB had received from a multinational equipment manufacturer and finance company. On October 2, 2003, HPSC and this multinational company signed a confidentiality agreement. On October 16, 2003, the multinational company's representatives conducted due diligence on HPSC at the offices of Day, Berry & Howard. Following the due diligence, Mr. Everets met with the head of the financial services division of this multinational company in Boston on November 6, 2003. At that meeting the division head indicated that his company had an interest in pursuing an acquisition of HPSC, but he offered no price or other terms. Mr. Everets indicated to him that there was another possible transaction that was advancing quickly and that his company would have to provide a formal expression of interest soon in order to be competitive. No written proposal was ever received from the multinational company.

        On October 6, 2003, General Electric Capital Corporation, an affiliate of GE HFS, purchased a $28 million pool of financing contracts from HPSC in an arms-length transaction. HPSC used the proceeds from this transaction to pay down borrowings under its revolving line of credit with Foothill Capital, and as a result, HPSC was able to increase its funds available to support new business. This asset sale transaction was fully negotiated on market-based terms and subject to customary conditions.

        On October 20, 2003, the board of directors held a telephonic meeting at which Mr. Everets discussed the need for additional capital to meet HPSC's liquidity requirements. The need for additional liquidity was driven by the growth of HPSC's business and reduced loan advance rates caused by tighter financial covenants in HPSC's conduit asset securitization facility, which had been renewed in June 2003. Mr. Everets discussed possible sources of such capital, all of which were expensive and involved substantial dilution of existing stockholders or risk of not closing. Mr. Everets indicated that HPSC was still having periodic telephone conversations with Messrs. Olivant and Kuntze of GE HFS about GE's continuing interest in acquiring HPSC and the status of GE's ongoing due diligence investigation of HPSC.

        In late October 2003, Mr. Everets received a preliminary expression of interest regarding a possible transaction from a multinational specialty finance company referred to HPSC by KBW. A representative of this company arranged to meet with Mr. Everets on November 13, 2003, but he did not tender any formal expression of interest or discuss the terms of any offer prior to the execution of the merger agreement with GE on November 12, 2003. This company did not enter into a confidentiality agreement with HPSC, nor did it perform any due diligence.

        On October 29, 2003, the board of directors held a telephonic meeting at which Mr. Everets indicated that he had been engaged in ongoing conversations with Messrs. Olivant and Kuntze of GE HFS and that GE expected to continue its due diligence investigation of HPSC in connection with the proposed acquisition of HPSC by GE.

        The board of directors held a telephonic meeting on November 6, 2003, at which Mr. Everets advised the directors that Messrs. Olivant and Kuntze of GE HFS had called on November 2, 2003, to say that GE proposed to resume negotiations with the goal of reaching a definitive agreement regarding the acquisition of HPSC by GE.

        Between November 6 and November 11, 2003, HPSC's counsel, Day, Berry & Howard, negotiated a definitive merger agreement with GE and its counsel, Gibson, Dunn & Crutcher.

        On November 11, 2003, the board of directors held a meeting to consider the final terms of the proposed transaction with GE. Mr. Wassmundt of KBW and lawyers from Day, Berry & Howard participated in the discussions of the GE proposal. Lawyers from Day, Berry & Howard reviewed the significant terms of the merger agreement and summarized the board's fiduciary duties in connection with the proposed transaction. The board of directors also discussed GE's proposals regarding HPSC employees and reviewed drafts of employment agreements for HPSC's three senior executives. Mr. Wassmundt of KBW then presented KBW's financial analyses with respect to the proposed business combination with GE. Following this presentation, KBW delivered its written opinion that, as of that date and based upon and subject to certain assumptions and matters set forth in the opinion, the consideration to be received in the merger is fair from a financial point of view to the holders of HPSC common stock. KBW's opinion letter is attached to this proxy statement/prospectus as Appendix B and summarized under "—Fairness Opinion of Keefe, Bruyette & Woods, Inc.", on page 22 of this proxy statement/prospectus. Following the presentations and further discussions, including full consideration of the status of alternative expressions of interest and prospects for HPSC if it continued to operate as an independent company, the HPSC board unanimously determined that the merger agreement, and the transactions contemplated thereby, were advisable, fair and in the best interests of HPSC and its stockholders, unanimously adopted and approved the merger agreement and the transactions contemplated thereby, and unanimously recommended that stockholders of HPSC approve the merger.

        On November 12, 2003, in a telephone conference call among lawyers from Day, Berry & Howard and Gibson, Dunn & Crutcher, Messrs. Olivant and Kuntze of GE HFS, GE and Mr. Everets of HPSC, executed signature pages for the merger agreement and related documents were exchanged.

        On November 12, 2003, prior to the opening of the AmEx and NYSE, GE and HPSC issued a joint press release announcing the execution of the merger agreement.

Reasons for the Merger

        GE's Reasons for the Merger.    Senior management of GE Commercial Finance, acting pursuant to authority delegated by the Acquisition Committee of the GE board of directors, approved the merger agreement on November 4, 2003, after GE HFS's senior management discussed the business, assets, liabilities, results of operations and financial performance of HPSC, the complementary nature of certain of HPSC's products and capabilities and those of GE HFS, the expectation that HPSC could readily be integrated with GE HFS, and the potential benefits that could be realized as a result of such integration.

        HPSC's Reasons for the Merger.    The HPSC board of directors believes that the merger is fair to HPSC's stockholders and in their best interests, and has unanimously recommended the adoption and approval of the merger, the merger agreement and related agreements. In reaching its determination to approve the merger, the HPSC board of directors considered a number of factors. The following summarizes the material factors the HPSC board of directors considered:

  •
  the difficulty of financing the continuing growth of HPSC's business;

  •
  the highly competitive nature of the marketplace for healthcare financing companies, particularly the competitive pressure from larger financing companies with a lower cost of capital;

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  the alternatives to the transaction with GE, including continuing as an independent entity or entering into a combination with another company;

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  the likelihood that the value of the consideration to be received by stockholders in the merger would exceed the stockholder value that could be delivered if HPSC were to continue to operate as an independent entity;

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  the likelihood of entering into a combination with another company on terms that would be more favorable to the stockholders than the terms proposed by GE;

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  the possible synergies to be realized from a merger with GE, including the opportunity for the combined businesses of HPSC and GE to employ GE's significant financial and technical resources; to help expand the market for HPSC's current products; to offer a broader suite of products and services; and to benefit immediately and in the long term from GE's global sales and marketing presence;

  •
  the opportunity for HPSC's stockholders to continue to participate in the potential future growth and success of HPSC and GE;

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  the likelihood of completing the merger, given the need for relatively few regulatory approvals or consents, and the favorable prospects for receiving these necessary approvals and consents and completing the merger;

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  the fact that the consideration to be received by HPSC stockholders in the merger is expected to be tax-free to those stockholders for U.S. federal income tax purposes;

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  the historical market prices and recent trading activity of shares of HPSC common stock and GE common stock, including the fact that the offer price per share of HPSC common stock implied by the exchange ratio represents a significant premium to the market price of HPSC common stock at the time the merger agreement was executed;

  •
  the fact that the GE common stock pays a dividend, which adds to the merger consideration; and

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  the opinion of KBW, HPSC's financial advisor, that the exchange ratio set forth in the merger agreement is fair, from a financial point of view, to holders of HPSC common stock.

        The HPSC board of directors also considered and balanced against the potential benefits of the merger a number of potentially adverse factors concerning the merger, including the following:

  •
  the opportunities for growth and the potential for increased stockholder value if HPSC were to stay independent and realize its strategic plan and financial projections over the next five years;

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  the risk that that the merger might not be completed in a timely manner or at all;

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  the requirement that HPSC pay GE a $2,150,000 termination fee under certain conditions as described in "The Merger Agreement—Termination Fee", beginning on page 46 of this proxy statement/prospectus;

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  the requirement that HPSC reimburse GE for up to $1,750,000 of its expenses as described in "The Merger Agreement—Termination Fee", beginning on page 46 of this proxy statement/prospectus;

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  the requirement that HPSC must submit both the GE proposal and a more favorable business combination to the HPSC stockholders for a vote, if a more favorable business combination is presented;

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  the risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to implement the merger; and

  •
  the possibility that customer service could be adversely affected by the merger.

        In addition to the factors set forth above, in considering the proposed merger, HPSC's board of directors has evaluated, and you should evaluate, the value of GE shares you would receive at the effective time of the merger. Based on GE's closing price of $            as of                        and the implied exchange ratio of            , you currently would receive approximately             GE shares for each HPSC share you hold. The actual number of shares that you will receive at the closing of the merger, if it is approved by the HPSC stockholders, could be more or less than            depending on the daily volume-weighted sales price per share for GE's common stock during the 10 trading day valuation period ending three calendar days prior to the merger.

        In light of the wide variety of factors that the HPSC board of directors considered in connection with its evaluation of the merger agreement and the complexity of these matters, the HPSC board of directors did not quantify or otherwise assign relative weights to the factors it considered. In addition, individual members of the HPSC board may have given different weights to different factors. However, the HPSC board as a whole made its determinations and recommendations based on the totality of the information presented to and considered by it. After considering the foregoing factors, the HPSC board of directors has determined that the benefits of the merger outweigh the risks and the merger agreement and the merger are advisable and in the best interests of HPSC and its stockholders. Accordingly, the board unanimously recommends that you vote FOR adoption and approval of the merger agreement and the merger.

        In considering the proposed merger, the directors of HPSC were aware of the interests of certain officers and directors in the merger described under "—Interests of Certain Persons in the Merger/Conflicts of Interest", beginning on page 34 of this proxy statement/prospectus.

Fairness Opinion of Keefe, Bruyette & Woods, Inc.

        Pursuant to a letter agreement dated as of March 20, 2003, HPSC engaged Keefe Bruyette & Woods, Inc. ("KBW") to act as financial advisor to HPSC's board of directors. The HPSC board of directors selected KBW based on KBW's reputation and experience in the financial services sector. KBW focuses on providing merger and acquisition advisory services to banking and financial service holding companies. In this capacity, KBW is continually engaged in valuing these businesses and maintains an extensive database of mergers and acquisitions information for comparative purposes. At the meeting of the HPSC board of directors on November 11, 2003, KBW rendered its opinion that, as of November 11, 2003, based upon and subject to the various factors and assumptions described in the KBW opinion, the consideration to be received in the merger by holders of HPSC common stock was fair, from a financial point of view, to such holders.

        KBW's opinion, which describes the assumptions made, matters considered and limitations on the review undertaken by KBW, is incorporated by reference and attached as Appendix B to this proxy statement/prospectus. You are urged to, and should, read the KBW opinion carefully and in its entirety. The KBW opinion is directed to the HPSC board of directors and addresses only the fairness of the consideration to be received by you in the merger, from a financial point of view, to you, as of the date of the opinion. The KBW opinion does not address any other aspect of the merger and does not constitute a recommendation to you as to how to vote at the special meeting. The summary of the KBW opinion set forth in this proxy statement/prospectus, although materially complete, is qualified in its entirety by reference to the full text of such opinion.

        In connection with rendering its opinion, KBW, among other things:

  •
  reviewed the terms of the draft HPSC merger agreement furnished to KBW on November 11, 2003;

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  reviewed certain publicly available financial statements and other information on HPSC and GE, respectively;

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  reviewed certain internal financial and operating information for HPSC prepared and provided to KBW by HPSC management;

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  participated in discussions with HPSC management concerning the operations, business strategy, financial performance and prospects for HPSC;

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  discussed the strategic rationale for the HPSC merger with GE;

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  reviewed the recent reported closing prices and trading activity for HPSC and GE common stock, respectively;

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  compared aspects of the financial performance of HPSC and GE with other comparable public companies;

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  reviewed the financial terms of certain recent business combinations in the commercial finance sector that KBW deemed comparable or otherwise relevant to its inquiry;

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  participated in discussions related to the merger with HPSC and its advisors; and

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  conducted other financial studies, analyses and investigations as KBW deemed appropriate for purposes of its opinion.

        In conducting its review and arriving at its opinion, KBW relied upon and assumed the accuracy and completeness of all of the financial and other information provided to or otherwise made available to KBW or that was discussed with, or reviewed by or for KBW, or that was publicly available. KBW did not attempt to verify such information independently. KBW relied upon the management of HPSC as to the reasonableness and achievability of the financial and operating forecasts and projections (and assumptions and bases therefor) provided to KBW. KBW assumed that those forecasts and projections reflected the best available estimates and judgments of the management of HPSC and that those forecasts and projections will be realized in the amounts and in the time periods estimated by the management of HPSC. KBW also assumed, without independent verification, that the aggregate allowances for loan losses for HPSC and GE are adequate to cover those losses. KBW did not make or obtain any evaluations or appraisals of the property of HPSC or GE, and KBW did not examine any individual credit files.

        The projections furnished to KBW and used by it in certain of its analyses were prepared by the senior management of HPSC. HPSC does not publicly disclose internal management projections of the type provided to KBW in connection with its review of the merger. As a result, such projections were not prepared with a view towards public disclosure. The projections were based on numerous variables and assumptions that are inherently uncertain, including factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in the projections.

        In performing its analyses, KBW made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of GE and HPSC. Any estimates contained in the analyses performed by KBW are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the KBW opinion was among a number of factors taken into consideration by HPSC's board of directors in making its determination to approve the merger agreement and the merger. Consequently, the analyses described below should not be viewed as determinative of the decision of HPSC's board of directors or management of HPSC with respect to the fairness of the merger consideration.

        KBW's opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of its opinion. KBW assumed, in all respects material to its analysis, that all of the representations and warranties contained in the merger agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements and that the conditions precedent in the merger agreement are not waived. KBW also assumed that there has been no material change in GE's and HPSC's assets, financial condition, results of operations, business or prospects since the date of the last financial statements made available to them, that GE and HPSC will remain as going concerns for all periods relevant to its analyses, and that the merger will qualify as a tax-free reorganization for federal income tax purposes.

        The following is a brief summary of some of the sources of information and valuation methodologies employed by KBW in rendering its opinion. These analyses were presented to the HPSC board of directors at its meeting on November 11, 2003. This summary includes the financial analyses used by KBW and deemed to be material, but does not purport to be a complete description of analyses performed by KBW in arriving at its opinion. KBW did not assign explicitly any relative weights to the various factors of analyses considered. This summary of financial analyses includes information presented in tabular format. In order to fully understand the financial analyses used by KBW, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

Calculation of Transaction Value

        KBW reviewed the terms of the merger and noted that pursuant to the merger agreement, each issued and outstanding share of HPSC common stock will be converted into the right to receive the number of GE common shares which is equal to the quotient determined by dividing (x) $14.50 by (y) the daily volume-weighted sales price per share of GE common stock on the NYSE for each of the 10 consecutive trading days ending on the trading day which is three calendar days prior to the closing date as more fully described in "The Merger Agreement—Consideration to be Received in the Merger", on page 38 of this proxy statement/prospectus.

        KBW noted that the most recent closing price of HPSC common stock preceding the HPSC board meeting on November 11, 2003 was $9.09. KBW also noted that, based on the merger consideration to be paid to HPSC stockholders, the transaction had an implied aggregate value of approximately $73 million as of November 11, 2003.

Transaction Pricing Multiple Analysis

        Based on the merger consideration to be paid to HPSC stockholders of $14.50 per share, KBW calculated the per share merger consideration as a multiple of HPSC's last twelve months diluted earnings per share, HPSC's estimated earnings per share for the year 2004 (based on HPSC's management estimate as of November 11, 2003 of $1.45), and HPSC's stated book value and its stated tangible book value per share (based on financial data for the period ended June 30, 2003 per share). KBW also calculated the premium to the per share closing price of HPSC's common stock on November 10, 2003, and the premium to HPSC's all-time high closing price of $13.00 per share. The analysis was performed to convert the stated merger consideration to multiples that are commonly utilized to assess a given transaction.

        Per share merger consideration as a multiple of HPSC's:

Last twelve months diluted earnings per share	21.3	x
2004 budgeted earnings per share	10.0	x
Book value per share	183%
Tangible book value per share	183%
Market value	159.5%
All-time high price	111.5%

HPSC Stock Trading History

        KBW reviewed the history of the reported trading prices of HPSC's common stock and the relationship between the movements in the prices of HPSC's common stock to movements in certain stock indices, including the Standard & Poor's 500 Index, and the SNL Specialty Lender Index over one-year, three-year and five-year time horizons. The analysis was performed to compare HPSC's common stock price performance over various time periods to a broad market index (the S&P 500) and to a more closely focused index of publicly traded commercial finance companies (SNL Specialty Lender Index).

HPSC's One-Year Stock Performance	Beginning Index Value (11/10/2002)	Ending Index Value (11/10/2003)
HPSC	100.0	112.5
S&P 500	100.0	117.7
SNL Specialty Lender Index	100.0	121.0
HPSC's Three-Year Stock Performance	Beginning Index Value (11/10/2000)	Ending Index Value (11/10/2003)
HPSC	100.0	143.1
S&P 500	100.0	77.1
SNL Specialty Lender Index	100.0	92.6
HPSC's Five-Year Stock Performance	Beginning Index Value (11/10/1998)	Ending Index Value (11/10/2003)
HPSC	100.0	105.4
S&P 500	100.0	93.3
SNL Specialty Lender Index	100.0	116.5

Source: Fact Set Research System; Pricing (as of 11/10/03)

        KBW also reviewed the history of the reported trading prices of HPSC's common stock and the performance of a composite peer group of publicly traded commercial finance institutions selected by KBW that were categorized by institutions with a market capitalization less than $100 million (small-cap/micro cap companies) and by institutions with a market capitalization greater than $100 million (mid-cap companies). The analysis was performed to compare HPSC's stock price performance over various time periods to the stock price performance of other comparable publicly traded commercial finance companies.

		Five Years	Three Years	One Year	Year to Date	Three Month	One Month
HPSC		5.4%	43.1%	12.5%	17.3%	-2.4%	0.0%
Small-cap/Micro-cap	Average	-44.7%	-9.9%	46.4%	35.8%	5.3%	3.9%
	Median	-53.8%	-18.2%	58.2%	40.5%	14.3%	2.4%
Mid-cap	Average	30.1%	33.1%	35.3%	34.2%	10.5%	0.4%
	Median	8.3%	40.0%	23.6%	34.0%	14.2%	-1.4%

Source: Fact Set Research System (as of 11/10/03)

Commercial Finance Peer Group

        KBW used publicly available information to compare selected financial and market trading information for HPSC and two groups of selected commercial finance institutions. The first group, or small-cap/micro-cap companies, consisted of institutions with a market capitalization less than $100 million:

Willis Lease Finance Corporation	Cronos Group
FirstCity Financial Corporation	Vestin Group, Inc.
Fog Cutter Capital Group Inc.	PDS Gaming Corporation
Microfinancial Incorporated	AeroCentury Corp.

        The second group, or mid-cap companies, consisted of institutions with a market capitalization greater than $100 million:

CapitalSource Inc.	Mobile Mini, Inc.
Ryder System, Inc.	Resource America, Inc.
Financial Federal Corporation	ePlus Inc.
Interpool, Inc.	California First National Bank
Advanta Corp.	Capital Trust, Inc.

        The analysis compared publicly available financial information for HPSC and average and median data for each of the small-cap/micro-cap group and mid-cap group as of and for the most recent quarterly period for which data was available. The table below sets forth the comparative data, with pricing data as of November 10, 2003. The analysis was performed to compare HPSC's financial performance and market data to the financial performance and market data of other publicly traded commercial finance companies.

			Small-cap/Micro-cap				Mid-cap
	HPSC		Average		Median		Average		Median
Total Assets (in millions)	696
Borrowings (in millions)	624
Total Equity (in millions)	33
Equity/Assets	4.80%		30.77%		27.23%		33.55%		30.65%
Debt/Equity	18.7	x	3.0	x	1.9	x	1.7	x	1.3	x
Last Twelve Month (LTM) ROA	0.47%		-0.13%		-1.27%		1.44%		2.09%
Last Twelve Month (LTM) ROE	9.85%		-3.42%		-5.37%		3.87%		6.55%
Market Capitalization (in millions)	38
Price/Book Value Per Share	115%		111%		71%		145%		138%
Price/Tangible Book Value	115%		112%		71%		159%		152%
LTM P/E Ratio	13.4	x	16.2	x	16.8	x	17.0	x	15.0	x
2003 P/E Ratio	NA		4.4	x	4.4	x	17.7	x	15.6	x

Source: Financial Data; SNL Financial Data (as of most recent quarter available)
Market Data and EPS estimate; Fact Set Research Systems and First Call (as of 11/10/03)

GE Common Stock Detail

        KBW reviewed the trading, liquidity, valuation, dividend, and credit profile of GE.

Stock Data
Current Stock Price (11/10/2003)	$28.17
52 Week High Stock Price	$32.42
52 Week Low Stock Price	$21.30
Year-to-Date change in stock price	15.7%
One-month average daily volume (millions)	19.8
Average daily value traded (millions)	$568
Market Capitalization (billions)	$283
Current Trading Multiples
2003 First Call Estimated EPS	$1.55
2004 First Call Estimated EPS	$1.66
2005 First Call Estimated EPS	$1.82
Price/2003 Estimated EPS	18.2x
Price/2004 Estimated EPS	17.0x
Price/2005 Estimated EPS	15.5x
Dividends
Current quarterly cash dividend	$0.19
Annualized dividend rate	$0.76
Current dividend yield	2.70%
Credit Profile
Moody's	Aaa
Standard & Poor's	AAA

Source: First Call, I/B/E/S, Bloomberg, GE Financial Reports

GE Stock Trading History

        KBW reviewed the history of the reported trading prices of GE's common stock and the relationship between the movements in the prices of GE's common stock to movements in certain stock indices, including the Standard & Poor's 500 Index, and the S&P Conglomerate Index over one-year, three-year and five-year time horizons. The analysis was performed to compare GE's common stock price performance over various time periods relative to a broad market index and to a more closely focused index of publicly traded companies.

GE's One-Year Stock Performance	Beginning Index Value (11/10/2002)	Ending Index Value (11/10/2003)
GE	100.0	112.2
S&P 500	100.0	117.7
S&P Conglomerate Index	100.0	122.7

GE's Three-Year Stock Performance	Beginning Index Value (11/10/2000)	Ending Index Value (11/10/2003)
GE	100.0	52.3
S&P 500	100.0	77.1
S&P Conglomerate Index	100.0	87.8

GE's Five-Year Stock Performance	Beginning Index Value (11/10/1998)	Ending Index Value (11/10/2003)
GE	100.0	94.9
S&P 500	100.0	93.3
S&P Conglomerate Index	100.0	108.5

Source: Fact Set; Pricing (as of 9/10/03)

GE Dividend History

        KBW reviewed the quarterly dividend history for GE from 1998. The analysis was performed to review the consistency, pattern, trend and amounts of GE's dividend payments on their common stock.

Dividend Payment Date	Split Adjusted Dividend Paid	% change in Dividend Paid
10/27/2003	$0.19000
7/25/2003	$0.19000
4/25/2003	$0.19000
1/27/2003	$0.19000	5.6% Increase
10/25/2002	$0.18000
7/25/2002	$0.18000
4/25/2002	$0.18000
1/25/2002	$0.18000	12.5% Increase
10/25/2001	$0.16000
7/25/2001	$0.16000
4/25/2001	$0.16000
1/25/2001	$0.16000	17.1% Increase
10/25/2000	$0.13667
7/25/2000	$0.13667
4/25/2000	$0.13667
1/25/2000	$0.13667	17.1% Increase
10/25/1999	$0.11667
7/26/1999	$0.11667
4/26/1999	$0.11667
1/25/1999	$0.11667	16.7% Increase
10/26/1998	$0.10000
7/27/1998	$0.10000
4/27/1998	$0.10000
1/26/1998	$0.10000

Source: Bloomberg and HPSC information

Diversified Manufacturing Peer Group

        KBW used publicly available information to compare selected financial and market trading information for GE and a group of selected diversified manufacturing institutions. The group of selected diversified manufacturing companies consisted of the following:

3M Co.	Ingersol-Rand Co.
Danaher Corp.	ITT Industries Inc.
Honeywell International Inc.

        The analysis compared publicly available financial information for GE and median data for the selected diversified manufacturing peer group as of and for the most recent quarterly period for which data was available. The table below sets forth the comparative data, with pricing data as of November 10, 2003. The analysis was performed to compare GE's financial performance and market data to the financial performance and market data of other publicly traded diversified manufacturers.

	GE	Diversified Manufacturing Medians
Total Revenues ($ millions)	33,188
Operating Profit ($ millions)	5,156
Net Income ($ millions)	3,649
Operating Margin	15.5%	10.1%
Net Margin	11.0%	7.9%
Return on Assets	2.3%	7.5%
Return on Equity	18.6%	16.0%
Market Capitalization ($ millions)	282,852
Year-to-date Change in Stock Price	15.7%	26.6%
Growth in Estimated EPS 2004/2003	6.7%	11.4%
Price/Book Value Per Share	390%	369%
Price/2003 Estimated EPS	18.1x	19.1x
Price/2004 Estimated EPS	17.0x	20.4x
Annual Dividend Yield	2.7%	1.3%

Source: Bloomberg; Bloomberg presentation may differ from public filings

Industry/Sector Leader Peer Group

        KBW used publicly available information to compare selected financial and market trading information for GE and a group of selected institutions generally perceived to be leaders within their respective business segments. The group of selected industry/sector leaders consisted of the following:

Citigroup Inc.	Merck & Co., Inc.
Coca-Cola	Wal-Mart Stores
Home Depot

        The analysis compared publicly available financial information for GE and median data for the selected industry/sector leader peer group as of and for the most recent quarterly period for which data was available. The table below sets forth the comparative data, with pricing data as of November 10, 2003. The analysis was performed to compare GE's financial performance and market data to the financial performance and market data of other publicly traded companies that are generally perceived to be leaders within their respective businesses.

	GE	Industry/ Sector Leader Medians
Total Revenues ($ millions)	33,188
Operating Profit ($ millions)	5,156
Net Income ($ millions)	3,649
Operating Margin	15.5%	25.6%
Net Margin	11.0%	21.6%
Return on Assets	2.3%	9.9%
Return on Equity	18.6%	23.7%
Market Capitalization ($ millions)	282,852
Year-to-date Change in Stock Price	15.7%	15.1%
Growth in Estimated EPS 2004/2003	6.7%	11.8%
Price/Book Value Per Share	390%	496%
Price/2003 Estimated EPS	18.1x	21.0x
Price/2004 Estimated EPS	17.0x	18.7x
Annual Dividend Yield	2.7%	1.9%

Source: Bloomberg; Bloomberg presentation may differ from public filings

Comparable Transaction Analysis

        KBW reviewed certain financial data related to two sets of comparable commercial finance merger and acquisition transactions. The first group of comparable transactions included whole-company acquisitions of commercial finance companies announced since December 31, 2000, with aggregate announced transaction values between $10 million and $250 million. The transactions included in the group were:

Rabobank Nederland/AG Services of America Inc.
PMC Commercial Trust/PMC Capital Inc.
Sterling Financial Corporation/Equipment Finance Inc.
NCSI LLC/AMRESCO Inc.
Sterling Financial Corp./Source Capital Corp.
American Express Company/SierraCities.com Inc.

        The second group of comparable commercial finance merger and acquisition transactions included whole-company acquisitions of commercial finance companies announced after December 31, 2000, with aggregate announced transaction values over $250 million. The transactions included in the group were:

General Electric Company/Heller Financial Inc.
Berkshire Hathaway Inc./XTRA Corp.
General Electric Company/Rollins Truck Leasing Corp.

Source: SNL Financial

        Transaction multiples from the merger were derived from the $14.50 per share merger consideration and financial data as of June 30, 2003 for HPSC. KBW compared these results with announced multiples for the transactions listed above. The analysis was performed to compare the valuation multiples paid in the GE/HPSC transaction to the valuation multiples paid for other whole-company commercial finance institutions. The results of the analysis are set forth in the following table.

	GE/ HPSC		Commercial Finance Transactions ($10 mill.-$250 mill.)						Commercial Finance Transactions (over $250 mill.)
			Median		Low		High		Median		Low		High
Price/Book Value	183%		80%		68%		222%		191%		176%		231%
Price/LTM EPS	21.3	x	11.4	x	10.2	x	11.7	x	11.8	x	9.2	x	20.4	x
Price/Est. EPS	10.0	x	4.7	x	4.7	x	4.7	x	16.2	x	13.0	x	17.6	x
Premium to Mkt.	59.5%		39.3%		21.5%		63.0%		48.6%		7.0%		49.7%

        KBW noted that none of the selected comparable commercial finance company merger and acquisition transactions were exactly analogous to the GE/HPSC merger.

Discounted Cash Flow Analysis

        KBW estimated the present value of HPSC's common stock based on a continued independence scenario over both a three-year and five-year time horizon beginning November 11, 2003 and ending December 2006 and December 2008, respectively. The present value was determined by adding (i) the present value of the estimated future dividend stream that HPSC could generate over the respective time horizons with (ii) the present value of the "terminal value" of the HPSC common stock at the end of the two time horizons being analyzed. The analysis assumes that HPSC does not pay any dividends over the three- and five-year time horizons and that HPSC performed in accordance with the earnings projections reviewed with management. Sensitivity tables were presented with a range of earnings per share growth rates from 14.0% to 20.0%, a range of terminal P/E multiples from 6.0x to 8.0x applied to the 2006 and 2008 earnings per share projections, and a range of discount rates ranging from 12% to 18% chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of HPSC common stock.

        The same analysis was also performed assuming there was a change of control at the end of the analyzed time frame. For the change of control scenarios, a range of terminal multiples between 10.0x and 12.0x were utilized, otherwise all other assumptions were identical to those used in the independence scenarios. The analysis was performed to compare the merger consideration to a range of potential present values associated with alternative strategies that HPSC could pursue.

        This analysis resulted in the following range of values:

			Change of Control Scenarios
	Independence Scenarios
Net Present Value Analysis
	3-Year	5-Year	3-Year	5-Year
High Value	$10.75	$11.33	$16.12	$16.99
Low Value	$6.84	$6.50	$11.40	$10.83
GE—HPSC Transaction	$14.50	$14.50	$14.50	$14.50

        KBW stated that the discounted cash flow present value analysis is a widely used valuation methodology but noted that it relies on numerous assumptions, including asset and earnings growth rates, terminal values and discount rates. The analysis did not purport to be indicative of the actual values or expected values of HPSC's common stock.

Historical Price to Book Value Analysis

        KBW reviewed the price to book value per share that HPSC common stock has traded for over the last three years. This analysis was based on HPSC's daily closing per share stock price, and HPSC's originally reported book value per share. The analysis shows that over the period analyzed, HPSC's stock has traded on a price to book value basis between a range of 52% of book value as of November 30, 2000 and 119% of book value on August 28, 2003. The analysis was performed to compare the range of price/book value multiples HPSC's common stock has traded for in the past to the price/book value implied by the merger consideration. The study suggests that HPSC would be selling at a near term peak in valuation.

Historical Exchange Ratio Analysis

        KBW analyzed the per share consideration to be received by HPSC stockholders in relation to the equity markets' historical valuation of GE common stock. The analysis calculated implied exchange ratios of GE common stock for HPSC common stock at a transaction value of $14.50 per share for HPSC utilizing GE's stock price on November 10, 2003, as well as using one-month, two-month, three-month, one-year, three-year and five-year average prices. The analysis was performed to compare the current merger consideration to the merger consideration that would be implied from GE's historical common stock price over a range of time periods.

Period Average	GE Average Price	Value Per HPSC Share	Implied Exchange Ratio
11/10/2003	$28.17	$14.50	0.515
1-Month Average	$28.11	$14.50	0.516
2-Month Average	$29.02	$14.50	0.500
3-Month Average	$28.85	$14.50	0.503
1-Year Average	$26.98	$14.50	0.537
3-Year Average	$37.79	$14.50	0.384
5-Year Average	$38.03	$14.50	0.381

Historical Premium Analysis

        KBW analyzed the market premium to be received by HPSC stockholders in relation to the equity markets' historical valuation of HPSC's common stock. The analysis compared the transaction value of $14.50 per share for HPSC to HPSC's common stock price on November 10, 2003, as well as to one-month, two-month, three-month, one-year, three-year and five-year average prices for HPSC's common stock. The analysis was performed to compare the premium to market implied by the merger consideration for HPSC to the premium to market implied by HPSC's historical average common stock price over a range of time periods.

Period Average	HPSC Average Stock Price	Value Per HPSC Share	Average Market Premium
11/10/2003	$9.09	$14.50	59.5%
1-Month Average	$9.41	$14.50	54.2%
2-Month Average	$9.36	$14.50	54.8%
3-Month Average	$8.86	$14.50	63.7%
1-Year Average	$8.19	$14.50	77.0%
3-Year Average	$7.60	$14.50	90.9%
5-Year Average	$8.37	$14.50	73.3%

        The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, KBW considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, KBW believes that selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion.

        In performing its analyses, KBW made numerous assumptions with respect to industry performance and general business and economic conditions and other matters, many of which are beyond the control of HPSC or GE. The analyses performed by KBW are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. The consideration to be received by you pursuant to the merger agreement and other terms of the merger agreement were determined through arm's length negotiations between HPSC and GE, and were approved by the HPSC board of directors. KBW participated in discussions with the HPSC board of directors during those negotiations. However, KBW did not recommend any specific consideration to the HPSC board of directors or that any specific consideration constituted the only appropriate consideration for the merger. In addition, KBW's opinion and presentation to the HPSC board of directors was one of many factors taken into consideration by the HPSC board of directors in making its decision to approve the merger. Consequently, the KBW analyses as described above should not be viewed as determinative of the opinion of the HPSC board of directors with respect to the value of HPSC or of whether the HPSC board of directors would have been willing to agree to a different consideration.

        HPSC and KBW have entered into an agreement relating to the services to be provided by KBW in connection with the merger. HPSC agreed to pay KBW a cash fee of $25,000 upon the execution of the engagement letter, a cash fee of $50,000 concurrently with the execution of a definitive merger agreement, a cash fee of $75,000 after the mailing of a proxy statement, and, at the time of closing, a contingent cash fee equal to 100 basis points of the aggregate market value of the consideration paid for HPSC, provided however, that the fees paid prior to the contingent cash fee will be credited against the contingent cash fee. Pursuant to the KBW engagement agreement, HPSC also agreed to reimburse KBW for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify it against certain liabilities, including liabilities under the federal securities laws. The terms of the fee arrangement with KBW, which HPSC and KBW believe are customary in transactions of this nature, were negotiated at arm's length between HPSC and KBW, and the HPSC board of directors was aware of the nature of the fee arrangement, including the fact that a significant portion of the fees payable to KBW is contingent upon completion of the merger.

Accounting Treatment

        GE will record the merger using the purchase method of accounting in accordance with U.S. generally accepted accounting principles. This means that for financial reporting purposes, GE will treat both companies as one company beginning as of the date we complete the merger. In addition, under this method of accounting, GE will record the fair value of HPSC's net assets on its consolidated financial statements, with the remaining purchase price in excess of the fair value of HPSC's net assets recorded as goodwill.

Interests of Certain Persons in the Merger/Conflicts of Interest

        In considering the recommendation of the HPSC board of directors that HPSC stockholders adopt and approve the merger agreement and the merger, you should be aware that certain directors and executive officers of HPSC have interests in the merger that are different from, or in addition to, your interests as stockholders of HPSC. The HPSC board of directors was aware of these interests and considered them, among other matters, in adopting and approving the merger agreement and the merger.

        Options. Immediately prior to the effective time of the merger, all of the options held by HPSC's directors and executive officers, as with other optionholders, whether or not vested, will be or become vested and exercisable and shall immediately thereafter be cancelled and the holders will receive GE common stock in accordance with the formula as described in "The Merger Agreement—Treatment of Outstanding Options", beginning on page 39 of this proxy statement/prospectus.

        Indemnification and Insurance. Upon completion of the merger, the surviving corporation will fulfill and honor all of HPSC's existing obligations to indemnify the officers and directors of HPSC and provide indemnification to HPSC's officers and directors to the fullest extent permitted by applicable law.

        Upon completion of the merger, the surviving corporation will provide directors' and officers' liability insurance covering those persons who were covered by HPSC's directors' and officers' liability insurance policy as of the date of the merger agreement for a period of at least six years. However, the surviving corporation will not be required to spend more than 200% of the annual premium currently paid by HPSC for that coverage.

        Loan Forgiveness. HPSC loaned money to certain of its executive officers under its stock loan program to acquire stock of HPSC or pay taxes associated with stock acquired under HPSC's stock incentive plans. The loan agreements under which those loans were made provide that, if HPSC enters into a "change in control" transaction (defined to include a merger, asset sale or liquidation), all amounts due to HPSC under those loan agreements will be forgiven. As of the date of this proxy statement/prospectus, there were loans outstanding to Mr. Everets and Mr. Doherty in the aggregate principal amount of $376,937.

        Employment Agreements. HPSC and Messrs. Everets, Doherty and Lefebvre have entered into amended employment agreements as described in "Agreements Related to the Merger—Employment Agreements", beginning on page 48 of this proxy statement/prospectus.

Stock Ownership Following the Merger

        As of November     , 2003, GE had approximately            shares of common stock issued and outstanding. Based upon            shares of HPSC common stock issued and outstanding and options for            shares outstanding on November    , 2003 and the GE common stock price as of $                        as reported on the NYSE Composite Tape, GE will issue approximately            shares of GE common stock upon completion of the HPSC merger. As a result, following completion of the merger, and assuming GE does not issue any additional shares of its common stock, HPSC stockholders and optionholders would own approximately      % of the issued and outstanding shares of GE's common stock.

Regulatory Matters

        The merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, which prevents specified transactions from being completed until required information and materials are furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and specified waiting periods are terminated or expire. HPSC and GE each filed required notification and report forms with these agencies effective November 21, 2003. It is currently anticipated that the necessary clearance will be obtained prior to the special meeting.

        The Antitrust Division of the Department of Justice or the Federal Trade Commission may challenge the merger on antitrust grounds, either before or after expiration of the waiting period. Accordingly, at any time before or after the completion of the merger, either the Antitrust Division or the Federal Trade Commission could take action under the antitrust laws as it deems necessary or desirable in the public interest, or other persons could take action under the antitrust laws, including seeking to enjoin the merger. Additionally, at any time before or after the completion of the merger, any state could take action under the antitrust laws as it deems necessary or desirable in the public interest. We cannot assure you that a challenge to the merger will not be made or that, if a challenge is made, GE and HPSC will prevail.

        Except for the Hart-Scott-Rodino clearance and compliance with applicable federal and state securities laws and corporate laws, GE and HPSC are not aware of any other material governmental or regulatory approvals required to be obtained in order to consummate the merger.

Dissenters' Rights

        You are not entitled to dissenters' rights or appraisal rights under Delaware law in connection with the merger because you are receiving publicly traded stock in exchange for your HPSC stock.

Federal Securities Laws Consequences

        When the merger is completed, shares of HPSC common stock will be delisted from the AmEx and will be deregistered under the Securities Exchange Act of 1934.

        The shares of GE common stock to be issued in connection with the merger will be registered under the Securities Act and will be freely transferable under the Securities Act, except for shares of GE common stock issued to any person who is deemed to be an "affiliate" of HPSC on the date of the special meeting or of GE following completion of the merger. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under the common control of HPSC or GE, as applicable, and may include executive officers, directors and significant stockholders of HPSC or GE, as applicable. Affiliates of HPSC may not sell their shares of GE common stock acquired in connection with the merger except pursuant to:

  •
  an effective registration statement under the Securities Act covering the resale of those shares;

  •
  Rule 145 (or, for HPSC stockholders who become affiliates of GE, Rule 144) under the Securities Act; or

  •
  any other applicable exemption under the Securities Act.

        The merger agreement provides that HPSC will use its reasonable efforts to obtain from each of its affiliates (for purposes of Rule 145 of the Securities Act) a written agreement providing that the affiliate will not sell, pledge, transfer or otherwise dispose of any GE common stock issued to the affiliate pursuant to the merger, except in compliance with Rule 145 or an exemption from the registration requirements of the Securities Act.

        GE's registration statement, of which this proxy statement/prospectus is a part, does not cover the resale of shares of GE common stock to be received by HPSC affiliates in the merger.

Material United States Federal Income Tax Consequences

        The following are the material United States federal income tax consequences of the merger that are generally applicable to HPSC stockholders. This discussion is based on the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, administrative interpretations and court decisions as in effect as of the date of this joint proxy statement/prospectus, all of which may change, possibly with retroactive effect. Such changes could affect the accuracy of the statements and conclusions in this discussion and the tax consequences of the merger to HPSC, GE and/or their respective stockholders.

        This discussion only addresses United States federal income tax consequences of those stockholders who hold their HPSC common stock as capital assets. It does not address all aspects of federal income taxation that may be important to you in light of your particular circumstances or if you are subject to special rules, such as:

  •
  you are not a citizen or resident of the United States;

  •
  you are a financial institution or insurance company;

  •
  you are a tax-exempt organization;

  •
  you are a dealer or broker in securities;

  •
  you hold your HPSC stock as part of a hedge, appreciated financial position, straddle conversion or other risk reduction transaction;

  •
  you acquired your HPSC stock by exercising options, participating in stock purchase programs or otherwise as compensation;

  •
  you are subject to alternative minimum tax; or

  •
  you hold your HPSC stock through a partnership or other pass-through entity.

        This discussion of material federal income tax consequences is not a complete analysis or description of all potential federal income tax consequences of the merger. This discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. In addition, it does not address any non-income tax or any foreign, state or local tax consequences of the merger.

        We strongly urge you to consult your own tax advisor to determine the particular United States federal, state or local or foreign income or other tax consequences of the merger to you.

        Tax Opinion. The obligation of GE to consummate the merger is conditioned upon the receipt by HPSC of a legal opinion from Day, Berry & Howard LLP, Boston, Massachusetts counsel to HPSC, that the merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code, and that the opinion of counsel shall not have been withdrawn prior to closing. The obligation of HPSC to consummate the merger is conditioned upon the receipt by GE of a legal opinion from Gibson, Dunn & Crutcher LLP, New York, New York counsel to GE, that the merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code, and the opinion of counsel shall not have been withdrawn prior to closing. The opinions of Gibson, Dunn & Crutcher and Day, Berry & Howard will rely on factual assumptions and representations made by HPSC and GE and which customarily are given in transactions of this kind. The opinions of Gibson, Dunn & Crutcher and Day, Berry & Howard also are based on the assumption that the merger will take place in the manner described in this joint proxy statement/prospectus and in the merger agreement. If any of the factual assumptions or representations relied upon by Gibson, Dunn & Crutcher and Day, Berry & Howard are inaccurate, the opinions may not accurately describe the federal income tax treatment of the merger, and this discussion may not accurately describe the tax consequences of the merger. The opinions of Gibson, Dunn & Crutcher and Day, Berry & Howard are not binding upon the Internal Revenue Service or the courts, and it is possible that the Internal Revenue Service or the courts will disagree with Gibson, Dunn & Crutcher and Day, Berry & Howard's opinions. Further, neither GE nor HPSC intends to obtain an IRS ruling on the tax consequences of the merger.

        Federal Income Tax Treatment of the Merger. The merger is intended to qualify as a "reorganization" under Section 368(a) of the Internal Revenue Code. The discussion immediately below—"Federal Income Tax Consequences to HPSC Stockholders"—assumes that the merger will qualify as a reorganization.

        Federal Income Tax Consequences to HPSC Stockholders. Provided that the merger qualifies as a reorganization, then for federal income tax purposes, subject to the assumptions, limitations and qualifications referred to herein:

  •
  If you exchange all of your HPSC stock solely for shares of GE common stock pursuant to the merger, you will not recognize any gain or loss upon that exchange.

  •
  If you receive cash in lieu of a fractional share of GE common stock, you generally will recognize gain or loss in an amount equal to the difference between (i) the amount of cash received in lieu of a fractional share and (ii) the portion of your basis in your HPSC stock that is allocated to the fractional share. Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if you held (or are treated as having held) the HPSC stock for more than one year at the time of the merger.

  •
  You will have a tax basis in the GE common stock you receive in the merger equal to the aggregate tax basis of the HPSC stock you surrender in the merger (other than that portion of such tax basis allocable to a fractional share of GE stock for which cash was received).

  •
  The holding period for shares of GE common stock you receive in exchange for HPSC stock in the merger will include the holding period for the HPSC stock you surrender in the merger.

        Consequences to HPSC Stockholders if the Merger is a Taxable Transaction. If the merger were to constitute a taxable transaction for federal income tax purposes, you would recognize the full amount of your capital gain (or loss) realized on the exchange, computed by reference to the amount by which the sum of the value of the GE common stock received in the merger on the date of the exchange exceeds (or is less than) your tax basis in the HPSC shares exchanged. Your initial tax basis in your GE common stock would then be equal to the fair market value of that stock on the date of the exchange, and your holding period in the GE common stock would begin on the day after the date of the exchange.

        Backup Withholding of Federal Income Tax. Cash payments made in lieu of a fractional share of GE common stock may, under certain circumstances, be subject to backup withholding at a rate of 28%. To avoid backup withholding, you must provide the exchange agent with either proof of an applicable exemption or your correct taxpayer identification number by completing the substitute Form W-9 included in the letter of transmittal provided to you by the exchange agent following effectiveness of the merger. Any amount withheld under the backup withholding rules is not an additional tax. Rather, your tax liability will be reduced by the amount of tax withheld. Some HPSC stockholders (including, among others, all corporations and some foreign individuals) are not subject to these backup withholding and reporting requirements. If you are a foreign individual, in order to qualify as an exempt recipient, you must submit an Internal Revenue Service Form W-8BEN, attesting to your exempt status.

        The preceding discussion is intended only as a summary of material United States federal income tax consequences of the merger and does not purport to be a complete analysis or discussion of all potential tax effects relevant thereto. Thus, you are urged to consult your own tax advisors as to the specific tax consequences to you of the merger, including tax return reporting requirements, the applicability and effect of foreign, federal, state, local and other applicable tax laws and the effect of any proposed changes in tax laws.

THE MERGER AGREEMENT

        The following is a summary of the material provisions of the merger agreement, a copy of which is attached as Appendix A to this proxy statement/prospectus and is incorporated herein by reference. The following is not a complete statement of all provisions of the merger agreement. Statements made in this proxy statement/prospectus with respect to the terms of the merger agreement are qualified in their entirety by reference to the more detailed information set forth in the merger agreement.

The Merger

        Following the approval and adoption of the merger agreement and the merger by HPSC's stockholders and the satisfaction or waiver of the other conditions to the merger, Patriot HFS, a wholly-owned subsidiary of GE, will merge with and into HPSC. As a result of the merger, Patriot HFS will cease to exist, HPSC will become a wholly-owned subsidiary of GE and you will become a shareholder of GE. The merger will become effective upon the filing of a certificate of merger with the Delaware Secretary of State or at any later time as may be specified in the certificate of merger. The filing of a certificate of merger will occur as soon as practicable after satisfaction or waiver of the conditions to complete the merger, unless GE and HPSC agree otherwise. We cannot assure you, however, that the conditions to the merger will be satisfied or waived or that the merger agreement will not be terminated. See "—Conditions to the Merger" and "—Termination," on pages 43 and 44, respectively, of this proxy statement/prospectus.

After the Merger

        Immediately following the merger,

  •
  the certificate of incorporation of Patriot HFS will become the certificate of incorporation of HPSC;

  •
  the bylaws of Patriot HFS will become the bylaws of HPSC;

  •
  the senior executive officers of HPSC will remain as the officers of HPSC; and

  •
  the directors of Patriot HFS will become the directors of HPSC.

Consideration to be Received in the Merger

        Upon completion of the merger, each issued and outstanding share of HPSC common stock will be converted into the right to receive the number of shares of GE common stock determined by dividing $14.50 by the average GE share price and rounding to the nearest one-thousandth of a share. The average GE share price is defined as the average of the daily volume-weighted sales prices per share of GE common stock on the NYSE Composite Tape for each of the 10 consecutive trading days ending on the trading day that is three calendar days prior to the merger.

No Fractional Shares

        GE will not issue fractional shares of GE common stock in the merger. Instead, any holder of HPSC common stock that would otherwise be entitled to receive a fraction of a GE share in the merger will receive cash, without interest.

Procedures for Exchange of Certificates

        As soon as practicable after the merger, the exchange agent will mail to each registered holder of HPSC common stock (1) a letter of transmittal and (2) instructions for surrendering HPSC stock certificates in exchange for certificates representing shares of GE common stock. Upon surrendering an HPSC stock certificate along with a duly executed letter of transmittal and any other required documents to the exchange agent, you will be entitled to receive a certificate representing the number of shares of GE common stock that you have the right to receive.

        If any HPSC stock certificate has been lost, stolen or destroyed, GE will require the owner of such lost, stolen or destroyed HPSC stock certificate to provide an appropriate affidavit and may require the owner to deliver a bond as indemnity against any claim that may be made against the exchange agent, GE or HPSC with respect to such HPSC stock certificate.

        You should not surrender your HPSC stock certificates for exchange until you receive a letter of transmittal and instructions from the exchange agent.

        If your shares are held in "street name" by your broker, you will receive instructions from your broker as to how to cause your shares to be delivered to The Bank of New York for exchange.

Treatment of Outstanding Options

        Immediately prior to the effective time of the merger, each outstanding employee or other stock option and each outstanding director stock option that is not vested or exercisable will become vested and exercisable. Immediately thereafter, all outstanding options will be cancelled by HPSC. At the effective time of the merger, in consideration for each cancelled option, each holder of a cancelled option will receive the number of shares of GE common stock, in an amount equal to:

A × {[B – (C + T)] / B } × D

  A
  =   number of shares of HPSC common stock subject or related to such option

  B
  =   $14.50

  C
  =   exercise or purchase price per share of HPSC common stock subject or related to such option

  T
  =   all applicable federal, state and local taxes required to be withheld by GE, and remitted to the appropriate taxing authority by GE, per share of HPSC common stock subject or related to such HPSC option

  D
  =   the merger consideration ($14.50 divided by the average GE share price, described under "—Consideration to be Received in the Merger" above)

        GE will pay cash (without interest) to holders of options in lieu of issuing fractional shares of GE common stock.

Representations and Warranties

        The merger agreement contains customary representations and warranties by HPSC relating to, among other things:

  •
  the corporate organization, good standing and power of HPSC;

  •
  the capital structure of HPSC;

  •
  HPSC's authority to enter into, and the enforceability of, the merger agreement;

  •
  HPSC's ability to enter into and consummate the merger agreement without violation of, or conflict with, its organizational documents, contracts or laws;

  •
  government and third-party approvals necessary for HPSC to enter into the merger agreement or consummate the merger;

  •
  documents filed by HPSC with the SEC and the accuracy of information contained in those documents;

  •
  absence of material undisclosed liabilities or obligations of HPSC;

  •
  absence of certain material changes or events with respect to HPSC since December 31, 2002;

  •
  the accuracy of information provided by HPSC in this proxy statement/prospectus and the registration statement of which it is a part;

  •
  HPSC's board's approval of the merger;

  •
  the HPSC stockholder vote necessary to approve the merger;

  •
  the receipt of KBW's fairness opinion;

  •
  HPSC's transactions with its affiliates;

  •
  HPSC's litigation matters;

  •
  HPSC's compliance with applicable obligations and laws, including the USA PATRIOT ACT;

  •
  HPSC's compliance with economic and trade sanctions and regulations;

  •
  absence of any unlawful contributions or payments by HPSC;

  •
  HPSC's tax filings and the accuracy of information contained in those documents;

  •
  matters relating to HPSC benefit plans and its compliance with the Employee Retirement Income Security Act of 1974;

  •
  environmental matters affecting HPSC;

  •
  real and personal property of HPSC;

  •
  HPSC's material contracts;

  •
  HPSC's engagement of, and payment of fees to, brokers, investment bankers, finders and financial advisors in connection with the merger agreement;

  •
  insurance policies and claims relating to HPSC;

  •
  HPSC's intellectual property;

  •
  HPSC's loan and lease agreements with its customers;

  •
  HPSC's asset securitization transactions;

  •
  risk management and derivative policies of HPSC;

  •
  the data tape supplied to GE; and

  •
  HPSC not being classified as an investment company under the Investment Company Act of 1940.

        The merger agreement contains customary representations and warranties by GE relating to, among other things:

  •
  the corporate organization, good standing and power of GE and Patriot HFS;

  •
  GE's and Patriot HFS's authority to enter into, and the enforceability of, the merger agreement;

  •
  GE's and Patriot HFS's ability to enter into and consummate the merger agreement without violation of, or conflict with, its respective organizational documents, contracts or laws;

  •
  government and third-party approvals necessary for GE and Patriot HFS to enter into the merger agreement or consummate the merger;

  •
  documents filed by GE with the SEC and the accuracy of information contained in those documents;

  •
  absence of certain material changes or events with respect to GE since December 31, 2002;

  •
  the action required of GE and Patriot HFS to approve the merger;

  •
  the accuracy of information provided by GE and Patriot HFS in this proxy statement/prospectus and the registration statement of which it is a part;

  •
  GE's common stock to be issued in the merger;

  •
  GE's engagement of, and payment of fees to, brokers, investment bankers, finder and financial advisors in connection with the merger agreement; and

  •
  the operations of Patriot HFS.

Covenants and Agreements

        Conduct of Business of HPSC Pending the Merger. The merger agreement provides that, until the effective time of the merger or termination of the merger agreement and unless required by law, a government entity or the AmEx or GE consents otherwise, HPSC and its subsidiaries will conduct their business in the ordinary course consistent with past practices and will use commercially reasonable efforts consistent with past practices and policies to preserve substantially intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall be unimpaired when GE and HPSC complete the merger. HPSC and its subsidiaries may not enter into any new material lines of business.

        HPSC has also agreed that prior to the completion of the merger, it will not do any of the following without GE's consent and will not permit any of its subsidiaries to do any of the following without GE's consent:

  •
  declare or pay any dividend on or make other distributions in respect of any capital stock; split, combine or reclassify any stock or issue any new securities; repurchase, redeem or acquire shares of its capital stock other than in the ordinary course of business consistent with past practice;

  •
  issue or sell capital stock, voting debt securities or securities convertible into or exercisable for, or any rights, warrants or options to acquire any such capital stock or voting debt securities, except (1) in connection with outstanding stock option or purchase plans, (2) issuances by wholly-owned subsidiaries to HPSC or another subsidiary, or (3) issuances in accordance with the rights agreement;

  •
  amend its certificate of incorporation or bylaws;

  •
  acquire a substantial equity interest in or a substantial portion of the assets of any business;

  •
  make changes to the exercise period of, reprice, or authorize cash payments in exchange for options granted under HPSC's stock incentive or option plans;

  •
  sell, lease, license, encumber or dispose of assets, except in the ordinary course of business;

  •
  make any loans or investments or incur any material indebtedness, other than to a subsidiary or in the ordinary course of business;

  •
  make material changes in its accounting policies or tax elections;

  •
  except as agreed to by GE, adopt or amend any employee benefit plan or increase the salaries or wage rates of any of its employees, except for wage increases in the ordinary course of business and consistent with past practices, or grant severance or termination pay to any employee unless required by law or in connection with agreements already in existence or where consistent with HPSC's past practice and policy; or

  •
  enter into or modify any agreement that would have been deemed a material contract of HPSC were it in effect as of the date of the merger agreement.

        No Solicitation of Alternative Transactions. Until completion of the merger or the termination of the merger agreement, HPSC and its officers and directors have agreed not to:

  •
  solicit, initiate or encourage any inquiries which may lead to a "takeover proposal," as defined below; or

  •
  engage in, or enter into any negotiations or discussion concerning, furnish any information with respect to, or take any other action to facilitate any inquiries or any proposal that constitutes, any takeover proposal.

        However, prior to the effectiveness of the merger, in circumstances that did not result from HPSC's breach of its obligations not to solicit alternative transactions, and provided that HPSC promptly provides notice to GE of its intent to do so, HPSC may furnish information with respect to HPSC to a party making a takeover proposal and participate in negotiations with such party. Furthermore, if such takeover proposal is a superior proposal, as defined below, the board of directors may enter into an agreement with such third-party and terminate the merger agreement, if after duly considering the advice of outside counsel, the board of directors determines in good faith that failure to do so could reasonably be expected to breach its fiduciary duties to the stockholders. Termination of the merger agreement in such a situation would require concurrent payment of the $2,150,000 termination fee and GE expenses of up to $1,750,000.

        A "takeover proposal" means any inquiry, proposal or offer from any person (other than GE and its subsidiaries, affiliates, and representatives) relating to any (a) direct or indirect acquisition or purchase of a 10% or more in fair market value of the assets of HPSC and any of its subsidiaries, taken as a whole, (b) direct or indirect acquisition of a 10% or greater equity or voting interest in securities of HPSC, or (c) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving HPSC or 10% or more in fair market value of the assets of HPSC and its subsidiaries, taken as a whole, other than the transactions contemplated by the merger agreement.

        A "superior proposal" means a bona fide written proposal obtained not in breach of the merger agreement to acquire, directly or indirectly, for consideration consisting of cash and/or securities, all of the equity securities of HPSC or substantially all of the assets of HPSC made by a third-party on terms and conditions that the board of directors of HPSC determine in its good faith and reasonable judgment after consultation with its financial advisor and outside counsel to be more favorable from a financial point of view than the merger, taking into account at the time of determination any changes to the terms of the merger agreement that as of that time had been proposed by GE and the ability of the person making such superior proposal to consummate such takeover proposal (based upon, among other things, the existence of any financing requirements and the expectation of obtaining required regulatory approvals).

        HPSC is obligated to duly call, give notice of and convene the special meeting to consider the approval of the merger agreement as soon as practicable following the date of the merger agreement. Neither the HPSC board of directors nor any committee thereof may, except as required by its fiduciary duties as determined in good faith thereby (after consultation with its outside counsel), withdraw or modify, or propose to withdraw or modify, in a manner adverse to GE, the approval or recommendation by the HPSC board of directors of the merger. HPSC is not prohibited from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or 14e-2 promulgated under the Exchange Act or from making any disclosure to the HPSC stockholders if, in the good faith judgment of the HPSC board of directors (after consultation with its outside counsel), the disclosure is necessary for the board of directors to comply with its fiduciary duties under applicable law.

        Notwithstanding the right of the HPSC board of directors to modify its recommendation or take other actions noted above with respect to a takeover proposal or superior proposal based on the board of directors' fiduciary duties, HPSC is obligated to hold the special meeting of stockholders. Further, the three executive officers of HPSC who have executed a voting agreement (described on page 47 of this proxy statement/prospectus) must vote in favor of the merger agreement notwithstanding any decision by the HPSC board of directors no longer to recommend the merger. If the merger agreement is terminated by either GE or HPSC because the board of directors of HPSC has entered into an agreement to effect a superior proposal or has resolved to do so, HPSC must still hold the special meeting to consider the merger agreement. This provision, commonly referred to as a "force the vote" provision, could have the effect of discouraging a potential alternative acquirer of HPSC by making it more difficult and time-consuming for such third-party to complete a transaction with HPSC.

        Documentation of Asset Sales. HPSC covenants to provide purchasers of assets under its asset securitization transactions with documents identifying those assets sold with a repurchase option and those sold without such an option. Each such document shall also state that at all times since the date of sale, it has consistently treated all assets sold without such a repurchase option as not being subject to such an option.

        Other Covenants. The merger agreement contains certain other covenants and agreements, including agreements relating to preparation and distribution of this proxy statement/prospectus, access to information, public announcements, cooperation regarding certain filings with governmental and other agencies and organizations and directors' and officers' indemnity. In addition, the merger agreement contains a general covenant requiring each of the parties to use its commercially reasonable efforts to effectuate the merger and to ensure that the merger is treated as a tax-free reorganization and best efforts to obtain all consents, waivers and other approvals necessary to avoid defaults under HPSC's material agreements. HPSC also covenants to terminate the employee stock ownership plan effective immediately prior to the merger. GE covenants to use reasonable best efforts to list on the NYSE the shares of GE common stock to be issued in connection with the merger which have not been previously listed. In addition, GE agrees for the first year following the merger to pay employees of the surviving corporation base wages and salaries at rates no less favorable than the rates paid by HPSC on the date the agreement was executed.

Conditions to the Merger

        The obligations of GE, Patriot HFS and HPSC to consummate the merger are subject to a number of customary conditions, including the following:

  •
  adoption and approval of the merger agreement and merger by the requisite vote of HPSC stockholders;

  •
  the absence of any provision of any applicable law or regulation and judgment, injunction, order or decree that prohibits completion of the merger;

  •
  expiration or termination of the waiting period under the Hart-Scott-Rodino Act;

  •
  effectiveness of the registration statement of which this joint proxy statement/prospectus is a part and the absence of any stop order or proceeding seeking a stop order; and

  •
  receipt of all required governmental approvals and consents, except, in the case of consents the absence of which could not result in civil or criminal sanctions being imposed, where the failure to obtain any of these consents and approvals would not reasonably be expected to have a material adverse effect on GE or HPSC.

        In addition, the obligations of GE to consummate the merger are subject to the following conditions:

  •
  at the effective time, HPSC's representations and warranties set forth in the merger agreement that are qualified as to materiality or material adverse effect shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, except as contemplated by the merger agreement and except in all cases where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, have a material adverse effect on HPSC;

  •
  HPSC shall have performed or complied in all material respects with its agreements and covenants required to be performed or complied with under the merger agreement as of or prior to the completion of the merger;

  •
  HPSC shall have received an opinion of Day, Berry & Howard LLP, satisfactory to HPSC, to the effect that the merger constitutes a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

  •
  there shall not have been a material adverse effect on HPSC since the signing of the merger agreement;

  •
  there are not pending or threatened any government suits, actions or proceedings which could prevent the merger;

  •
  there are no material adverse changes in the equity markets;

  •
  there have not been any armed hostilities or other national or international calamity or terrorist incidents;

  •
  HPSC's rights agreement shall have been amended to ensure that a distribution date or share acquisition date shall not occur as a result of the merger and that none of GE, Patriot HFS or their affiliates will be deemed an acquiring person;

  •
  HPSC and Messrs. Everets, Doherty and Lefebvre shall have entered into amended employment agreements;

  •
  HPSC shall state to GE that neither it nor its subsidiaries are real property holding corporations;

  •
  all required third-party consents, waivers and other approvals required under its material contracts shall have been obtained; and

  •
  the ACFC subsidiary of HPSC shall have been sold or HPSC shall have taken such actions with respect to ACFC's employees as GE may request.

        In addition, the obligations of HPSC to consummate the merger are subject to the following conditions:

  •
  at the effective time, GE's representations and warranties set forth in the merger agreement that are qualified as to materiality or material adverse effect shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, except as contemplated by the merger agreement;

  •
  GE shall have performed or complied in all material respects with its agreements and covenants required to be performed or complied with under the merger agreement as of or prior to the completion of the merger; and

  •
  GE shall have received an opinion of Gibson, Dunn & Crutcher LLP, satisfactory to GE, to the effect that the merger constitutes a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

Indemnification and Insurance

        The merger agreement provides that after we complete the merger, the surviving corporation will honor existing indemnification obligations of HPSC, indemnify directors and officers of HPSC for acts or omissions occurring prior to the merger and provide indemnification arrangements for HPSC's officers and directors to the fullest extent permitted by applicable law. In addition, the surviving corporation will provide directors' and officers' liability insurance covering those persons who were covered by HPSC's directors' and officers' liability insurance policy as of the date of the merger agreement for a period of at least six years. However, the surviving corporation will not be required to spend more than 200% of the annual premium currently paid by HPSC for that coverage.

Termination

        GE and HPSC can jointly terminate the merger agreement at any time before completing the merger, even if HPSC stockholders have approved the merger.

        Either of GE or HPSC can also terminate the merger agreement if:

  •
  GE and HPSC do not complete the merger before May 15, 2004 (subject to extension under certain circumstances);

  •
  a governmental or legal restraint does not permit completion of the merger;

  •
  HPSC stockholders do not adopt and approve the merger agreement and the merger at the special meeting;

  •
  HPSC enters into a merger or acquisition agreement to effect a superior proposal (as defined in "—Covenants and Agreements", beginning on page 40 of this proxy statement/prospectus), or its board of directors resolves to do so;

  •
  the waiting period under the Hart-Scott-Rodino Act has not expired or been terminated on or prior to May 15, 2004; or

  •
  the other party materially breaches its representations, warranties or covenants in the merger agreement and such breach has not been cured within five business days of such other party receiving notice of the breach.

        In addition, GE may terminate the merger agreement without completing the merger if:

  •
  HPSC's board of directors or a committee of the board of directors shall not have recommended or shall have resolved not to recommend or shall have qualified, changed, modified or withdrawn its recommendation of the merger;

  •
  a tender offer or exchange offer is commenced by an unaffiliated party for 20% or more of the outstanding shares of HPSC stock and the HPSC board of directors does not recommend against acceptance by the stockholders, or if the board of directors has withdrawn or modified its recommendation of the merger;

  •
  HPSC's board of directors recommends a takeover proposal (as defined in "—Covenants and Agreements", beginning on page 40 of this proxy statement/prospectus) to you;

  •
  the HPSC board of directors resolves to do any of the foregoing;

  •
  there is a claim proceeding or investigation by a government entity pending or threatened against HPSC, any of its subsidiaries or their officers and directors;

  •
  HPSC receives a negative notice regarding a breach of a financial covenant contained in any agreement relating to one of its asset securitization transactions that, in the reasonable judgment of GE, could lead to the termination of HPSC as servicer under that agreement and the breach is not cured within 10 business days after receipt of this notice or two days prior to the special meeting whichever is earlier; or

  •
  HPSC breaches a representation or warranty that gives rise to a failure to fulfill a condition, which breach is not cured within five business days of notice.

        Further, HPSC may terminate the merger agreement without completing the merger if:

  •
  GE breaches a representation or warranty that gives rise to a failure to fulfill a condition to completion of the merger, and this breach is not cured within five business days of notice.

        If GE and HPSC do not consummate the merger, except under the circumstances described below in "—Termination Fee", all fees and expenses incurred in connection with the merger agreement and the transactions it contemplates will be paid by the party incurring those expenses.

        In addition, if HPSC terminates the merger agreement because the board of directors of HPSC has entered into, or resolved to enter into, an agreement to effect a superior proposal, HPSC shall remain obligated to hold a special meeting of stockholders for purposes of considering the merger agreement and the senior executive officers shall remain obligated to vote in favor of the merger agreement under the terms of the voting agreement they have signed.

Termination Fee

        HPSC has agreed to pay GE's reasonable out-of-pocket fees and expenses up to $1,750,000 if the merger agreement is terminated by:

  •
  HPSC, after May 14, 2004 and after receipt of a superior proposal (as defined in "—Covenants and Agreements" on page 40 of this proxy statement/prospectus);

  •
  GE, if HPSC fails to comply in any material respect with any of its covenants or agreements or has breached a representation or warranty that gives rise to a failure to fulfill a condition, which failure is not cured within five business days after receipt of notice; or if the HPSC board of directors does not recommend or modifies or withdraws its recommendation of the merger; if the board of directors recommends any takeover proposal to the stockholders; if a tender or exchange offer for 20% or more of the outstanding shares is commenced and the board of directors does not recommend against acceptance by the stockholders; if there is a claim, suit or investigation by a government entity; or if HPSC receives notice regarding breach of a financial covenant in any securitization transaction document which could, in the reasonable judgment of GE, lead to termination of HPSC as servicer;

  •
  HPSC or GE, if HPSC enters into a merger agreement to effect a superior proposal or the board of directors of HPSC resolves to do so; or

  •
  HPSC or GE, if the stockholders of HPSC do not approve and adopt the merger agreement after any of the following shall have occurred: receipt of a publicly disclosed proposal relating to a superior proposal; the HPSC board of directors shall not have recommended, or shall have changed its recommendation, regarding the merger agreement; the HPSC board of directors shall have recommended a takeover proposal; or there shall have been a tender offer commenced and the HPSC board of directors shall have failed to recommend against such tender offer.

        HPSC has agreed to pay GE a termination fee of $2,150,000 if the merger agreement is terminated by:

  •
  HPSC, after May 14, 2004 and after receipt of a superior proposal;

  •
  GE, if HPSC fails to comply in any material respect with any of its covenants or agreements or a breach of a representation or warranty that gives rise to a failure to fulfill a condition, which failure is not cured within five business days after receipt of notice; if the HPSC board of directors does not recommend or modifies or withdraws its recommendation of the merger; if the board of directors recommends any takeover proposal to the stockholders; if a tender or exchange offer for 20% or more of the outstanding shares is commenced and the board of directors does not recommend against acceptance by the stockholders; there is a claim, suit or investigation by a government entity; or if HPSC receives notice regarding breach of a financial covenant in any securitization transaction document which could, in the reasonable judgment of GE, lead to termination of HPSC as servicer thereunder; or

  •
  HPSC or GE, if the stockholders do not approve and adopt the merger agreement, after any of the following has occurred: receipt of a publicly disclosed superior proposal; the HPSC board of directors does not recommend or changes its recommendation regarding the merger agreement; the HPSC board of directors recommends a takeover proposal; or a tender offer commences and the HPSC board of directors fails to recommend against the tender offer and the board of directors shall have withdrawn or modified its recommendation of the merger;

and, in each case, within 12 months of the termination, a third-party acquisition event occurs. Such fee would be due on the later of the termination of the merger agreement or the announcement of the third-party acquisition event. Third-party acquisition event is defined in the merger agreement as

(a) any person (other than GE or its affiliates) acquires or becomes the beneficial owner of 20% or more of the outstanding shares of HPSC common stock; (b) any group (other than a group which includes or may reasonably be deemed to include GE or any of its affiliates) is formed which, at the time of formation, beneficially owns 20% or more of the outstanding shares of HPSC common stock; (c) HPSC enters into, or announces that it proposes to enter into, an agreement, including an agreement in principle, providing for a merger or other business combination involving HPSC or a "significant subsidiary" (as defined in Rule 1.02(w) of Regulation S-X as promulgated by the SEC) of HPSC or the acquisition of a substantial interest in, or a substantial portion of the assets, business or operations of, HPSC or a significant subsidiary (other than the transactions contemplated by the merger agreement); (d) any person (other than GE or its affiliates) is granted any option or right, conditional or otherwise, to acquire or otherwise become the beneficial owner of shares of HPSC common stock which, together with all shares of HPSC common stock beneficially owned by such person, results or would result in such person being the beneficial owner of 20% or more of the outstanding shares of HPSC common stock; or (e) there is a public announcement with respect to a plan or intention by HPSC to effect any of the foregoing transactions. For purposes of this paragraph, the terms "group" and "beneficial owner" shall be defined by reference to Section 13(d) of the Exchange Act.

        HPSC has also agreed to pay the termination fee of $2,150,000 if the merger agreement is terminated by GE or HPSC because HPSC enters into a merger or acquisition agreement to effect a superior proposal or the board of directors of HPSC resolves to do so. In this case, the fee would be due concurrently with the termination of the merger agreement.

        Except in the situations described above, if we do not consummate the merger, each of GE and HPSC will bear its own costs and expenses incurred in connection with the merger agreement and the transactions contemplated thereby. If the merger is completed, GE will pay for these costs and expenses.

Amendments

        Subject to the applicable provisions of Delaware corporate law, at any time prior to completion of the merger, GE and HPSC, by resolution of their respective boards of directors, may modify or amend the merger agreement by written agreement executed and delivered by duly authorized officers of each company. The merger agreement provides, however, that after approval of the merger by HPSC's stockholders, no amendment that requires further stockholder approval can be made without approval of HPSC's stockholders.

AGREEMENTS RELATED TO THE MERGER

Voting Agreement

        The following description summarizes the material provisions of the voting agreement between GE and Messrs. Everets, Doherty and Lefebvre. This summary does not purport to describe all of the terms of the voting agreement. You should read carefully the voting agreement which is attached as Appendix C to this proxy statement/prospectus.

        In connection with the execution of the merger agreement, three stockholders representing approximately 15% percent of the voting power of HPSC's common stock (29.28% if these stockholders exercise all of their presently exercisable options prior to the record date) entered into a voting agreement with GE. Under the voting agreement, each of these HPSC stockholders has agreed to vote all of the HPSC shares beneficially owned by him in favor of adoption of the merger agreement. In addition, under the voting agreement, these stockholders may transfer shares of the HPSC stock they own only if the transferees agree to be bound by the provisions of the voting agreement. Each of the stockholders who is a party to the voting agreement has granted GE an irrevocable proxy with respect to all shares beneficially owned by such stockholders.

        The voting agreement contains customary representations and warranties. It also contains certain other agreements of the stockholder who is a party to the agreement. The stockholders agree to give any consents or waivers required for the consummation of the merger, to waive any appraisal rights with respect to the merger and not to solicit any takeover proposals or superior proposals.

Employment Agreements

        The following description summarizes the material provisions of the employment agreements between HPSC and Messrs. Everets, Doherty and Lefebvre.

  •
  HPSC and Mr. Everets, HPSC's chairman and chief executive officer, have entered an amended employment agreement, effective upon the merger. Under the terms of this amended employment agreement, Mr. Everets waives all of his rights under his prior employment agreement with HPSC in exchange for payment to Mr. Everets on the effective date of the merger of $500,000. During the period of his employment (two years), Mr. Everets will receive minimum annual base salary of $400,000 and will be eligible for a performance-based bonus of up to 100% of his base salary. Mr. Everets is also entitled, under the terms of the amended employment agreement, to a retention bonus equal to $800,000, vesting in four equal semi-annual installments of $200,000, beginning six months after the merger, and vesting in full if Mr. Everets terminates his employment for good reason or is terminated without cause. In the event Mr. Everets terminates his employment for good reason or is terminated without cause, and upon termination of employment for any reason on or after the second anniversary of his employment date, he is entitled to severance of $350,000. As part of the amended employment agreement, Mr. Everets has agreed to provisions relating to release, non-competition, non-solicitation, confidentiality, non-disparagement and cooperation for which he is entitled to payments of $200,000, $600,000, $250,000, $150,000, $100,000 and $50,000, respectively, generally payable in installments commencing six months after the termination of employment.

  •
  HPSC and Mr. Doherty, HPSC's President, have entered an amended employment agreement, effective upon the merger. Under the terms of this amended employment agreement, Mr. Doherty waives all of his rights under his prior employment agreement with HPSC in exchange for payment on the effective date of the merger of $250,000. During the period of his employment (two years), Mr. Doherty will receive minimum annual base salary of $270,000 and will be eligible for a performance-based bonus of up to 100% of his base salary. Mr. Doherty is also entitled, under the terms of the amended employment agreement, to a retention bonus equal to $550,000, vesting in four equal semi-annual installments of $137,500, beginning six months after the merger and vesting in full if Mr. Doherty terminates his employment for good reason or is terminated without cause. In the event Mr. Doherty terminates his employment for good reason or is terminated without cause, and upon termination of employment for any reason on or after the second anniversary of his employment date, he is entitled to severance of $200,000. As part of the amended employment agreement, Mr. Doherty has agreed to provisions relating to release, non-competition, non-solicitation, confidentiality, non-disparagement and cooperation for which he is entitled to payments of $140,000, $300,000, $100,000, $100,000, $100,000 and $50,000, respectively, generally payable in installments commencing six months after the termination of employment.

  •
  HPSC and Mr. Lefebvre, HPSC's senior executive vice president and chief financial officer, have entered an amended employment agreement, effective upon the merger. Under the terms of this amended employment agreement, Mr. Lefebvre waives all of his rights under his prior employment agreement with HPSC in exchange for payment on the effective date of the merger of $250,000. During the period of his employment (two years), Mr. Lefebvre will receive minimum annual base salary of $200,000 and will be eligible for a performance-based bonus of up to 100% of his base salary. Mr. Lefebvre is also entitled, under the terms of the amended employment agreement, to a retention bonus equal to $400,000, vesting in four equal semi-annual installments of $100,000, beginning six months after the merger, and vesting in full if Mr. Lefebvre terminates his employment for good reason or is terminated without cause. In the event Mr. Lefebvre terminates his employment for good reason or is terminated without cause, and upon termination of employment for any reason on or after the second anniversary of his employment date, he is entitled to severance of $100,000. As part of the amended employment agreement, Mr. Lefebvre has agreed to provisions relating to release, non-competition, non-solicitation, confidentiality, non-disparagement and cooperation for which he is entitled to payments of $50,000, $200,000, $25,000, $25,000, $25,000 and $25,000, respectively, generally payable in installments commencing six month after termination of employment.

COMPARISON OF STOCKHOLDERS' RIGHTS

        GE is incorporated under the laws of the State of New York, HPSC is incorporated under the laws of the State of Delaware. If the merger is completed, HPSC stockholders exchanging their shares in the merger, upon consummation of the merger, will become shareholders of GE, and their rights as such will be governed by the New York Business Corporation Law (the "NYBCL"), the GE certificate of incorporation and the bylaws of GE instead of the Delaware General Corporation Law (the "DGCL"), the certificate of incorporation of HPSC and the bylaws of HPSC. The material differences between the rights of holders of HPSC common stock and the rights of holders of GE common stock, resulting from the differences in their governing documents, are summarized below.

        The following summary does not purport to be a complete statement of the rights of holders of GE common stock under the applicable provisions of the NYBCL, the GE certificate of incorporation and the GE bylaws or the rights of the holders of HPSC common stock under the applicable provisions of the DGCL, the HPSC certificate of incorporation and the HPSC bylaws, or a complete description of the specific provisions referred to herein. This summary contains a list of material differences but is not meant to be relied upon as an exhaustive list or a detailed description of the provisions discussed and is qualified in its entirety by reference to the NYBCL and DGCL and the governing corporate instruments of GE and HPSC to which the holders of HPSC common stock are referred. Copies of such governing corporate instruments of GE and HPSC are available, without charge, to any person, including any beneficial owner to whom this prospectus is delivered, by following the instructions listed under "Where You Can Find More Information."

SUMMARY OF MATERIAL DIFFERENCES BETWEEN
THE RIGHTS OF HPSC STOCKHOLDERS
AND THE RIGHTS OF GE SHAREHOLDERS

	HPSC STOCKHOLDER RIGHTS	GE SHAREHOLDER RIGHTS
AUTHORIZED CAPITAL STOCK:
The authorized capital stock of HPSC currently consists of 20,000,000 shares of capital stock, consisting of (i) 15,000,000 shares of common stock, par value $0.01 per share, and (ii) 5,000,000 shares of preferred stock, par value $1.00 per share.
The authorized capital stock of GE currently consists of 13,250,000,000 shares of capital stock, consisting of (i) 13,200,000,000 shares of GE common stock, par value $0.06 per share, and (ii) 50,000,000 shares of preferred stock, par value $1.00 per share.
NUMBER OF DIRECTORS:
	The HPSC board of directors currently consists of eight directors, with each director elected to a three-year term. The number of directors shall not be less than three nor more than twelve directors. The HPSC board of directors is divided into three classes: Class I, Class II, and Class III; each class may not have a number exceeding the number of directors in another class by more than one.	The GE board of directors currently consists of 17 directors. The number of directors shall not be less than 10 directors. The GE board is not divided into classes.
ELECTION OF DIRECTORS:
The HPSC bylaws provide that only one class of directors is elected to the HPSC board of directors in a given year. Under the DGCL, directors are elected by a plurality of the votes of the shares present in person or represented by proxy at a meeting of stockholders and entitled to vote on the election of directors and the HPSC bylaws provide that any vacancy shall be filled exclusively by the affirmative vote of a majority of the remaining directors then in office, even if the remaining directors constitute less than a quorum of the board of directors.
The GE bylaws provide that directors of GE shall be elected each year at the annual statutory meeting of the shareholders of GE, and that any vacancy occurring in the GE board may be filled for the unexpired term by the GE board.

REMOVAL OF DIRECTORS:
The HPSC bylaws provide that any or all of the directors of a corporation may be removed only for cause, and only upon the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the corporation's stock.
The NYBCL provides that any or all of the directors of a corporation may be removed for cause and, if the certificate of incorporation or bylaws of the corporation provide, without cause by vote of the shareholders. GE's certificate of incorporation and bylaws do not provide for removal of directors without cause.
SHAREHOLDER RIGHTS PLAN:
	HPSC has a stockholder rights plan. The HPSC stockholder rights plan does not apply to the offer and the merger or to any other transactions contemplated by the merger agreement or voting agreement referenced in this proxy statement/prospectus.	GE does not have a shareholder rights plan.
AMENDMENT OF CHARTER:
The HPSC certificate of incorporation may be amended in any manner permitted under the DGCL, which includes the affirmative vote of the holders of a majority of the outstanding shares entitled to vote except for amendments to Sections 2, 3, 5 and 6 of Article II, Article X and Article XI certificate of incorporation, which require the approval of the holders of 75% of the outstanding shares entitled to vote.
Generally, the NYBCL permits amendment of the GE charter if the amendment is approved by a majority vote of the board of directors of GE and the affirmative vote of at least a majority of outstanding shares of GE common stock.
AMENDMENT OF BYLAWS:
The HPSC bylaws may be amended or repealed by the HPSC stockholders and as such power is conferred by the certificate of incorporation, by the HPSC board of directors, except that any bylaw added or amended by the HPSC stockholders may be altered or repealed only by the HPSC stockholders if such bylaw expressly so provides.
The GE bylaws may be amended or repealed by the shareholders or the board of directors of the company, except that the GE board of directors does not have the authority to amend or repeal any bylaw which is adopted by the GE shareholders after April 20, 1948, unless such authority is granted to the GE board of directors by the specific provisions of a bylaw adopted by the GE shareholders.

DISSENTERS' APPRAISAL RIGHTS:
Under the DGCL, the right of dissenting stockholders to obtain the fair value for their shares is available in connection with some mergers or consolidations. Unless otherwise provided in the certificate of incorporation, appraisal rights are not available to stockholders when the corporation will be the surviving corporation in a merger and no vote of its stockholders is required to approve the merger. In addition, no appraisal rights are available to stockholders of any class of stock which is either:
The NYBCL provides that, upon strict compliance with the applicable statutory requirements and procedures, a dissenting shareholder has the right to receive payment of the fair value of such shareholder's shares if such shareholder objects to: (i) certain mergers, (ii) consolidations, (iii) dispositions of assets requiring shareholder approval, (iv) specified share exchanges, or (v) amendments to the certificate of incorporation which adversely affect the rights of such shareholder.
	(i)	listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the NASD; or
	(ii)	held of record by more than 2,000 stockholders,
unless those stockholders are required by the terms of the merger or consolidation to accept for such stock anything other than:
	(i)	shares of stock of the surviving corporation;
	(ii)	shares of stock of another corporation which, on the effective date of the merger of consolidation, are of the kind described under (i) or (ii) in the paragraph immediately above;
	(iii)	cash in lieu of fractional shares of such stock; or
	(iv)	any combination of the consideration set forth in (i), (ii) or (iii) of this paragraph.

BUSINESS COMBINATIONS:
Under the DGCL, an interested stockholder, defined generally as a person owning 15% or more of a corporation's outstanding voting stock, is prevented from engaging in a business combination with the corporation for three years following the time that person became an interested stockholder unless:
Under the NYBCL, an interested shareholder, defined generally as a person owning 20% or more of a corporation's outstanding voting stock, is prevented from engaging in a business combination with the corporation for five years after becoming an interested shareholder, unless:
	(i)	the board, prior to the time the person became an interested stockholder, approved either the business combination or the transaction that resulted in the person becoming an interested stockholder;	(i)	the board approved the transaction in which the interested shareholder became an interested shareholder; or
(ii)
		the person became an interested stockholder and an eighty-five percent (85%) owner of the voting stock in the transaction, excluding shares owned by directors who are also officers and shared owned by some employee plans; or	(ii)	the board approves the business combination before the shareholder becomes an interested shareholder.
	(iii)	the combination transaction is approved by the board and authorized by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.
If the board did not approve the transaction in which the interested shareholder became an interested shareholder, such interested shareholder is prevented from engaging in a business combination after the five-year period unless:
	A Delaware corporation can elect in its charter or bylaws not to be governed by this provision of the DGCL. HPSC has not made such an election.		(i)	a majority of the shares not owned by the interested shareholder approve the business combination; or
			(ii)	the consideration to be provided in connection with the business combination meets certain fair price criteria.

SPECIAL MEETINGS:
	The HPSC bylaws provide that special meetings of the stockholders may be called by the President or by order of the board of directors, and shall be called by the Secretary (or in the case the Secretary cannot or will not, another officer) upon written application by one or more stockholders who together hold at least 50% in interest of the capital stock entitled to vote.	GE bylaws provide that special meetings of shareholders may be called by the GE board of directors or by the written request of shareholders holding 40% of the then issued stock of GE.
CONSENT OF SHAREHOLDERS IN LIEU OF MEETING:	The HPSC bylaws provide that no action taken by stockholders may be taken by written consent or otherwise without a meeting.
The NYBCL requires the unanimous consent in writing of the holders of all outstanding shares entitled to vote thereon for any action requiring a vote of shareholder, if such action is taken without a meeting, unless otherwise provided in the corporation's charter or bylaws. Neither the GE charter nor the GE bylaws contains any provision with respect to action by shareholders by written consent.
DIVIDENDS:
Under the DGCL, a corporation may pay dividends out of surplus. If there is no surplus, a corporation may also pay out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.
Under the NYBCL, a corporation may pay dividends out of surplus only, such that net assets of the corporation remaining after such declaration, payment or distribution shall at least equal the amount of its stated capital, with certain limited exceptions.

INDEMNIFICATION:	The HPSC charter provides that a director will have no personal liability to HPSC or its stockholders for monetary damages for any breach of fiduciary duty, except to the extent required by law:		The GE charter provides that a person who is or was a director of GE will have no personal liability to GE or its shareholders for damages for any breach of duty in such capacity except that the foregoing shall not eliminate or limit liability where such
	(i)	for any breach of the director's duty of loyalty to the corporation or its stockholders;	liability is imposed under the NYBCL. The GE bylaws provide that GE shall, to the fullest extent permitted by applicable law, indemnify any person who is
	(ii)	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;	or was or has agreed to become a director of GE against damages; provided that no indemnification may be provided to any person if a judgment or other final
	(iii)	pursuant to Section 174 of the DGCL (i.e., for improper payment of dividend or	adjudication adverse to the director establishes that:
		improper stock purchases or redemptions); or	(i) his or her acts were committed in bad faith or were the result of active and
	(iv)	for any transaction from which the director derived an improper personal benefit.	deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or
(ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

The HPSC bylaws provide that the corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the corporation or was serving at the request of the corporation in an official capacity, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred. The proceeding must have been authorized by the board of directors.
The GE bylaws provide that the corporation may indemnify any employees or agents of the corporation as authorized by the board of directors or by a committee designated for such purpose. GE's bylaws provide that the corporation may also indemnify any person whom GE is permitted by applicable law to provide indemnification or the advancement of expenses, pursuant to the NYBCL.

STOCKHOLDERS' RIGHTS PLAN

        Pursuant to a rights agreement between HPSC and EquiServe Trust Company, N.A., as rights agent, dated August 1993 and amended and restated in September 1999, the board of directors declared a dividend in August 1993 of one preferred stock purchase right for each share of HPSC's common stock outstanding on or after August 13, 1993. The preferred stock purchase right entitles the holder to purchase one one-hundredth of a share of Series A preferred stock, which fractional share is substantially equivalent to one share of common stock, at an exercise price of $20. The preferred stock purchase right will not be exercisable or transferable apart from the common stock until the earlier to occur of 10 days following a public announcement that a person or affiliated group has acquired 15% or more of the outstanding common stock (such person or group is referred to as an "acquiring person"), or 10 business days after an announcement or commencement of a tender offer which would result in a person or group becoming an acquiring person, subject to certain exceptions. The preferred stock purchase rights beneficially owned by the acquiring person and its affiliates become null and void upon the preferred stock purchase rights becoming exercisable.

        If a person becomes an acquiring person or certain other events occur, each preferred stock purchase right entitles the holder, other than the acquiring person, to purchase common stock (or one one-hundredth of a share of preferred stock, at the discretion of the board of directors) having a market value of two times the exercise price of the preferred stock purchase right. If HPSC is acquired in a merger or other business combination, each exercisable preferred stock purchase right entitles the holder, other than the acquiring person, to purchase common stock of the acquiring company having a market value of two times the exercise price of the preferred stock purchase right.

        At any time after a person becomes an acquiring person and prior to the acquisition by such person of 50% or more of the outstanding common stock, the board of directors may direct HPSC to exchange the preferred stock purchase rights held by any person other than an acquiring person at an exchange ratio of one share of common stock per preferred stock purchase right. The preferred stock purchase rights may be redeemed by HPSC, subject to approval by the board of directors, for one cent per preferred stock purchase right in accordance with the provisions of the rights agreement (or the rights agreement may be amended). The preferred stock purchase rights have no voting or dividend privileges.

        On August 13, 2003, the board of directors of HPSC amended the rights agreement, by executing the First Amendment to the Amended and Restated Rights Agreement. The first amendment was adopted to extend the "Final Expiration Date" of the rights agreement from August 13, 2003 to August 13, 2013 and increase the exercise price of each preferred stock purchase right from $20.00 to $40.00.

        On November 12, 2003, HPSC further amended the rights agreement to (i) exclude GE, Patriot HFS and certain stockholders from the definition of an acquiring person for the purposes of the rights agreement; (ii) specify that no distribution date or share acquisition date shall be deemed to have occurred by reason of the execution of the merger agreement or the voting agreement among GE and certain stockholders of HPSC; and (iii) specify that the preferred stock purchase rights will expire on the earlier of August 13, 2013, or the effective date of the Merger.

LEGAL MATTERS

        Certain legal matters relating to the validity of the shares of GE common stock issuable in connection with the merger will be passed upon for GE by Robert E. Healing, Corporate Counsel of GE. Mr. Healing beneficially owns or has rights to acquire an aggregate of less than 0.01% of GE common stock. Certain legal matters relating to federal income tax matters will be passed upon for GE by Gibson, Dunn & Crutcher LLP, New York, New York and for HPSC by Day, Berry & Howard LLP, Boston, Massachusetts.

EXPERTS

        KPMG LLP, independent certified public accountants, audited GE's consolidated financial statements as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002. GE's Current Report on Form 8-K dated April 10, 2003 includes these financial statements and the auditors' report. The audit report covering the December 31, 2002 consolidated financial statements refers to changes in the methods of accounting for goodwill and other intangible assets and for stock-based compensation in 2002, and changes in the methods of accounting for derivative instruments and hedging activities and impairment of certain beneficial interests in securitized assets in 2001. This proxy statement/prospectus incorporates the financial statements and report by reference, relying on KPMG LLP's authority as experts in accounting and auditing.

        The consolidated financial statements incorporated by reference in this proxy statement/prospectus from the annual report on Form 10-K/A of HPSC for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, which expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 133 and the restatement, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

STOCKHOLDER PROPOSALS

        If the merger is consummated, HPSC will not hold its 2004 Annual Meeting of Stockholders. If, however, that meeting is held, any proposal of a stockholder intended to be presented at the 2004 Annual Meeting of Stockholders, must be received at the corporate headquarters of HPSC no later than December 14, 2003 in order to be included in HPSC's proxy statement and form of proxy relating to that meeting.

        Other Proposals (Not for Inclusion in the Proxy Statement). HPSC's bylaws and the rules of the SEC provide certain procedures that a stockholder must follow to nominate one or more individuals for election as a director or to introduce an item of business at an annual meeting of stockholders. These procedures provide that any nomination or proposed item of business must be submitted in writing to the Secretary of HPSC at 60 State Street, Boston, Massachusetts 02109. Generally, the nomination or proposed item of business must be received no later than the close of business on the 90th day, and no earlier than the close of business on the 120th day, prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year's annual meeting. However, if the annual meeting is held more than 30 days before, or more than 70 days after, the first anniversary of the preceding year's annual meeting, then the item of business must be received no earlier than the close of business on the 120th day prior to such meeting and no later than the 10th day following the day on which HPSC first makes a public announcement of the date of such meeting.

        The notice of a nomination must include:

  (a)
  the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;

  (b)
  a representation that the stockholder is a stockholder of record of HPSC entitled to vote at the meeting who intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

  (c)
  a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

  (d)
  such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement soliciting proxies for such nominee or nominees as director(s); and

  (e)
  a signed consent of each nominee to serve as a director of HPSC if elected.

The notice of a proposed item of business must include: a brief description of the substance of, and the reasons for, conducting such business at the annual meeting; the stockholder's name and address; the number of shares of HPSC common stock held by the stockholder (with supporting documentation where appropriate); and any material interest of the stockholder in such business.

WHERE YOU CAN FIND MORE INFORMATION

        This proxy statement/prospectus incorporates important business and financial information about HPSC from documents that are delivered with this proxy statement/prospectus. Additionally, this proxy statement/prospectus incorporates important business and financial information about HPSC and GE from documents filed with the SEC that are not included in or delivered with this proxy statement/prospectus.

        HPSC and GE each file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room, including the registration statement of which this proxy statement/

prospectus is a part, at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of these materials may also be obtained from the SEC at prescribed rates by writing to the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information about the operation of the SEC public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. HPSC and GE filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http:// www.sec.gov." You may also access the SEC filings and obtain other information about GE and HPSC through the websites maintained by GE and HPSC, which are http://www.ge.com and http://www.hpsc.com, respectively. The information contained in such websites is not incorporated by reference in this proxy statement/prospectus.

        GE has filed with the SEC a registration statement on Form S-4 with respect to the shares of GE common stock to be issued to holders of HPSC common stock pursuant to the merger agreement. This proxy statement/prospectus constitutes the prospectus of GE and the proxy statement of HPSC for the special meeting and is filed as part of the registration statement. Other parts of the registration statement are omitted from this proxy statement/prospectus in accordance with the rules and regulations of the SEC.

        The SEC allows HPSC and GE to "incorporate by reference" information into this proxy statement/ prospectus, which means that we can disclose important information to you by referring you to other documents that GE or HPSC have filed separately with the SEC, and in some cases, delivered to you with the copy of this proxy statement/prospectus. The information incorporated by reference is deemed to be part of this proxy statement/prospectus. Information that GE or HPSC files later with the SEC will automatically update and supersede the information contained in documents filed earlier with the SEC or contained in this proxy statement/prospectus.

        The following documents previously filed with the SEC by GE are incorporated by reference into this proxy statement/prospectus:

  •
  Annual Report on Form 10-K for the year ended December 31, 2002;

  •
  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003; and

  •
  Current Reports on Form 8-K filed January 29, 2003, April 10, 2003, April 11, 2003, October 10, 2003, October 29, 2003 and November 19, 2003.

        A copy of the following documents previously filed with the SEC by HPSC are incorporated by reference into, and delivered with, this proxy statement/prospectus:

  •
  Amendment No. 1 to Annual Report on Form 10-K/A for the year ended December 31, 2002, as filed on August 14, 2003;

  •
  2002 Annual Report to HPSC Stockholders, as restated, filed as exhibit 13.1 to Amendment No. 1 to Annual Report on Form 10-K/A for the year ended December 31, 2002, as filed on August 14, 2003; and

  •
  Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, as filed on November 14, 2003.

        In addition, the following documents previously filed with the SEC by HPSC are incorporated by reference into this proxy statement/prospectus:

  •
  Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, as filed on August 14, 2003;

  •
  Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2003, as filed on September 3, 2003;

  •
  Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2002, as filed on September 3, 2003;

  •
  Current Report on Form 8-K, filed on April 18, 2003;

  •
  Current Report on Form 8-K, filed on August 13, 2003;

  •
  Current Report on Form 8-K, filed on November 12, 2003; and

  •
  Current Report on Form 8-K, filed on November 17, 2003.

        All documents filed by HPSC or GE under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and before the date of the special meeting are incorporated by reference into, and deemed a part of, this proxy statement/prospectus from the date of filing of those documents, provided, however, that we are not incorporating any information furnished under either Item 9 or Item 12 of any Current Report on Form 8-K.

        You may obtain copies, without charge, of documents incorporated by reference in this proxy statement/prospectus, by requesting them in writing or by telephone from the appropriate company as follows:

GE Corporate Investor Communications
3135 Easton Turnpike
Fairfield, Connecticut 06828-0001
Telephone: 203-373-2211
 www.ge.com

HPSC, Inc.
Attention: Investor Relations
60 State Street
Boston, Massachusetts 02109
Telephone: 800-225-2488
 www.hpsc.com

Morrow & Co., Inc.
445 Park Avenue, 5th Floor
New York, New York 10022
Telephone: 212-754-8000
or 800-607-0088

        If you would like to request documents from us, please do so by                        , 2004 to receive them before the special meeting.

SPECIAL NOTE CONCERNING FORWARD-LOOKING STATEMENTS

        This proxy statement/prospectus, including information included or incorporated by reference in this proxy statement/prospectus, contains certain forward-looking statements, within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Generally, the words "will," "may," "should," "continue," "believes," "expects," "intends," "anticipates," "estimates" or similar expressions identify forward-looking statements and any statements regarding the benefits of the merger, or GE's or HPSC's financial condition, results of operations and business are also forward-looking statements. Without limiting the generality of the preceding sentence, the statements contained in the sections "The Merger—Background of the Merger," "The Merger—Recommendation of the HPSC Board;

HPSC's Reasons for the Merger," "The Merger—Opinion of Keefe, Bruyette & Woods, Inc.," and "The Merger—GE's Reasons for the Merger" constitute forward-looking statements.

        These forward-looking statements involve certain risks and uncertainties. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include, among others, the following factors:

  •
  operating results following the proposed acquisition may be lower than expected;

  •
  competitive pressure among companies in the industries in which GE and HPSC operate may increase significantly;

  •
  costs or difficulties related to the integration of the businesses of GE and HPSC may be greater than expected;

  •
  adverse changes in the interest rate environment may reduce interest margins or adversely affect asset values of GE or HPSC;

  •
  general economic conditions, whether nationally or in the market areas in which GE and HPSC conduct business, may be less favorable than expected;

  •
  legislation or regulatory changes may adversely affect the businesses in which GE and HPSC are engaged; or

  •
  adverse changes may occur in the securities markets generally.

        Any forward-looking statements in the proxy statement/prospectus are not guarantees of future performance, and actual results, developments and business decisions may differ from those contemplated by those forward-looking statements, possibly materially. GE and HPSC disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section. See also "Where You Can Find More Information", on page 58 of this proxy statement/prospectus.

APPENDIX A

AGREEMENT AND PLAN OF MERGER
AMONG
GENERAL ELECTRIC COMPANY,
PATRIOT HFS, INC.
and
HPSC, INC.
DATED AS OF NOVEMBER 12, 2003

EXECUTION COPY

ARTICLE I THE MERGER
Section 1.1 The Merger
Section 1.2 Closing
Section 1.3 Effective Time
Section 1.4 Effects of the Merger
Section 1.5 Charter
Section 1.6 By-Laws
Section 1.7 Officers and Directors of the Surviving Corporation
Section 1.8 Effect on Capital Stock
Section 1.9 Treatment of Options and Restricted Stock
ARTICLE II EXCHANGE OF CERTIFICATES
Section 2.1 Exchange of Certificates
Section 2.2 Exchange Procedures
Section 2.3 Dividends; Transfer Taxes; Withholding
Section 2.4 No Fractional Securities
Section 2.5 Return of Exchange Fund
Section 2.6 No Further Ownership Rights in Company Common Stock
Section 2.7 Closing of Company Transfer Books
Section 2.8 Lost Certificates
Section 2.9 Further Assurances
ARTICLE III REPRESENTATIONS AND WARRANTIES
Section 3.1 Representations and Warranties of the Company
Section 3.2 Representations and Warranties of Parent
ARTICLE IV COVENANTS RELATING TO CONDUCT OF BUSINESS
Section 4.1 Covenants of the Company
Section 4.2 No Control of Company Business
ARTICLE V ADDITIONAL AGREEMENTS
Section 5.1 Preparation of Proxy Statement; Stockholders Meeting
Section 5.2 Access to Information
Section 5.3 Reasonable Best Efforts
Section 5.4 No Solicitation
Section 5.5 Employee Benefits Matters
Section 5.6 Fees and Expenses; Termination Fee
Section 5.7 Directors' and Officers' Indemnity
Section 5.8 Public Announcements
Section 5.9 Rule 145 Letters
Section 5.10 Consents, Waivers and Other Approvals
Section 5.11 Stock Exchange Listings
Section 5.12 Employee Benefit Plans
Section 5.13 Documentation of Asset Sales

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ARTICLE VI CONDITIONS PRECEDENT
Section 6.1 Conditions to Each Party's Obligation to Effect the Merger
Section 6.2 Additional Conditions to Obligations of Parent and Merger Sub
Section 6.3 Additional Conditions to Obligations of the Company
ARTICLE VII TERMINATION AND AMENDMENT
Section 7.1 Termination
Section 7.2 Effect of Termination
Section 7.3 Amendment
Section 7.4 Extension; Waiver
ARTICLE VIII GENERAL PROVISIONS
Section 8.1 Non-Survival of Representations, Warranties and Agreements
Section 8.2 Notices
Section 8.3 Interpretation
Section 8.4 Counterparts
Section 8.5 Entire Agreement; No Third Party Beneficiaries
Section 8.6 Governing Law
Section 8.7 Severability
Section 8.8 Assignment
Section 8.9 Submission to Jurisdiction; Waivers
Section 8.10 Enforcement
Section 8.11 Definitions

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        AGREEMENT AND PLAN OF MERGER, dated as of November 12, 2003 (this "Agreement"), among General Electric Company, a New York corporation ("Parent"), Patriot HFS, Inc., a Delaware corporation ("Merger Sub") and a wholly owned subsidiary of Parent, and HPSC, Inc., a Delaware corporation (the "Company" and, together with Merger Sub, the "Constituent Corporations").

WITNESSETH:

        WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have each determined that the merger of Merger Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, is advisable and in the best interests of their respective stockholders, and such Boards of Directors have approved such Merger pursuant to which each outstanding share of common stock, par value $0.01 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (as defined in Section 1.3), other than shares owned or held directly or indirectly by Parent or directly by the Company, will be converted into the right to receive the Merger Consideration (as defined in Section 1.8(c));

        WHEREAS, for federal income tax purposes, it is intended by the parties hereto that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and the parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Code;

        WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition to Parent's and Merger Sub's willingness to enter into this Agreement, Parent and Merger Sub have entered into Voting Agreements, dated as of the date hereof and the form of which is attached as Exhibit A hereto (the "Voting Agreement") pursuant to which the stockholders party thereto (the "Stockholders") have agreed, among other things, to vote all shares of Company Common Stock subject to such Voting Agreement in favor of the Merger and this Agreement and against any Takeover Proposal (as defined herein), subject to and on the conditions set forth therein; and

        WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby and also to prescribe various conditions to the transactions contemplated hereby.

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
THE MERGER

        Section 1.1    The Merger.    Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Merger Sub shall be merged with and into the Company at the Effective Time. From and after the Effective Time, the separate corporate existence of Merger Sub shall cease and the Company shall continue its corporate existence under the DGCL as the surviving corporation (the "Surviving Corporation").

        Section 1.2    Closing.    Subject to the terms and conditions hereof, the closing of the Merger (the "Closing") will take place on the second Business Day after the satisfaction or waiver (subject to applicable law) of the conditions set forth in Article VI (excluding conditions that, by their terms, cannot be satisfied until the Closing Date), unless another time or date is agreed to in writing by the parties hereto (any such date, the "Closing Date"). The Closing shall be held at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York, unless another place is agreed to by the parties hereto.

        Section 1.3    Effective Time.    As soon as practicable following the Closing, the parties shall (i) file a certificate of merger (the "Certificate of Merger") in such form as is required by, and executed in accordance with the relevant provisions of, the DGCL, and (ii) make all other filings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such subsequent time as Parent and the Company shall agree and specify in the Certificate of Merger (the date and time the Merger becomes effective being the "Effective Time").

        Section 1.4    Effects of the Merger.    At and after the Effective Time, the Merger will have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Constituent Corporations shall be vested in the Surviving Corporation, and all debts, liabilities, obligations and duties of the Constituent Corporations shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

        Section 1.5    Charter.    The certificate of incorporation of the Company as in effect immediately prior to the Effective Time, shall upon the Effective Time and by virtue of the Merger be amended to read in its entirety as set forth in Exhibit 1.5, and as so amended shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

        Section 1.6    By-Laws.    The by-laws of the Company as in effect immediately prior to the Effective Time shall upon the Effective Time be amended to read in their entirety as set forth in Exhibit 1.6, and as so amended shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

        Section 1.7    Officers and Directors of the Surviving Corporation.    Except as set forth on Section 1.7 of the Company Disclosure Schedule, the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until their respective successors are duly elected and qualified or their earlier resignation or removal or otherwise ceasing to be an officer, as the case may be. The Company shall use its reasonable best efforts to cause each of the directors of the Company to tender his or her resignation as a director of the Company immediately prior to the Effective Time, which such resignations shall become effective at and as of the Effective Time. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until their respective successors are duly elected and qualified or their earlier resignation or removal or otherwise ceasing to be a director, as the case may be.

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        Section 1.8    Effect on Capital Stock.    As of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any securities of the Constituent Corporations:

        (a)   Each issued and outstanding share of common stock, par value $0.01 per share, of Merger Sub shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

        (b)   All shares of Company Common Stock that are held in the treasury of the Company and any shares of Company Common Stock owned by Parent or Merger Sub shall automatically be canceled and retired and shall cease to exist and no capital stock of Parent or other consideration shall be delivered in exchange therefor.

        (c)   Subject to the provisions of Section 2.4 hereof, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 1.8(b)) shall be converted into the right to receive the number of shares of voting common stock, par value $0.06 per share, of Parent ("GE Common Stock") determined by dividing $14.50 by the Average GE Share Price (as defined below) and rounding the result to the nearest one thousandth of a share (the "Merger Consideration"); provided, however, that if between the first day of the Valuation Period (as defined below) and the Effective Time, the outstanding shares of GE Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Merger Consideration shall be correspondingly adjusted to the extent appropriate to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. The "Average GE Share Price" means the average of the daily volume-weighted sales prices per share of GE Common Stock on the New York Stock Exchange (the "NYSE") Tape for each of the 10 consecutive trading days ending on the trading day which is three calendar days prior to the Closing Date, or, if such ending date does not fall on a trading day, then the trading day immediately preceding the third calendar day prior to the Closing Date (the "Valuation Period"). All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive certificates representing the shares of GE Common Stock into which such shares are converted, any cash, without interest, in lieu of fractional shares to be issued or paid in consideration therefor, and any dividends and other distributions in accordance with Section 2.3.

        Section 1.9    Treatment of Options and Restricted Stock.

        (a)   Immediately prior to the Effective Time, each then outstanding employee or other stock option and each then outstanding director stock option (each, an "Option"), whether or not then vested or exercisable, shall be (or, if not previously vested and exercisable, shall become) vested and exercisable and such Options immediately thereafter shall be canceled by the Company, and each holder of a canceled Option shall be entitled to receive at the Effective Time or as soon as practicable

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thereafter from the Company in consideration for the cancellation of such Option the number of shares of GE Common Stock (each a "Substitute Share"), in an amount equal to:

A × {[B – (C + T)] / B} × D

A =	number of shares of Company Common Stock subject or related to such Option
B =	$14.50
C =	exercise or purchase price per share of Company Common Stock subject or related to such Option
T =
all applicable federal, state and local taxes required to be withheld by the Parent, and remitted to the appropriate taxing authority by Parent, per share of Company Common Stock subject or related to such Company Stock Option
D =	the Merger Consideration

Parent shall pay cash to holders of Substitute Shares in lieu of issuing fractional shares of GE Common Stock.

        (b)   Immediately prior to the Effective Time, all restrictions on all outstanding shares of restricted Company Common Stock granted to employees or directors shall lapse, and such shares of Company Common Stock shall be converted into the right to receive the Merger Consideration in accordance with Section 1.8(c).

        (c)   The Company shall (i) take all actions necessary and appropriate so that all stock or other equity based plans maintained with respect to the Company Common Stock, including the stock or other equity based plans listed on Section 3.1(o) of the Company Disclosure Schedule ("Option Plans"), shall terminate as of the Effective Time, (ii) use its reasonable best efforts to provide that any other Benefit Plan providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company shall be amended to provide that no further issuances, transfers or grants shall be permitted from and after the Effective Time, and (iii) use its reasonable best efforts to provide that, from and after the Effective Time, no holder of an Option or any participant in any Option Plan shall have any right thereunder to acquire any capital stock of the Company, Parent or the Surviving Corporation. Prior to the Effective Time, the Company shall use its reasonable best efforts to (x) obtain all necessary consents from, and provide (in a form reasonably acceptable to Parent) any required notices to, holders of Options, and (y) amend the terms of the applicable Option Plan, in each case, as is necessary to give effect to the provision of this Section 1.9.

ARTICLE II
EXCHANGE OF CERTIFICATES

        Section 2.1    Exchange of Certificates.    Parent shall authorize a bank, trust company, or such other person or persons as shall be reasonably acceptable to Parent and the Company, to act as Exchange Agent hereunder (the "Exchange Agent"). As soon as practicable after the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the holders of shares of Company Common Stock converted in the Merger, certificates representing the shares of GE Common Stock issuable pursuant to Section t1.8(c) in exchange for outstanding shares of Company Common Stock and cash, as required to make payments in lieu of any fractional shares pursuant to Section 2.4 (such cash and shares of GE Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall deliver the GE Common Stock contemplated to be issued pursuant to Section 1.8(c) out of the Exchange Fund. Except as contemplated by Section 1.8, the Exchange Fund shall not be used for any other purpose.

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        Section 2.2    Exchange Procedures.    As soon as practicable after the Effective Time, the Exchange Agent shall mail to each record holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock converted in the Merger (the "Certificates") a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent, and shall contain instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of GE Common Stock and cash in lieu of fractional shares). Upon surrender for cancellation to the Exchange Agent of a Certificate held by any record holder of a Certificate, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of shares of GE Common Stock into which the shares represented by the surrendered Certificate shall have been converted at the Effective Time pursuant to this Article II, cash in lieu of any fractional share in accordance with Section 2.4 and certain dividends and other distributions in accordance with Section 2.3, and any Certificate so surrendered shall forthwith be canceled.

        Section 2.3    Dividends; Transfer Taxes; Withholding.    No dividends or other distributions that are declared on or after the Effective Time on GE Common Stock, or are payable to the holders of record thereof on or after the Effective Time, will be paid to any person entitled by reason of the Merger to receive a certificate representing GE Common Stock until such person surrenders the related Certificate or Certificates, as provided in Section 2.2, and no cash payment in lieu of fractional shares will be paid to any such person pursuant to Section 1.8. Subject to the effect of applicable law, there shall be paid to each record holder of a new certificate representing such GE Common Stock: (a) at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to the shares of GE Common Stock represented by such new certificate and having a record date on or after the Effective Time and a payment date prior to such surrender; (b) at the appropriate payment date or as promptly as practicable thereafter, the amount of any dividends or other distributions payable with respect to such shares of GE Common Stock and having a record date on or after the Effective Time but prior to such surrender and a payment date on or subsequent to such surrender; and (c) at the time of such surrender or as promptly as practicable thereafter, the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 1.8. In no event shall the person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. If any cash or certificate representing shares of GE Common Stock is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of GE Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

        Section 2.4    No Fractional Securities.    No certificates or scrip representing fractional shares of GE Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this Article II, and no Parent dividend or other distribution or stock split shall relate to any fractional share, and no fractional share shall entitle the owner thereof to vote or to any other rights of a security

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holder of Parent. In lieu of any such fractional share, each holder of Company Common Stock who would otherwise have been entitled to a fraction of a share of GE Common Stock upon surrender of Certificates for exchange pursuant to this Article II will be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (a) the Average GE Share Price by (b) the fractional interest to which such holder would otherwise be entitled. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the Exchange Agent shall so notify the Parent, and the Parent shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional share interests subject to and in accordance with the terms of Section 2.3 and this Section 2.4.

        Section 2.5    Return of Exchange Fund.    Any portion of the Exchange Fund which remains undistributed to the former stockholders of the Company for six months after the Effective Time shall be delivered to Parent, upon demand of Parent, and any such former stockholders who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their claim for GE Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to GE Common Stock. Neither Parent nor the Surviving Corporation shall be liable to any former holder of Company Common Stock for any such shares of GE Common Stock and dividends and distributions held in the Exchange Fund which is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

        Section 2.6    No Further Ownership Rights in Company Common Stock.    All shares of GE Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to Section 2.3 and 2.4) shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Company Common Stock represented by such Certificates.

        Section 2.7    Closing of Company Transfer Books.    At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall thereafter be made on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation, the Exchange Agent or the Parent, such Certificates shall be canceled and exchanged as provided in this Article II.

        Section 2.8    Lost Certificates.    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Exchange Agent, the posting by such person of a bond, in such reasonable amount as Parent or the Exchange Agent may direct as indemnity against any claim that may be made against them with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of GE Common Stock any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 2.4 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.3.

        Section 2.9    Further Assurances.    If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

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ARTICLE III REPRESENTATIONS AND WARRANTIES

        Section 3.1    Representations and Warranties of the Company.    Except as set forth in the Company Disclosure Schedule delivered by the Company to Parent in connection with the execution of this Agreement (the "Company Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), the Company represents and warrants to Parent as follows:

        (a)   Organization, Standing and Power.    Each of the Company and each of its Subsidiaries (i) is a corporation or other entity duly incorporated or organized, validly existing and in good standing under the laws of its state of incorporation or organization, (ii) has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and (iii) is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except in the case of clause (iii) for such failures as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in Section 8.11(e)) on the Company. The copies of the charter, articles or certificate of incorporation and by-laws (or similar governing document) of the Company and each of its Subsidiaries which were previously furnished to Parent are true, complete and correct copies of such documents as in effect on the date of this Agreement.

        (b)   Capital Structure.

          (i)    As of November 7, 2003, the authorized capital stock of the Company consisted of (A) 15,000,000 shares of Company Common Stock, par value $0.01 per share, of which 4,313,947 shares were issued and outstanding and 712,258 shares were held in treasury and (B) 5,000,000 shares of preferred stock, par value $1.00 per share, of which 5,000,000 shares of Series A Preferred Stock have been designated and reserved for issuance upon exercise of the rights (the "Rights") distributed to the holders of Company Common Stock pursuant to the Amended and Restated Rights Agreement, dated as of September 16, 1999, between the Company and BankBoston, N.A., as rights agent (as amended, the "Rights Agreement"). Since November 7, 2003 to the date of this Agreement, there have been no issuances or deliveries by the Company of shares of its capital stock or any other securities of the Company except deliveries by the Company of Company Common Stock (and the associated Rights) related to open market purchases by the Company of shares of Company Common Stock pursuant to the Company's Employee Stock Ownership Plan (the "ESOP"). All issued and outstanding shares of the capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock is entitled to preemptive rights. There are no outstanding stock appreciation, phantom stock or similar rights with respect to the Company or any of its Subsidiaries.

          (ii)   As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of the Company having the right to vote on any matters on which stockholders may vote ("Company Voting Debt") are authorized, issued or outstanding.

          (iii)  Except (A) for Options and other rights representing in the aggregate the right to purchase 1,230,000 shares of Company Common Stock under the 1994 Stock Plan, the Amended and Restated 1995 Stock Incentive Plan, as amended, the 1998 Stock Incentive Plan, as amended, the 2000 Stock Incentive Plan, as amended, the 2002 Supplemental Stock Incentive Plan, and the 1998 Outside Directors Stock Bonus Plan of the Company (collectively the "Stock Option Plans") and (B) for the Rights, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver, sell, repurchase, redeem or otherwise acquire or cause to be issued, delivered, sold, repurchased, redeemed or acquired, shares of capital stock or other voting securities of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Section 3.1(b) of the Company

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  Disclosure Schedule contains a correct and complete list as of the date of this Agreement of each outstanding Option, including the holder, date of grant, term, acceleration of vesting or exercisability, if any, exercise price and number of shares of Company Common Stock subject thereto.

          (iv)  All the outstanding shares of capital stock or other ownership interests of each Subsidiary of the Company have been validly issued and are fully paid and nonassessable and are owned (of record and beneficially) by the Company and/or one or more of its wholly owned Subsidiaries, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). Except (A) for the capital stock or other ownership interests of its Subsidiaries, (B) as acquired in the ordinary course of business pursuant to foreclosure, workout, settlement or similar transactions, and (C) for security interests held in the ordinary course of business, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any Person that is material to the business of the Company and its Subsidiaries, taken as a whole.

        (c)   Authority; No Conflicts.

          (i)    The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject in the case of the consummation of the Merger, to the receipt of the Required Company Vote (as defined in Section 3.1(i)). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject in the case of the consummation of the Merger to the receipt of the Required Company Vote. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (ii)   The execution and delivery of this Agreement does not, and the consummation of the Merger and the other transactions contemplated hereby will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or require an offer to purchase to be made under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a Lien on any assets (any such conflict, violation, default, right of termination, amendment, cancellation or acceleration, loss or creation, a "Violation") pursuant to: (A) any provision of the charter, articles or certificate of incorporation or by-laws or similar governing document of the Company or any Subsidiary of the Company, or (B) except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, bond, indenture, Securitization Transaction Document, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise or license, or any judgment, order, decree, statute, law, ordinance, rule or regulation, including the USA PATRIOT Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, any other applicable federal credit laws, and the Federal Healthcare Program Anti-Kickback provisions of the U.S. Social Security Act, 42 U.S.C. 1320a-7b(b), as any such laws or regulations may be hereinafter amended ("Laws"), applicable to the Company or any Subsidiary of the Company or their respective properties or assets.

          (iii)  No consent, approval, order or authorization of, or registration, declaration or filing with, any Person or the United States government or any United States domestic state, municipal or local government, any instrumentality, subdivision, court, administrative agency or commission or

8

  other authority thereof, or any United States domestic quasi-governmental or private body exercising any regulatory, taxing, importing or other United States domestic governmental or quasi-governmental authority (a "Governmental Entity"), is required by the Company or any Subsidiary of the Company as a result of the execution and delivery of this Agreement by the Company or the consummation of the Merger and the other transactions contemplated hereby, except for those required under or in relation to or pursuant to (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (B) the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (C) the DGCL with respect to the filing of the Certificate of Merger, (D) the Required Company Vote, (E) the rules and regulations of the American Stock Exchange (the "AMEX"), (F) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and (G) Section 5.10 of this Agreement. Consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to any of the foregoing clauses (A) through (G) are hereinafter referred to as "Required Consents."

        (d)   Reports and Financial Statements.    The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 2000 (collectively, including all exhibits thereto, the "Company SEC Reports"). No Subsidiary of the Company is required to file any form, report or other document with the SEC. None of the Company SEC Reports filed as of their respective dates (or, if amended or superseded by a subsequent filing, then as of the date of such filing), as so amended or superseded, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or failed to comply as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended, the Exchange Act and, in each case, the rules and regulations promulgated thereunder. Each of the consolidated financial statements (including the related notes) included in the Company SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of the Company and its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with United States generally accepted accounting principles ("U.S. GAAP") consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments.

        (e)   Liabilities.    Except for liabilities (i) incurred in the ordinary course of business consistent with past practice (other than indebtedness for borrowed money or other material financing transactions) and that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (ii) disclosed in the Company SEC Reports filed prior to the date hereof, since the date of the most recent audited annual financial statements included in the Company SEC Reports filed with the SEC prior to the date of this Agreement (the "Filed Audited Financials"), neither the Company nor any of its Subsidiaries has incurred any liabilities (whether accrued, absolute, contingent or otherwise and whether due or to become due) that could reasonably be required to be reflected or reserved against in a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with U.S. GAAP as applied in preparing the fiscal year end consolidated balance sheet of the Company and its Subsidiaries contained in the Filed Audited Financials.

        (f)    Absence of Certain Changes or Events.    Except as otherwise contemplated hereby, from the date of the Filed Audited Financials to the date hereof: (i) the Company and its Subsidiaries have conducted their business in all material respects in the ordinary course in the same manner as heretofore conducted; (ii) there has not been any Material Adverse Effect on the Company; (iii) the Company has not (A) declared, set aside or paid any dividends or other distribution (whether in cash, stock or property) in respect of any of its capital stock; (B) split, combined or reclassified of any of its capital stock or issued or authorized any issuance of any other securities in respect of, in lieu of or in

9

substitution for shares of, its capital stock; (iv) the Company has not changed its methods of accounting for financial accounting or tax purposes in any manner that could be reasonably expected to have a significant adverse effect on its financial statements; (v) the Company has not made or revoked any material express or deemed election relating to Taxes; and (vi) neither the Company nor any of its Subsidiaries has (A) waived in writing any rights, (B) suffered any extraordinary loss or extraordinary losses (as defined in Opinion No. 30 of the Accounting Principles Board of the American Institute of Certified Public Accountants and any amendments or interpretations thereof) which could reasonably be expected to have a Material Adverse Effect on the Company, (C)(1) granted any severance or termination payment, (2) entered into any employment, deferred compensation, consulting, severance, indemnification, change in control, retention or other similar agreement or arrangement, (3) increased any compensation or benefits payable or to become payable under any existing severance or termination pay policy or employment, deferred compensation, stock loan, consulting, severance, change in control, retention or other similar agreement or arrangement, or (4) increased the compensation, bonus, incentive or other benefits payable to (or to become payable to) former or current directors, officers, employees or consultants of the Company or any of its Subsidiaries, other than an increase in annual salary or hourly wage rates granted to current employees (other than officers) in the ordinary course of business, consistent with past practice, (D) made or agreed to make any increase in any Company Plan or adopt a new employee benefit plan, which in either case could result in an increase in liability to the Company, (E) other than in the ordinary course of business, sold or transferred any of the assets of the Company or its Subsidiaries, or (F) made any capital expenditures in respect of its business or operations (excluding capital expenditures made in respect of portfolio or other properties held or controlled in the course of its business) in excess of $300,000 in the aggregate. The Company and its Subsidiaries have not agreed or committed (directly or indirectly) to do any of the foregoing.

        (g)   Information Supplied.    None of the information to be supplied in writing by the Company for inclusion or incorporation by reference in the registration statement on Form S-4 (together with any amendments or supplements thereto, the "Registration Statement") and the proxy statement/prospectus included therein (together with any amendments or supplements thereto, the "Proxy Statement") relating to the Stockholders Meeting (as defined in Section 5.1(b)) with the Securities and Exchange Commission (the "SEC") will (A) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (B) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement, at the time of the Stockholders Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply (with respect to the Company) as to form in all material respects with the provisions of the Securities Act, and the Proxy Statement will comply (with respect to the Company) as to form in all material respects with the provisions of the Exchange Act. Notwithstanding the foregoing provisions of this Section 3.1(g), no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Proxy Statement or the Registration Statement based on information supplied in writing by Parent or Merger Sub for inclusion or incorporation by reference therein.

        (h)   Board Approval.    The Board of Directors of the Company, by resolutions unanimously adopted at a meeting duly called and held and not subsequently rescinded or modified in any way (the "Board Approval"), has duly (i) declared that this Agreement and the Merger and the other transactions contemplated hereby are advisable to, and in the best interests of, the Company and its stockholders, (ii) approved this Agreement and the Merger and the other transactions contemplated hereby, (iii) recommended that the stockholders of the Company approve the Merger and the other transactions contemplated hereby, and (iv) authorized the preparation, filing and delivery to the Company's stockholders of the Proxy Statement. The Board Approval (assuming the accuracy of the

10

representation in Section 3.2(h)) is sufficient to render inapplicable to the Merger and this Agreement (and the transactions provided for herein) the restrictions on "takeover bids" (as defined in Title XV, Chapter 110C, 1 of the General Laws of Massachusetts) set forth in Chapter 110, Section C of the General Laws of Massachusetts and the limitations on the voting rights of shares of stock acquired in a "control share acquisition" (as defined in Chapter 110E, 1(c)(1) of the General Laws of Massachusetts) set forth in Title XV, Chapter 110, Sections D and E of the General Laws of Massachusetts, and as of the date hereof, no other state takeover statute or similar statute or regulation applies to the Merger and this Agreement (and the transactions provided for herein).

        (i)    Vote Required.    The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote (the "Required Company Vote") is the only vote of the holders of any class or series of Company capital stock necessary to approve the Merger and the other transactions contemplated hereby, including the amendment to the Company's charter contemplated hereby.

        (j)    Opinion of Financial Advisor.    The Company has received the opinion of Keefe, Bruyette & Woods, Inc. (the "Financial Advisor"), dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair, from a financial point of view, to the holders of the Company Common Stock.

        (k)   Related Party Transactions.

          (i)    For purposes of this Section 3.1(k), the term "Affiliated Person" means (A) any holder of 5% or more of the Company Common Stock, (B) any director, officer or senior executive of the Company or any Subsidiary, (C) any person, firm or corporation that directly or indirectly controls, is controlled by, or is under common control with, any of the Company or any Subsidiary, or (D) any member of the immediate family of any of such persons.

          (ii)   Except as set forth in the Company SEC Reports filed with the SEC prior to the date hereof, since March 31, 1999, the Company and its Subsidiaries have not, in the ordinary course of business or otherwise, (A) purchased, leased or otherwise acquired any material property or assets or obtained any material services from, (B) sold, leased or otherwise disposed of any material property or assets or provided any material services to (except with respect to remuneration for services rendered in the ordinary course of business as director, officer or employee of the Company or any Subsidiary), (C) entered into or modified in any manner any contract with, or (D) borrowed any money from, or made or forgiven any loan or other advance (other than expenses or similar advances made in the ordinary course of business) to, any Affiliated Person.

          (iii)  Except as set forth in the Company SEC Reports filed with the SEC prior to the date hereof, (A) the contracts of the Company and its Subsidiaries do not include any material obligation or commitment between the Company or any Subsidiary and any Affiliated Person, (B) the assets of the Company or any Subsidiary do not include any receivable or other obligation or commitment from an Affiliated Person to the Company or any Subsidiary, and (C) the liabilities of the Company and its Subsidiaries do not include any payable or other obligation or commitment from the Company or any Subsidiary to any Affiliated Person.

        (l)    Litigation.    There are no claims, actions, suits, proceedings or investigations (collectively, "Claims") pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries or any of the officers or directors of the foregoing, before any Governmental Entity, nor is there any judgment, decree, injunction, ruling or order of any Governmental Entity or arbitrator outstanding specifically against the Company or any of its Subsidiaries or any of their respective officers and directors, except for any of the foregoing as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. To the Company's knowledge, there has not been any investigation of the Company or any of its Subsidiaries conducted by any Governmental Entity during the two years prior to the date hereof which was concluded and resulted in a significant adverse effect on the ability of the Company and its Subsidiaries to conduct their respective businesses.

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        (m)  Compliance with Laws; Permits.    The businesses of the Company and its Subsidiaries are not being and have not during the past two years been, conducted in material violation of any Law of any Governmental Entity. The Company and each of its Subsidiaries hold all permits, licenses, variances, exemptions, authorizations, operating certificates, orders and approvals of all Governmental Entities (the "Company Permits"), that are required for each of them to own, lease or operate their assets and to carry on their businesses as presently conducted. The Company and its Subsidiaries have not received any notice of any material default under or material violation of, any such Company Permit.

        (n)   USA PATRIOT Act.    The Company (i) is, and all of its Subsidiaries are, in compliance with all applicable anti-money laundering and anti-terrorist laws and regulations, including the U.S. Bank Secrecy Act, 31 U.S.C. §§ 5311, et. seq., as amended by the USA PATRIOT Act, Public Law No. 107-56 (Oct. 26, 2001), and 31 C.F.R. Part 103; (ii) have no knowledge or reason to know of any possible violations of applicable anti-money laundering or anti-terrorist laws or regulations by itself, and/or its Subsidiaries, affiliates, directors, officers, employees, agents, borrowers or other customers; (iii) has no knowledge or reason to know of any internal or governmental review, investigation or proceeding that involves itself and/or its Subsidiaries, affiliates, directors, officers, employees, agents, borrowers and/or other customers with respect to possible violations of applicable laws or regulations, including anti-money laundering and anti-terrorist laws and regulations; and (iv) and/or its Subsidiaries, affiliates, directors, officers, and employees, and, to its knowledge, its agents, borrowers and/or other customers, have not been charged with, convicted of, or assessed a penalty for any violation of laws or regulations, including anti-money laundering or anti-terrorist laws or regulations. The Company's and/or its Subsidiaries' or affiliates' real property or personal property, including intangible property (e.g., bank accounts and collateral), has never been seized, confiscated, blocked and/or forfeited by government authorities.

        (o)   Economic and Trade Sanctions.

          (i)    The Company and its Subsidiaries are in compliance with all U.S. economic and trade sanctions laws and regulations;

          (ii)   The Company has no knowledge or reason to know that it, and/or any of its Subsidiaries, affiliates, officers, directors, employees, agents, consultants, representatives or any other person retained by the Company or any of its Subsidiaries, has engaged in any business arrangement, transaction or other conduct that would violate, or cause the Company and /or any of its Subsidiaries to violate, any U.S. economic or trade sanctions law or regulation, including any authorizing statute, Executive Order or regulation administered or enforced by the Office of Foreign Assets Control ("OFAC").

          (iii)  Neither the Company, any of its Subsidiaries, nor, to the Company's knowledge, any person or entity controlled by, controlling, or under common control with, the Company or any of the Company's Subsidiaries, controlling shareholders, officers, directors, employees, agents, consultants, representatives or any other person retained by the Company or any of its Subsidiaries, or their borrowers or other customers: (A) is a person or entity listed in Executive Order No. 13224 (September 25, 2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), any related authorizing statute or any other similar Executive Orders (collectively, the "Executive Order"); (B) is named on the List of Specially Designated Nationals and Blocked Persons maintained by OFAC and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation; (C) is a "Designated National" as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (D) is a senior political figure or an immediate family member or close associate of such figure.

        (p)   Anti-Bribery/Foreign Corrupt Practices.    The Company has no knowledge or reason to know that any of its owners, officers, directors, employees, agents, consultants, representatives or any other person retained by the Company or any of its Subsidiaries has engaged in any conduct which would violate, or cause the Seller to violate, the Foreign Corrupt Practices Act of 1977, as amended

12

(15 U.S.C. §§ 78dd-1, 78dd-2, 78dd-3, 78ff and 78m), or any state or foreign law that prohibits payment to any government official, political party, political party official or candidate for political office for the purpose of influencing any official act or decision in order to obtain, retain or direct business to the Seller.

        (q)   Taxes.

          (i)    The Company and each of its Subsidiaries and any consolidated, combined, unitary or affiliated group of which the Company or any of its Subsidiaries is or has been a member, has timely filed, all income and franchise Tax Returns and all other material Tax Returns required to be filed by it. All such Tax Returns are complete, accurate and correct in all material respects. The Company and each of its Subsidiaries has timely paid, collected or withheld, or caused to be paid, collected or withheld, all income, franchise and other material Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the 2002 Balance Sheet have been established in accordance with U.S. GAAP. The most recent consolidated financial statements contained in the Company SEC Documents reflect an adequate reserve in accordance with U.S. GAAP for all Taxes payable by the Company and its Subsidiaries for all Taxable periods and portions thereof through the date of such financial statements. No material deficiencies for any Taxes have been proposed, asserted or assessed in writing against the Company or any of its Subsidiaries that have not been fully paid or adequately provided for in accordance with U.S. GAAP in the appropriate financial statements of the Company and its Subsidiaries. No audits or other administrative or court proceedings are presently pending with regard to any income, franchise or other material Taxes or Tax Returns of the Company or its Subsidiaries and neither the Company nor any of its Subsidiaries has received a written notice of the commencement of any audit or proceeding. Neither the Company nor any of its Subsidiaries has executed any currently effective waivers or extensions of any applicable statute of limitations to assess any income, franchise or other material Taxes and no written requests for waivers or extensions of the time to assess any such Taxes are pending. No liens for Taxes on the assets of the Company or any of its Subsidiaries except for statutory liens for current Taxes not yet due and payable. Other than with respect to Taxes of the Company and its Subsidiaries, neither the Company nor any of its Subsidiaries is liable for Taxes of any other person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Tax law).

          (ii)   The Company (A) has previously delivered to Parent copies of all federal, state, local and foreign income, franchise and other material Tax Returns filed by the Company and each of its Subsidiaries for their Taxable years ended December 31, 1999, 2000, and 2001, respectively and (B) will deliver to Parent as promptly as practicable after the date of this Agreement copies of any audit report issued within the last three years (or otherwise with respect to any audit or investigation in progress) relating to Taxes due from or with respect to the Company and each of its Subsidiaries.

          (iii)  None of the Company or any of its Subsidiaries is a party to, or is bound by, any Tax sharing agreement, Tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement, or other agreement relating to Taxes with any taxing authority).

          (iv)  Neither the Company nor any of its Subsidiaries has (A) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local or foreign Tax Law; or (B) received any rulings or filed any requests for rulings in respect of any Taxes within the last three years.

          (v)   No property owned by the Company or any of its Subsidiaries (A) is property required to be treated as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986; (B) constitutes "Tax exempt use property" within the meaning of Section 168(h)(1) of the Code; (C) is "Tax exempt bond financed property" within the meaning of

13

  Section 168(g) of the Code; or (D) is "limited use property" within the meaning of Rev. Proc. 76-30.

          (vi)  The Company is not currently, has not been within the last five years, and does not anticipate becoming a "United States real property holding corporation" within the meaning of Section 897(c) of the Code prior to the Effective Time.

          (vii) No Subsidiary of the Company owns any shares of common stock.

          (viii) No claim has been made in writing by a taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns to the effect that the Company or any of its Subsidiaries is or may be subject to Taxation by that jurisdiction.

          (ix)  Except as disclosed on Section 3.1(q) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is obligated, at the date hereof, to make any payment that would not be deductible pursuant to Section 162(m) of the Code prior to or in connection with the Closing and none is a party to any arrangement that would result in a payment that is not deductible pursuant to Section 280G of the Code.

          (x)   The Company has not agreed to make, nor is it required to make, any adjustment under Sections 481(a) or 263A of the Code or any comparable provision of state, local or foreign Tax laws by reason of a change in accounting method or otherwise. The Company has not taken any action that is not in accordance with past practice that could defer a liability for Taxes of the Company from any taxable period ending on or before the Closing Date to any taxable period ending after such date. The Company has at all times used the accrual method of accounting for income Tax purposes.

          (xi)  There is currently no limitation on the utilization of net operating losses, capital losses, built-in losses, tax credits or similar items of the Company under Sections 269, 382, 383, 384 or 1502 of the Code and the Treasury Regulations thereunder (and comparable provisions of state, local or foreign law).

          (xii) The Company has not been a "distributing corporation" or a "controlled corporation" in connection with a distribution described in Section 355 of the Code.

          (xiii)   Neither the Company nor any Subsidiary or Affiliated Person has taken any action or failed to take any action that would cause the Merger to fail to qualify as a tax-free reorganization under Section 368(a) of the Code, and no facts exist that would cause the Merger to fail to so qualify.

          (xiv)   For purposes of this Agreement, the term "Tax" or "Taxes" shall mean all taxes, charges, imposts, levies, or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property, estimated and other Taxes, customs duties, assessments and charges of any kind whatsoever, together with any interest and any penalties, additions to Tax or additional amounts imposed by any taxing authority (domestic or foreign) and shall include any transferee liability in respect of Taxes imposed by contract, Tax sharing agreement, Tax indemnity agreement or any similar agreement. The term "Tax Return" shall mean a report, return or other information (including any attached schedules or any amendments to such report, return, document, declaration or any other information) required to be supplied to or filed with any taxing authority or jurisdiction (foreign or domestic) with respect to any Tax, including an information return, any document with respect to or accompanying payments or estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return document, declaration or other information.

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        (r)   Employee Benefits; Employees.

          (i)    All material "employee benefit plans," within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended ("ERISA"), whether or not subject to ERISA, and all material employment, consulting, termination, severance, retention, change-in-control, deferred or incentive compensation, stock option or other equity-based and other benefit arrangements covering current or former employees of the Company or any of its Subsidiaries, other than agreements which have been satisfied in full (the "Company Plans") are set forth in the Company Disclosure Schedule. True and complete copies of (A) the legal documents for the Company Plans and (B) to the extent applicable, the most recently filed Form 5500 for each Company Plan, have been made available to Parent. Any Company Plan intended to be qualified under Section 401(a) of the Code has received a determination letter and, to the knowledge of the Company, continues to satisfy the requirements for such qualification. None of the Company Plans are subject to the provisions of Title IV of ERISA (a "Title IV Plan"), none of the Company Plans is a multiemployer plan within the meaning of Section 3(37) of ERISA and neither the Company nor any Subsidiary has incurred any material liability that remains outstanding in respect to any such Title IV Plan or multiemployer plan, nor could the Company or any Subsidiary have any liability pursuant to Title IV of ERISA. Neither the Company nor any Subsidiary has incurred any material liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA or engaged in any transaction that is reasonably likely to result in any such material liability or penalty. Each Company Plan has been maintained and administered in material compliance with its terms and with all applicable law (including without limitation ERISA and the Code) to the extent applicable thereto. Except as described in the Company SEC Reports and except for matters which would not have a Material Adverse Effect, neither the Company nor any of its Subsidiaries maintains or contributes to any plan or arrangement which provides or has any liability to provide life insurance or medical or other employee welfare benefits to any employee or former employee upon his or her retirement or termination of employment (other than (x) coverage mandated by applicable law or (y) benefits the full cost of which is borne by the current or former employee). Except as set forth in the Company Disclosure Schedule, there will be no payment, accrual of additional benefits, acceleration of payments or vesting of any benefit under any Company Plan or any other agreement or arrangement to which the Company or any of its Subsidiaries is a party, and no employee, officer or director of the Company or its Subsidiaries will become entitled to severance, termination allowance or similar payments, solely by reason of entering into or in connection with the transactions contemplated by this Agreement.

          (ii)   Except as set forth in the Company SEC Reports or Section 3.1(r) of the Company Disclosure Schedule: (A) none of the employees of the Company or any of its Subsidiaries is represented by any labor organization and, to the knowledge of the Company, no union claims to represent these employees have been made. To the knowledge of the Company there have been no union organizing activities with respect to employees of the Company or any of its Subsidiaries within the past five years. To the knowledge of the Company, neither the Company nor any of its Subsidiaries is, and neither the Company nor any of its Subsidiaries has been, engaged in any unfair labor practices as defined in the National Labor Relations Act or similar applicable law, ordinance or regulation, nor is there pending any unfair labor practice charge, and (B) during the past two years, neither the Company nor any of its Subsidiaries has effectuated a "plant closing" or "mass layoff" (as defined in the Worker Adjustment and Remaining Notification Act) affecting any of their sites of employment or one or more facilities or operating units within any site of employment or facility, nor is any such action scheduled within the 90 day period prior to the Effective Time. The Company and its Subsidiaries have during the past three years complied in all material respects with all laws relating to the employment of labor.

15

          (iii)  Section 3.1(r) of the Company Disclosure Schedule contains a correct and complete list as of the date of this Agreement of each employee of the Company, including each such employee's annual base salary.

        (s)   Environmental Matters. (i) The Company, its Subsidiaries, and their activities and operations are in compliance with all applicable common law standards relating to pollution or protection of the environment and human health or safety and any local, state or federal environmental statute, regulation, requirement, ordinance, decree, judgment or order relating to pollution or protection of the environment and human health or safety, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (collectively, the "Environmental Laws"); (ii) there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature (collectively, "Environmental Claims") pending or, to the knowledge of the Company, threatened against the Company or its Subsidiaries; (iii) there are no conditions or circumstances that could form the basis of any Environmental Claim seeking to impose on the Company or any of its Subsidiaries, or that reasonably could be expected to result in the imposition on the Company or any of its Subsidiaries of, any liability or obligation under Environmental Laws; and (iv) there has not been any release, discharge or disposal of any hazardous or toxic materials or wastes at, on or under the facilities of the Company or its Subsidiaries that require notification, investigation or remediation pursuant to, or that are reasonably anticipated to give rise to liabilities or costs under, applicable Environmental Laws.

        (t)    Properties.

          (i)    Neither the Company nor any of its Subsidiaries owns any real property. Except for any exceptions to the following as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company: (i) each of the Company and its Subsidiaries has valid leasehold interests in the real property leased (as landlord or as tenant) by or from it (the "Leased Real Property"), free and clear of all Liens other than Permitted Liens (as defined in Section 8.11(e)); (ii) all leases pursuant to which the Company or any of its Subsidiaries leases (as landlord or as tenant) any Leased Real Property are in full force and effect and grant in all respects the leasehold estates or rights of occupancy or use they purport to grant; and (iii) the Company and its Subsidiaries have not received any notice of any default either on the part of the Company or any of its Subsidiaries under any such lease and, to the knowledge of the Company, no event has occurred which, with notice or the lapse of time, or both, would constitute a default on the part of the Company or any of its Subsidiaries under any of such leases.

          (ii)   The Company and each Subsidiary owns or leases all tangible and intangible personal Property required to conduct its business in the ordinary and usual course of its business consistent with past practices. The Company and each Subsidiary has good and valid title to, or a valid leasehold interest in, all tangible and intangible personal property used by it, free and clear of all encumbrances of any nature whatsoever other than (A) Permitted Liens, (B) liens arising under Securitization Transaction Documents and (C) liens arising under other financing documents of the Company or any Subsidiary, each of which documents is listed in Section 3.1(u) of the Company Disclosure Schedule and a true and correct copy of each of which (including all schedules listing the assets subject thereto) has been provided to Parent, and a true and correct copy of each amendment to any such document or such schedules, or of any document or schedules thereto required to be added to such list in the Company Disclosure Schedule, in each case after the date hereof, will be provided to Parent. All such tangible personal property is in sufficient operating condition to continue the operations of the Company and each Subsidiary in the ordinary and usual course of its business consistent with past practices. Upon consummation of the Merger, the Company and its Subsidiaries will be entitled to continue to use all tangible personal property employed by any of them in the conduct of their respective businesses as conducted as of the Effective Date without the payment of any amounts by the Company or Parent and without

16

  obtaining any consent or waiver that is either required or advisable. All leases of tangible personal property of which the Company or any Subsidiary is the lessee or obligor are in full force and effect according to their terms and there are no outstanding defaults by the Company or any Subsidiary thereunder (nor are any of the other parties thereto in breach or default). Neither the Company nor any Subsidiary is obligated upon the occurrence of any condition or event to deposit or pledge any collateral to any Person pursuant to any agreement, contract or commitment.

        (u)   Contracts. From the last day to which the Company's most recently filed Form 10-K or Form 10-Q relates, whichever is later, to the date hereof, neither the Company nor any of its Subsidiaries has entered into any contract, agreement or other document or instrument (i) (other than this Agreement) that is required to be filed with the SEC that has not been so filed or any material amendment or modification to, or waiver under, any such contract, (ii) that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act, or (iii) related to voting or governing how any shares of Company Common Stock shall be voted (the documents referred to in clauses (i) through (iii), together with all contracts, agreements or other documents or instruments listed in Item 14 of the Company's Annual Report on Form 10-K most recently filed with the SEC which are in effect on the date hereof or listed on Section 3.1(u) of the Company Disclosure Schedule, are collectively referred to as the "Material Contracts"). The Company and its Subsidiaries have not received any notice of any default under any Material Contract either by the Company or any of its Subsidiaries which is a party thereto or by any other party thereto which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, and to the knowledge of the Company, no event has occurred that with the lapse of time or the giving of notice or both would constitute such a default by the Company or such Subsidiary or any other party thereto. Neither the Company nor any of its Subsidiaries is subject to or bound by any exclusive dealing arrangement, or other contract or arrangement, containing covenants which materially limit the ability of the Company or any of its Subsidiaries to compete in any line of business or with any person or which involve any material restriction of geographical area in which, or method by which, the Company or any of its Subsidiaries may carry on its business (other than as may required by Law or any applicable Governmental Entity). The aggregate amounts payable to the Executives upon consummation of the transactions contemplated hereby pursuant to the Employment Agreements and any other compensation arrangements, including forgiveness or repayment by the Company or one of its Subsidiaries of indebtedness under any stock loan program and the value of any non-cash compensation, between the Company and each of the Executives shall not exceed the amounts set forth by individual and by category of payment on Schedule 3.1(u) hereto.

        (v)   Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company, except the Financial Advisor, whose fees and expenses will be paid by the Company in accordance with the Company's agreement with such firm, based upon arrangements made by or on behalf of the Company and previously disclosed to Parent.

        (w)  Insurance. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by the Company or any of its Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of the Company and the Subsidiaries and their respective properties and assets, and are in character and amount similar to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, could not have a Material Adverse Effect on the Company. The Company and each Subsidiary have made any and all payments required to maintain such policies in full force and effect. Neither the Company nor any Subsidiary has received notice of default under any such policy, and has not received written notice or, to the knowledge of the

17

Company, oral notice of any pending or threatened termination or cancellation, coverage limitation or reduction or material premium increase with respect to such policy.

        (x)   Intellectual Property.

          (i)    The Company and its Subsidiaries own or possess adequate licenses or other valid rights to use (in each case, free and clear of any Liens), all Intellectual Property used or held for use in connection with the business of the Company and its Subsidiaries as currently conducted or as contemplated to be conducted.

          (ii)   The use of any Intellectual Property by the Company and its Subsidiaries does not infringe on or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which the Company or any of its Subsidiaries acquired the right to use any Intellectual Property.

          (iii)  No person is challenging, or, to the knowledge of the Company, infringing on or otherwise violating any right of the Company or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to the Company or its Subsidiaries.

          (iv)  Neither the Company nor any of its Subsidiaries has received any notice written or otherwise of any assertion or claim, pending or not, with respect to any Intellectual Property used by the Company or its Subsidiaries.

          (v)   No Intellectual Property owned or licensed by the Company or its Subsidiaries is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property. For purposes of this Agreement, "Intellectual Property" means (A) all trademarks, trademark rights, trade names, trade name rights, trade dress and other indications of origin, corporate names, brand names, logos, certification rights, service marks, applications for trademarks and for service marks, know-how and other proprietary rights and information, the goodwill associated with the foregoing and registration in any jurisdiction of, and applications in any jurisdictions to register, the foregoing, including any extension, modification or renewal of any such registration or application; (B) all inventions, discoveries and ideas (whether patentable or unpatentable and whether or not reduced to practice), in any jurisdiction, all improvements thereto, and all patents, patent rights, applications for patents (including divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; (C) nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; (D) writings and other works, whether copyrightable or not, in any jurisdiction, and all registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; (E) all computer software (including data and related documentation); (F) any similar intellectual property or proprietary rights; and (G) all copies and tangible documentation thereof and any claims or causes of action arising out of or relating to any infringement or misappropriation of any of the foregoing.

        (y)   Loan and Lease Agreements.

          (i)    Except as disclosed on Section 3.1(y) of the Company Disclosure Schedule, or as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company (i) the Company or its Subsidiaries have a valid, perfected and enforceable first-priority security interest in the collateral intended to secure the obligations of each borrower under each agreement governing a loan extended by the Company and its Subsidiaries (each, a "Loan Agreement"), and (ii) with respect to equipment leased by the Company or its Subsidiaries to lessees pursuant to a lease agreement (each, a "Lease Agreement"), the Company or its Subsidiaries have either (A) good and marketable title to such equipment free and clear of all liens other than the lien of such lease or liens that are required to be removed by the lessee of

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  such equipment pursuant to the Lease Agreement, or (B) a valid, perfected and enforceable first-priority security interest in the equipment leased pursuant to the applicable Lease Agreement.

          (ii)   Each Loan Agreement and Lease Agreement (A) is in full force and effect and is valid, binding and enforceable by either the Company or one of its Subsidiaries against the obligor thereunder in accordance with its written terms except as the enforceability thereof may be stayed, delayed or avoided in connection with any bankruptcy, insolvency, reorganization or debt moratorium proceeding to which the obligor thereunder is subject and (B) neither the Company nor any Subsidiary is in breach of or in default under any Loan Agreement or Lease Agreement, and no event has occurred which, with notice and/or lapse of time, would constitute a default by the Company or any Subsidiary under any such Loan Agreement or Lease Agreement.

          (iii)  All information contained in the file titled "Subdebt2003 primary file.xls" provided to Parent on October 30, 2003 is accurate in all material respects as of September 30, 2003.

          (iv)  Each Loan Agreement or Lease Agreement constitutes and arose out of a bona fide business transaction entered into in the ordinary and usual course of the business of either the Company or its Subsidiaries consistent with past practices.

          (v)   To the knowledge of the Company, no obligor under a Loan Agreement or a Lease Agreement (A) has acquired any property financed under such Loan Agreement or subject to such Lease Agreement (in each case, a "Subject Property"), any interest in any such Subject Property or the use of any such Subject Property for personal, family or household use or for agricultural purposes, (B) has used the proceeds received from the Company or any of its Subsidiaries under such Loan Agreement or Lease Agreement for personal, family or household use, or (C) is required under any applicable law to withhold from payments on any such Loan Agreement or Lease Agreement any interest or other withholdings for the payment of taxes to any domestic or foreign Governmental Entity.

          (vi)  (A) Each Loan Agreement and Lease Agreement has been entered into on standard terms and conditions appropriate for the type of such transactions purported to be covered thereby as reflected on the books of the Company or any of its Subsidiaries and such transactions were entered into using the standard forms appropriate for the type of transaction such Loan Agreement or Lease Agreement purports to represent and on a basis consistent with the Company's past practices (copies of such standard forms are annexed on Schedule 3.1(y)), and (B) the portion of the file titled "Subdebt2003 primary file.xls" showing all Loan Agreements and Lease Agreements that have been amended or supplemented subsequent to the date of execution thereof provided to Parent on October 30, 2003 is accurate in all material respects as of September 30, 2003.

        (z)   Securitization Matters.

          (i)    No Securitization Disclosure Documents, true and correct copies of each of which have been provided to Parent and true and correct copies of each of which will, after the date hereof, be made available to Parent, as of its effective date (in the case of a registration statement) or its issue date (in the case of any other such document), contained any untrue statement of any material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

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          (ii)   Section 3.1(z) of the Company Disclosure Schedule sets forth a true and correct list as of the date hereof of all outstanding Company Sponsored Asset Securitization Transactions, and for each such transaction (A) a list of all Securitization Disclosure Documents related thereto and currently in effect, (B) all outstanding securities issued therein, including securities retained by the Company and its Subsidiaries, (C) a list of all currently effective Securitization Transaction Documents related thereto, a true and correct copy of each of which (including all schedules listing the assets subject thereto) has been provided to Parent, and a true and correct copy of each amendment to any such document or such schedules, or of any document or schedules thereto required to be added to such list, in each case after the date hereof, will be provided to Parent, and (D) the original and current rating and the principal amount as of the most current reporting date for each security listed pursuant to clause (B) of this Section 3.1(z)(ii).

          (iii)  Each transaction that has been accounted for by the Company as a sale of financial assets has been properly accounted for in accordance with U.S. GAAP, including Financial Accounting Standard No. 140 ("FAS 140"). Under any Company Sponsored Asset Securitization Transaction that permitted the Company to elect to sell financial assets either with or without an option to repurchase, the Company has treated only those assets sold without a repurchase option as having been sold for financial reporting purposes and has not changed the status of any such assets as shown in its records from being sold without a repurchase option to being sold with a repurchase option.

          (iv)  Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any trustee, master servicer, servicer, backup servicer or issuer with respect to Company Sponsored Asset Securitization Transactions, has taken or failed to take any action, which action or inaction would adversely affect the intended tax characterization or tax treatment for federal, state or local income or franchise tax purposes of the issuer or any securities issued in any such Company Sponsored Asset Securitization Transactions. All federal, state and local income or franchise tax and information returns and reports required to be filed by the issuer, master servicer, servicer, backup servicer or trustee relating to any Company Sponsored Asset Securitization Transactions, and all tax elections required to be made in connection therewith, have been properly filed or made. At all times since the issuance of securities in a Company Sponsored Asset Securitization Transaction, the Company has enforced the restrictions on transfer of such securities described in the Securitization Disclosure Document pursuant to which the securities were offered and as set forth in the Securities Transaction Documents pursuant to which they were issued.

        (aa) Risk Management; Derivatives.

          (i)    The Company and its Subsidiaries have in place written risk management policies and procedures, true and correct copies of which have been provided to Parent prior to the date hereof, sufficient in scope and operation to protect against risks of the type and in amounts reasonably expected to be incurred by Persons of similar size and in similar lines of business as the Company and its Subsidiaries.

          (ii)   Section 3.1(aa) of the Company Disclosure Schedule sets forth a true and correct list as of the date hereof of all material derivative instruments, including swaps, caps, floors and option agreements, whether entered into for the Company's own account, or for the account of one or more of its Subsidiaries or their customers ("Derivative Instruments") and contains a brief description of each such Derivative Instrument.

          (iii)  Each Derivative Instrument was entered into (A) only for purposes of mitigating identified risk or as a means of managing the Company's and its Subsidiaries' long-term debt objectives, (B) in accordance with the Company's written policies and procedures, and (C) with counterparties believed by the Company to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of its Subsidiaries,

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  enforceable in accordance with its terms (except that enforcement thereof may be subject to or limited by bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity)), and are in full force and effect. Neither the Company nor its Subsidiaries, nor to the knowledge of the Company, any other party thereto, is in breach of any of its material obligations under any such agreement or arrangement.

        (bb)    Data Tape. The Company has furnished or made available to Parent a data tape which provides certain information with respect to loans and leases of the Company and its Subsidiaries (the "Data Tape"). The Data Tape was prepared in good faith by the Company in accordance with the books and records of the Company and its Subsidiaries and in a manner not to have intentionally contained incorrect information.

        (cc)    Investment Company Act. The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act"). No less than 55% of the assets of the Company represent assets described in Section 3(c)(5)(B) of the 1940 Act.

        Section 3.2 Representations and Warranties of Parent. Parent represents and warrants to the Company as follows:

        (a)    Organization, Standing and Power. Each of Parent and the Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The copies of the charter and by-laws of Merger Sub which were previously furnished to the Company are true, complete and correct copies of such documents and have not been amended or otherwise modified.

        (b)    Authority; No Conflicts.

          (i)    Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and constitutes a valid and binding agreement of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

          (ii)   The execution and delivery of this Agreement does not, and the consummation of the Merger and the other transactions contemplated hereby will not, result in a Violation of: (A) any provision of the charter or by-laws of Parent or Merger Sub, or (B) except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent and subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise or license, or any Law applicable to Parent or its Subsidiaries or their respective properties or assets.

          (iii)  No consent, approval, order or authorization of, or registration, declaration or filing with, any Person or any Governmental Entity is required by or with respect to Parent or Merger Sub as

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  a result of the execution and delivery of this Agreement by each of Parent and Merger Sub or the consummation of the Merger and the other transactions contemplated hereby, except for the Required Consents and such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

        (c)    SEC Filings; Financial Statements.

          (i)    Parent has filed all forms, reports, statements, certifications and other documents required to be filed with the SEC since December 31, 2001 (collectively, the "Parent SEC Reports"), each of which, as finally amended, has complied as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations promulgated thereunder, or the Exchange Act and the rules and regulations promulgated thereunder, each as in effect on the date so filed.

          (ii)   The consolidated financial statements of the Parent (including any related notes thereto) included in the Parent SEC Reports (the "Parent SEC Financial Statements") fairly present in all material respects the consolidated financial position of the Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operation and cash flows for the respective periods set forth therein, in each case, in accordance with U.S. GAAP (except, in the case of unaudited consolidated quarterly statements, (A) as permitted by Form 10-Q of the SEC, (B) as may be indicated in footnotes thereto or in the Parent SEC Reports and (C) that they are subject to normal and recurring year-end adjustments).

          (iii)  Neither Parent nor any of its subsidiaries has incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected or reserved against on a consolidated balance sheet of Parent prepared in accordance with U.S. GAAP except (A) as and to the extent set forth on the audited balance sheet of Parent and its subsidiaries as of December 31, 2002 (including the notes thereto), (B) as incurred in connection with the transactions contemplated by this Agreement, (C) as incurred after December 31, 2002 in the ordinary course of business consistent with past practice, (D) as described in the Parent SEC Reports filed since December 31, 2002 but prior to the date of this Agreement or (E) as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        (d)    Absence of Certain Changes or Events. Except as contemplated by this Agreement and except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement, since December 31, 2002, there has not been any change, event or occurrence which has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        (e)    Vote Required. On or prior to the date hereof, Parent has duly executed and delivered a written consent as the only stockholder of Merger Sub, approving the Merger. Other than those consents or approvals given or made on or as of the date hereof, no other vote of holders of any shares of any class or series of the capital stock of Merger Sub or Parent is necessary to approve the Merger and the other transactions contemplated hereby and the consent executed in connection with this Section 3.2(e) will not be amended, modified or withdrawn prior to Closing.

        (f)    Information Supplied.

          (i)    None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement, on the date it is first mailed to stockholders of the Company or at the time of the Stockholders Meeting, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier communication

22

  with respect to the solicitation of proxies for the Stockholders Meeting which has become false or misleading.

          (ii)   Notwithstanding the foregoing provisions of this Section 3.2(f), no representation or warranty is made by Parent with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied by the Company for inclusion or incorporation by reference therein. For purposes of the foregoing, it is understood and agreed that information concerning or related to Parent or Merger Sub will be deemed to have been supplied by Parent and information concerning or related to the Company and the Stockholders Meeting shall be deemed to have been supplied by the Company.

        (g)    GE Common Stock to Be Issued in the Merger. All of the shares of GE Common Stock issuable in exchange for Company Common Stock at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of Liens or preemptive rights created by statute, GE's Certificate of Incorporation or By-laws and will, when issued, be registered under the Securities Act and the Exchange Act and registered or exempt from registration under applicable Blue Sky laws.

        (h)    Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent, except Sandler O'Neill & Partners, L.P., whose fees and expenses will be paid by Parent in accordance with Parent's agreement with such firm based upon arrangements made by or on behalf of Parent.

        (i)    Merger Sub. Merger Sub has conducted no business and undertaken no activities other than activities undertaken in connection with the Merger.

ARTICLE IV

COVENANTS RELATING TO CONDUCT OF BUSINESS

        Section 4.1    Covenants of the Company.    During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees as to itself and its Subsidiaries that (except as contemplated by this Agreement, as required by Law or by the rules and regulations of a Governmental Entity or the AMEX, or to the extent that Parent shall otherwise consent in writing):

        (a)    Ordinary Course.

          (i)    The Company and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use all reasonable efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time, and shall pay, discharge or satisfy claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), only in the usual, regular and ordinary course of business.

          (ii)   The Company shall not, and shall not permit any of its Subsidiaries to, enter into any new material line of business.

        (b)    Dividends; Changes in Share Capital. The Company shall not, and shall not permit any of its Subsidiaries to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except for dividends by Subsidiaries of the Company to the Company or another wholly owned Subsidiary of the Company, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for,

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shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of the Company which remains a wholly owned Subsidiary after consummation of such transaction, or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock other than the purchase from time to time by the Company of Company Common Stock (and the associated Rights) in the ordinary course of business consistent with past practice in connection with the Company Plans.

        (c)    Issuance of Securities. The Company shall not, and shall not permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any Company Voting Debt or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares or Company Voting Debt, or any stock appreciation, phantom stock or similar rights with respect to the Company or its Subsidiaries, or enter into any agreement or commitment with respect to any of the foregoing, other than (i) the issuance of Company Common Stock (and the associated Rights) upon the exercise of Options outstanding as of the date hereof in accordance with their terms, (ii) issuances by a wholly owned Subsidiary of the Company of capital stock to the Company or another wholly owned Subsidiary of the Company, or (iii) issuances in accordance with the Rights Agreement.

        (d)    Governing Documents. The Company and its material Subsidiaries shall not amend, in the case of Subsidiaries, in any material respect, their respective charter, articles or certificates of incorporation, by-laws or other governing documents.

        (e)    No Acquisitions. The Company shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof.

        (f)    No Dispositions. Other than (i) internal reorganizations or consolidations involving existing Subsidiaries of the Company or (ii) in the ordinary course of business (including in connection with (A) permanent securitizations, temporary warehousing facilities in contemplation thereof, and any similar financing activities, each undertaken in accordance with Section 4.1(g)(ii) hereof, and (B) the administration of properties acquired by the Company or its Subsidiaries in foreclosures, workouts or settlements), the Company shall not, and shall not permit any Subsidiary of the Company to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of the Company) which are material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole.

        (g)    Investments; Indebtedness. The Company shall not, and shall not permit any of its Subsidiaries to (i) make any loans, advances or capital contributions to, or investments in, any other Person, other than (A) by the Company or a Subsidiary of the Company to or in the Company or any wholly owned Subsidiary of the Company, or (B) financing transactions in the ordinary course of business (including in connection with any financing transactions of the type or similar to those previously engaged in by the Company and its Subsidiaries, in amounts consistent therewith, taking into account any growth in the business of the Company and its Subsidiaries) or (ii) create, incur, assume or suffer to exist any indebtedness, issuances of debt securities, guarantees, loans or advances, or engage in any asset securitization transaction (whether accounted for as a sale of assets or as a financing transaction) not in existence as of the date of this Agreement except (A) sales of receivables and leases identified as "Designated Receivables" pursuant to the Second Amended and Restated Lease Receivables Purchase Agreement dated as of August 5, 2002, as amended through June 19, 2003, by and among HPSC Bravo Funding, the Company, Triple-A Funding Corporation and Capital Markets Assurance Corporation, (B) pursuant to financing transactions negotiated with General Electric Capital Corporation, a New York corporation ("GECC"), on terms mutually agreeable to GECC and the Company or

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(C) intercompany indebtedness between the Company and any of its wholly owned Subsidiaries or between such wholly owned Subsidiaries.

        (h)    Accounting Methods; Income Tax Elections. The Company shall not (i) materially change its methods of accounting or accounting principles or practices used by it, except as required by changes in U.S. GAAP as concurred in by the Company's independent accountants, (ii) change its fiscal year, (iii) make or revoke any material express or deemed election relating to Taxes, (iv) settle or compromise any Tax liability material to the Company and its Subsidiaries taken as a whole or (v) change (or make a request to any Tax Authority to change) any material aspect of its method of accounting for Tax purposes. The Company shall, and shall cause each of its Subsidiaries to, duly and timely file all material Tax Returns and other documents required to be filed with federal, state, local and other Tax Authorities, subject to timely extensions permitted by law; provided, however, that the Company promptly notifies Parent that it is availing itself of such extensions.

        (i)    Compensation. The Company shall not, and shall not permit any of its Subsidiaries to, enter into, adopt or amend any employment, change in control, "continuity," severance or other similar plan, program, policy or agreement with or with respect to any Company Employee. Except for commitments described in the final agreed draft of the document entitled "Retention Plan" submitted to the Company by Parent on or immediately prior to the execution and delivery hereof or as required by Law or an existing agreement, the Company shall not, and shall not permit any of its Subsidiaries to: (i) enter into, adopt or amend or terminate any employment, consulting, indemnification, change in control, retention, bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase, pension, retirement, deferred compensation or other employee benefit agreement, trust, plan, fund, award or other arrangement for the benefit or welfare of any director, officer or employee in any manner; (ii) increase any compensation or benefits payable or to become payable under any existing severance or termination pay policy or employment, deferred compensation, stock loan, consulting, severance, change in control, retention or other similar agreement or arrangement; (iii) increase the compensation, bonus, incentive or other benefits payable to (or to become payable to) former or current directors, officers, employees or consultants of the Company or any of its Subsidiaries, other than an increase in annual salary or hourly wage rates granted to current employees (other than officers) in the ordinary course of business, consistent with past practice; (iv) make any contribution, other than regularly scheduled contributions, to any Company Plan; or (v) make a commitment or agree to do any of the foregoing.

        (j)    Fundamental Transactions. The Company shall not, and shall not permit any of its material Subsidiaries to, adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization (other than the Merger) or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any of its Subsidiaries.

        (k)    Material Contracts. Except in connection with an action otherwise specifically permitted pursuant to this Section 4.1, neither the Company nor any of its Subsidiaries shall enter into, renew or modify any agreement which, if in effect on the date hereof, would have been a Material Contract without the prior written consent of Parent.

        (l)    Commitments. The Company shall not and shall not permit any of its Subsidiaries to enter into an agreement, contract, commitment or arrangement to take any of the actions prohibited by the foregoing provisions of this Section 4.1.

        Section 4.2    No Control of Company Business.    Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company's or its Subsidiaries' operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries' operations.

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ARTICLE V

ADDITIONAL AGREEMENTS

        Section 5.1    Preparation of Proxy Statement; Stockholders Meeting.

        (a)    The Company and Parent shall promptly prepare and file with the SEC the Proxy Statement and Parent shall prepare and file with the SEC the Registration Statement, in which the Proxy Statement will be included as a prospectus. Each of Parent and the Company shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail the Proxy Statement to its stockholders. The Company shall promptly notify Parent if, at any time prior to the Effective Time, any event with respect to the Company, its officers and directors or any of its Subsidiaries shall occur which is required to be described in the Proxy Statement or the Registration Statement, filed with the SEC and, as required by law, disseminated to the stockholders of the Company. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of GE Common Stock in the Merger, and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action.

        (b)    The Company will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of stockholders (the "Stockholders Meeting") for the purpose of considering the approval and adoption of this Agreement and at such meeting call for a vote and cause proxies to be voted in respect of the approval and adoption of this Agreement. The Board of Directors has recommended to the stockholders of the Company the adoption and approval of this Agreement and shall not withdraw, modify or change such recommendation; provided, however, that the Board of Directors of the Company may withdraw, modify or change such recommendation if it has concluded in good faith that it is required to do so in order to comply with its fiduciary duties under applicable law. Notwithstanding the Board of Director's rights regarding its recommendation in the preceding sentence, the Company agrees that its obligations pursuant to the first sentence of this Section 5.1(b) shall not be affected by the exercise of such rights or by the commencement, public proposal, public disclosure or communication to the Company of a Takeover Proposal or Superior Proposal, or acceptance by the Company of a Superior Proposal.

        Section 5.2    Access to Information.

        (a)    Upon reasonable notice, the Company shall, during the period after the execution and delivery of this Agreement and prior to the Effective Time, (i) afford to the officers, employees, accountants, counsel, investment bankers and other representatives of Parent reasonable access, during normal business hours, to the properties, books, records and contracts and agreements of the Company and its Subsidiaries, (ii) furnish to Parent information concerning the business, properties, prospects, assets (tangible and intangible), liabilities, financial statements, ratings, regulatory compliance, risk management, books, records, contracts, agreements, commitments and personnel of the Company and its Subsidiaries as Parent may reasonably request, and (iii) make reasonably available, during normal business hours, to Parent the appropriate officers and employees of the Company and its Subsidiaries for discussion of the Company's business, properties, prospects, assets, liabilities, financial statements, ratings, regulatory compliance, risk management, books, records, contracts, agreements, commitments and personnel as Parent may reasonably request.

        (b)    Parent and its representatives will hold any such information in confidence to the extent required by, and in accordance with, the provisions of the letter dated March 4, 2003, between the Company and Parent (the "Confidentiality Agreement").

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        (c)    Any investigation by Parent shall not affect the representations and warranties of the Company.

        Section 5.3    All Reasonable Efforts.

        (a)    Subject to the terms and conditions of this Agreement, each of Parent and the Company shall, and shall cause its Subsidiaries to, use all reasonable efforts (or best efforts with respect to the covenant in Section 5.10) (i) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VI hereof, to consummate the Merger as promptly as practicable and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by the Company or Parent or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated hereby or to satisfy the condition set forth in Section 6.2(k), and to comply with the terms and conditions of any such consent, authorization, order or approval.

        (b)    Without limiting the foregoing, the Company and Parent shall duly file with the FTC and the Antitrust Division of the Department of Justice the notification and report form (the "HSR Filing") required under the HSR Act with respect to the Merger as promptly as practical, but in no event later than the seventh Business Day following the date hereof. The HSR Filings shall be in substantial compliance with the requirements of the HSR Act. Each party shall cooperate with the other party to the extent necessary to assist the other party in the preparation of its HSR Filing, to request early termination of the waiting period required by the HSR Act and, if requested, to promptly amend or furnish additional information thereunder. Parent and the Company shall furnish to each other all such information as is necessary to prepare any such registration, declaration or filing. Parent and the Company each shall pay the filing fees with respect to the HSR Filing filed by it and any other such registration, declaration or filing. Parent and the Company shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, any Governmental Entity with respect to the Merger.

        (c)    Notwithstanding anything to the contrary, (i) neither the Company nor the Parent shall be under any obligation to litigate before or with, or contest any order or decree, or defend against any such actions or proceedings commenced by any Governmental Entity in respect of the antitrust, competition, merger control or similar laws and rules or regulations, and (ii) neither Parent nor any of its Subsidiaries or affiliates shall be obligated to propose or agree to accept any undertaking or condition, to enter into any consent decree, to make any divestiture or accept any operational restriction, or take or commit to take any action that could reasonably be expected to limit (A) the freedom of action of Parent or its Subsidiaries or Affiliates with respect to the operation of, or Parent's or its Subsidiaries' or Affiliates' ability to retain, the Company or any businesses, product lines or assets of the Company, or (B) the ability to retain, own or operate any portion of the businesses, product lines, or assets, of Parent or any of its Subsidiaries or Affiliates, or alter or restrict in any way the business or commercial practices of the Company, Parent or its Subsidiaries or Affiliates. If any such party or any Affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to the Merger, then such party will endeavor in good faith to make, or cause to be made, as soon as possible and after consultation with the other parties, an appropriate response in compliance with such request. Parent and the Merger Sub, on the one hand, and the Company, on the other hand, shall promptly inform the other of any material communication from the United States Federal Trade Commission, the Department of Justice or any other Governmental Entity regarding any of the Merger.

        (d)    Prior to the Closing, each party shall use reasonable best efforts to refrain from taking any action or failing to take any action, which action or failure to act would cause, or be reasonably likely to cause, the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

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        Section 5.4    No Solicitation.

        (a)   From the date hereof until the Effective Time, the Company shall not, and shall cause its Subsidiaries not to, and shall cause its officers, directors, employees, investment bankers, attorneys, accountants and other representatives not to, directly or indirectly (i) solicit or knowingly encourage the initiation of (including by way of furnishing information) any inquiries or proposals that constitute, or may reasonably be expected to lead to, any Takeover Proposal, or (ii) participate in any discussions regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; provided, however, that nothing contained in this Section 5.4(a) shall prohibit the Company or its directors from complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer, provided that the Company may not take any position or action, except as permitted by Section 5.1(b), other than recommending rejection of any such tender or exchange offer without first complying in all respects with the provisions of this Agreement regarding acceptance of a Superior Proposal, including the following proviso; provided, however, that if, prior to the Effective Time and following the receipt of a Takeover Proposal that was made in circumstances not otherwise involving a breach of this Agreement, the Board of Directors of the Company determines in good faith, after considering applicable provisions of state law and after consultation with outside counsel, that a failure to do so could reasonably be expected to constitute a breach by it of its fiduciary duties to its shareholders under applicable law, the Company may, in response to such Takeover Proposal and subject to compliance with Section 5.4(b), (x) furnish information with respect to the Company to the party making such Takeover Proposal pursuant to a customary confidentiality agreement (but no less favorable to the Company than the confidentiality agreement entered into with Parent), provided that (A) such confidentiality agreement must include a provision prohibiting solicitation of key employees of the Company or its Subsidiaries, such provision lasting at least one year, and may not include any provision calling for an exclusive right to negotiate with the Company, and (B) the Company advises Parent of all such nonpublic information delivered to such person concurrently with its delivery to the requesting party, and (y) participate in negotiations with such party regarding such Takeover Proposal, and (z) prior to the Effective Date, following receipt of an unsolicited, bona fide Takeover Proposal from a third party which is a Superior Proposal, enter into an agreement with such third party and terminate this Agreement pursuant to Section 7.1(b)(iv) hereof, if after duly considering the advice of outside counsel, the Board of Directors of the Company determines in good faith that failure to do so could reasonably be expected to breach its fiduciary duties to the Company's stockholders under applicable law.

        (b)   In addition to the obligations of the Company set forth in paragraph (a) of this Section 5.4, and subject to the terms of any confidentiality agreement signed prior to the date hereof, the Company shall promptly advise Parent orally and in writing, and in no event later than 48 hours after receipt, if any proposal, offer, inquiry, or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company in respect of any Takeover Proposal, and shall, in any such notice to Parent, indicate the identity of the person making such proposal, offer, inquiry, or other contact and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts, and thereafter shall keep Parent informed, on a reasonably current basis, of all material developments affecting the status and terms of any such proposals or offers or the status of any such discussions or negotiations. The Company shall not release any person from, or waive any provision of, any confidentiality or standstill agreement entered into as of the date of this Agreement.

        (c)   (i) For purposes of this Agreement, "Takeover Proposal" means any inquiry, proposal or offer from any person (other than Parent and its Subsidiaries, affiliates, and representatives) relating to any (A) direct or indirect acquisition or purchase of a 10% or more in fair market value of the assets of the Company and any of its Subsidiaries, taken as a whole, (B) direct or indirect acquisition of a 10%

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or greater equity or voting interest in securities of the Company, or (C) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or 10% or more in fair market value of the assets of the Company and its Subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement.

         (ii) "Superior Proposal" means a bona fide written proposal obtained not in breach of this Agreement to acquire, directly or indirectly, for consideration consisting of cash and/or securities, all of the equity securities of the Company or substantially all of the assets of the Company made by a third party on terms and conditions that the Board of Directors of the Company determine in their good faith and reasonable judgment after consultation with its financial advisor and outside counsel to be more favorable from a financial point of view than the Merger, taking into account at the time of determination any changes to the terms of this Agreement that as of that time had been proposed by Parent and the ability of the Person making such Superior Proposal to consummate such Takeover Proposal (based upon, among other things, the existence of any financing requirements and the expectation of obtaining required regulatory approvals).

        (d)   Communication of Restrictions. The Company shall use its reasonable best efforts to ensure that the officers, directors and employees of the Company and of each subsidiary of the Company and any investment banker or other advisor or representative retained by the Company are aware of the restrictions described in this Section 5.4, and the failure of such officers, directors, employees, investment bankers or other advisors or representatives to comply with the provisions hereof shall be deemed to be a breach by the Company of this Agreement.

        (e)   Agreement with Others. Section 7.1(b)(iv) sets forth the sole right of the Company to terminate this Agreement pursuant to this Section 5.4.

        Section 5.5    Employee Benefits Matters.    Effective immediately prior to the Effective ]Time, the Company shall and shall cause its Subsidiaries to terminate the ESOP.

        Section 5.6    Fees and Expenses; Termination Fee.

        (a)   Except as provided in this Section 5.6, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including transfer taxes and the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses out of the separate funds of such party, not to be reimbursed by the other, and all other costs and expenses otherwise required to be borne by the Company, including without limitation, fees of separate counsel, financial advisors, or accountants for employees or others as well as taxes imposed on the transfer of the Company Common Stock (including tax on the transfer of a controlling interest in an entity possessing real property) shall be paid prior to the closing out of the separate funds of the Company, not to be reimbursed by Parent or Merger Sub, provided that all printing expenses and all filing fees (including filing fees under the Exchange Act and the HSR Act) shall be divided equally between Parent and the Company.

        (b)   Notwithstanding any provision in this Agreement to the contrary, if this Agreement is terminated:

    (i)
    by the Company pursuant to Section 7.1(b)(ii) after receipt of a Superior Proposal,

    (ii)
    by Parent pursuant to Section 7.1(b)(iii) or 7.1(d), or

    (iii)
    by Parent or the Company pursuant to Section 7.1(b)(iv) or, after receipt of a publicly disclosed Superior Proposal or after the occurrence of any of the events described in Section 7.1(d)(i), (ii) or (iii), pursuant to Section 7.1(b)(v), then, in each case, the Company shall (without prejudice to any other rights of Parent against the Company) reimburse Parent upon demand for all reasonable and documented out-of-pocket fees and

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expenses incurred or paid by or on behalf of Parent or any Affiliate (as hereinafter defined) of Parent in connection with this Agreement, the Voting Agreements and the transactions contemplated herein or therein, including all fees and expenses of counsel, investment banking firms, accountants and consultants (collectively, "Parent Fees") up to $1,750,000.

        (c)   Notwithstanding any provision in this Agreement to the contrary, if this Agreement is terminated:

    (i)
    by the Company pursuant to Section 7.1(b)(ii) after receipt of a Superior Proposal,

    (ii)
    by Parent pursuant to Section 7.1(b)(iii) or Section 7.1(d), or

    (iii)
    by Parent or the Company pursuant to Section 7.1(b)(v), after receipt of a publicly disclosed Superior Proposal or after the occurrence of any of the events described in Section 7.1(d)(i), (ii) or (iii), and, in each case, prior to, concurrently with or within twelve months after such a termination a Third Party Acquisition Event (as defined below) occurs, then the Company shall (in addition to any obligation under Section 5.4(b) and without prejudice to any other rights of Parent against the Company) pay to Parent the Termination Fee (as defined below) in cash, such payment to be made promptly, but in no event later than the second Business Day following, the later to occur of such termination and such Third Party Acquisition Event; or

        (d)   Notwithstanding any provision in this Agreement to the contrary, if this Agreement is terminated by Parent or the Company pursuant to Section 7.1(b)(iv), then the Company shall (in addition to any obligation under Section 5.4(b) and without prejudice to any other rights of Parent against the Company) pay to Parent the Termination Fee in cash, such payment to be made by the Company concurrently with such termination if the termination is by the Company, or no later than the second Business Day following such termination if the termination is by Parent.

        (e)   "Termination Fee" means $2,150,000.

        (f)    A "Third Party Acquisition Event" means any of the following events: (A) any person (other than Parent or its Affiliates) acquires or becomes the beneficial owner of 20% or more of the outstanding shares of Company Common Stock; (B) any group (other than a group which includes or may reasonably be deemed to include Parent or any of its Affiliates) is formed which, at the time of formation, beneficially owns 20% or more of the outstanding shares of Company Common Stock; (C) the Company enters into, or announces that it proposes to enter into, an agreement, including, an agreement in principle, providing for a merger or other business combination involving the Company or a "significant subsidiary" (as defined in Rule 1.02(w) of Regulation S-X as promulgated by the SEC) of the Company or the acquisition of a substantial interest in, or a substantial portion of the assets, business or operations of, the Company or a significant subsidiary (other than the transactions contemplated by this Agreement); (D) any person (other than Parent or its Affiliates) is granted any option or right, conditional or otherwise, to acquire or otherwise become the beneficial owner of shares of Company Common Stock which, together with all shares of Company Common Stock beneficially owned by such person, results or would result in such person being the beneficial owner of 20% or more of the outstanding shares of Company Common Stock; or (E) there is a public announcement with respect to a plan or intention by the Company to effect any of the foregoing transactions. For purposes of this Section 5.6(f), the terms "group" and "beneficial owner" shall be defined by reference to Section 13(d) of the Exchange Act.

        (g)   Subject to Section 2.3, the Company shall pay, without deduction or withholding from any amount payable to the holders of Company Common Stock, any taxes or fees imposed by any Governmental Entity which become payable in connection with Merger or the payment of the Merger

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Consideration for which the Company is or the stockholders of the Company are primarily liable and in no event shall Parent pay or reimburse such amounts.

        Section 5.7    Directors' and Officers' Indemnity.

        (a)   Parent agrees that from and after the Effective Time it will or will cause the Surviving Corporation to indemnify and hold harmless each present and former director and officer of the Company and other persons entitled to indemnification under the charter and by-laws or similar organizational documents of the Company or any of its Subsidiaries as in effect on the date hereof ("Covered Persons") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") reasonably incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time (collectively, "Covered Claims"), including any Covered Claims arising out of this Agreement and the transactions contemplated hereby, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable Law; provided, however, that Parent shall be deemed to have satisfied its obligations hereunder if it has paid all applicable amounts into escrow within thirty days after a written claim for indemnification by the Covered Person has been received by the Parent. Parent shall, or shall cause the Surviving Corporation to, also advance expenses as incurred to the fullest extent permitted under applicable Law; provided, however, that if required under applicable Law, the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification. Each Covered Person will be entitled to advancement of expenses incurred in the defense of any claim, action, suit, proceeding or investigation from Parent and the Surviving Corporation within ten (10) Business Days of receipt from the Covered Party of a request therefor; provided, however, that any person to whom expenses are advanced provides an undertaking, to the extent required by the DGCL, to repay such advances if it is ultimately determined that such person is not entitled to indemnification. Notwithstanding the foregoing, Parent shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized by the Board of Directors of Parent, unless such proceeding (or part thereof) was commenced by a Covered Person with respect to amounts paid into escrow pursuant to this Section 5.7(a) that have not been released to such Covered Person within a reasonable period after it has been ultimately determined that such Covered Person is entitled to indemnification.

        (b)   Parent shall cause the Surviving Corporation and all other Subsidiaries of the Company to maintain for a period of at least six years the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts provided by reputable and financially sound insurance companies containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time, including in respect of the transactions contemplated by this Agreement; provided, however, that in no event shall the Surviving Corporation be required to pay premiums therefor in any one year in an amount in excess of 200% of the annual premiums currently paid by the Company for such insurance; provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid policies have been obtained by the Company prior to the Closing for purposes of this Section 5.7, which policies provide such directors and officers with coverage for an aggregate period of not less than six years with respect to claims arising from facts or events that occurred on or before the Effective Time, including in respect of the transactions contemplated by this Agreement. If such prepaid policies have been

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obtained by the Company prior to the Closing, Parent shall and shall cause the Surviving Corporation to maintain such policies in full force and effect, and continue to honor the Company's obligations thereunder.

        (c)   If Parent, the Surviving Corporation, any of its Subsidiaries or any of their successors or assigns (i) consolidates with or merges with or into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent, the Surviving Corporation, such Subsidiary or such successor or assign assume the obligations set forth in this Section 5.7.

        (d)   This Section 5.7 is intended to benefit and shall be enforceable by the Covered Persons and their respective heirs, executors and personal representatives and shall be binding on and enforceable against Parent, Merger Sub and the Surviving Corporation and their successors and assigns.

        Section 5.8    Public Announcements.    The Company and Parent shall use all reasonable efforts to develop a joint communications plan and each party shall use all reasonable efforts (i) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and (ii) unless otherwise required by applicable Law or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

        Section 5.9    Rule 145 Letters.    On the date hereof, the Company shall cause to be prepared and delivered to Parent a list (reasonably satisfactory to counsel for Parent) identifying all persons who, at the time of the Stockholders Meeting, may be deemed to be "affiliates" of the Company as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Rule 145 Affiliates"). The Company shall use its reasonable best efforts to cause each person who is identified as a Rule 145 Affiliate in such list to deliver to Parent within 30 days of the date hereof a written agreement in substantially the form of Exhibit 5.9 hereto, executed by each of such persons identified in the foregoing list.

        Section 5.10    Consents, Waivers and Other Approvals.    The Company and any applicable Subsidiary shall use best efforts to obtain all consents, waivers and other approvals necessary in order to avoid the occurrence, as a result of the Merger, of (i) any Violation (as defined in Section 3.1(c)(ii) of this Agreement) under any agreement listed in Section 5.10 of the Company Disclosure Schedule or under any other agreement material to the Company or any Subsidiary, including any "wind-down event," "event of termination" or other event giving rise to a termination under any Securitization Transaction Document or (ii) any "servicing termination event" or other similar termination or replacement of the Company or any Subsidiary as "servicer" under any Securitization Transaction Document. For the avoidance of doubt, solely for purposes of Section 5.10(i) hereof, an agreement shall be considered "material" to the Company or applicable Subsidiary if (x) the Merger would cause, result in, or otherwise give rise to a Violation under such agreement, and (y) as a consequence of such Violation and the exercise (or right to exercise) any rights or remedies under such agreement, a cross-default or other event of default or termination would occur (or could occur with notice, or the passage of time) under any agreement listed in Section 5.10 of the Company Disclosure Schedules.

        Section 5.11    Stock Exchange Listings.    Parent shall use its reasonable best efforts to list on the NYSE, upon official notice of issuance, the shares of GE Common Stock to be issued in connection with the Merger which have not been previously listed.

        Section 5.12    Employee Wages and Benefits.    For the first year following the Effective Time while employed by the Surviving Corporation, employees of the Surviving Corporation will receive base wages

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and salaries at rates no less favorable to such employees than the rates of base wages and salaries paid by the Company or its Subsidiaries to such employees on the date of this Agreement (excluding bonuses and other variable pay). Except with respect to the Executives or as otherwise provided in this Agreement, Parent shall or shall cause the Surviving Corporation to (i) maintain in effect current Company employee benefit plans and arrangements at least through the end of the calendar month in which the Merger becomes effective, and (ii) beginning on the first day of the calendar month following the calendar month in which the Merger becomes effective, through December 31, 2004, maintain in effect employee benefit plans and arrangements which provide benefits which have a value which is substantially comparable, in the aggregate, to the benefits provided by the Company. For purposes of determining eligibility to participate or entitlement to benefits where length of service is relevant under any employee benefit plan or arrangement of Parent or the Surviving Corporation, employees of the Company and its Subsidiaries as of the Effective Time shall receive service credit for service with the Company and its Subsidiaries to the same extent such credit was granted under the Company Plans, subject to offsets for previously accrued benefits and no duplication of benefits. Parent shall, or shall cause the Surviving Corporation to, give effect, in determining any deductible and maximum out-of-pocket limitations payable during the plan year in which the Effective Time occurs, to claims incurred and amounts paid by, and amounts reimbursed to, current employees of the Company during such plan year under similar plans maintained by the Company immediately prior to the Effective Time.

        Section 5.13    Documentation of Asset Sales.

        (a)   In connection with each Company Sponsored Asset Securitization Transaction prior to the date hereof under which the Company had the ability to elect to sell financial assets either with or without an option to repurchase, the Company shall execute and deliver to the purchaser of such assets documents identifying those assets sold with such a repurchase option and those sold without such an option. Each such document shall also state that at all times since the date of sale it has consistently treated all assets sold without such a repurchase option as not being subject to such an option.

        (b)   In connection with each Company Sponsored Asset Securitization Transaction after the date hereof under which the Company has the ability to elect to sell financial assets either with or without an option to repurchase, the Company shall execute and deliver to the purchaser of such assets at or before the closing of such sale a document identifying those assets being sold with a repurchase option and those being sold without such an option.

        (c)   Each document executed and delivered by the Company pursuant to this Section 5.13 shall be satisfactory in form and substance to the Parent, and a copy of each such document shall be delivered to the Parent at the time it is delivered to the purchaser of the assets described therein.

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ARTICLE VI

CONDITIONS PRECEDENT

        Section 6.1    Conditions to Each Party's Obligation to Effect the Merger.    The obligations of the Company, Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a)   Stockholder Approval. The Company shall have obtained the Required Company Vote approving the Merger and the other transactions contemplated hereby, including the amendment to the Company's charter contemplated hereby.

          (b)   No Order. No court or other Governmental Entity having jurisdiction over the Company or Parent, or any of their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of, directly or indirectly, restraining, prohibiting or restricting the Merger or any of the transactions contemplated hereby; provided, however, that the provisions of this Section 6.1(b) shall not be available to any party whose failure to fulfill its obligations pursuant to Section 5.3 shall have been the cause of, or shall have resulted in, the enforcement or entering into of any such law, rule, regulation, executive order, decree, injunction or other order.

          (c)   HSR and Other Approvals/Consents or Waivers.

            (i)    The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

            (ii)   All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity, which the failure to obtain, make or occur would have the effect of, directly or indirectly, restraining, prohibiting or restricting the Merger or any of the transactions contemplated hereby or would have, individually or in the aggregate, a Material Adverse Effect on Parent (assuming the Merger had taken place), shall have been obtained, shall have been made or shall have occurred.

          (d)   Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the Knowledge of Parent or the Company, threatened by the SEC. All necessary state securities or blue sky authorizations (including State Takeover Approvals) shall have been received.

        Section 6.2    Additional Conditions to Obligations of Parent and Merger Sub.    The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction of, or waiver by Parent, on or prior to the Closing Date of the following additional conditions:

          (a)   Representations and Warranties. Each of the representations and warranties of the Company set forth in this Agreement (i) that is qualified as to materiality and Material AdverseEffect shall have been true and correct at and as of the Closing Date as if made at and as of the Closing Date, and (ii) that is not so qualified shall have been true and correct in all material respects at and as of the Closing Date, as if made at and as of the Closing Date (except, in each case, for those representations and warranties which address matters only as of a particular date, in which case, they shall be true and correct, or true and correct in all material respects, as applicable, as of such date) and except where the failure of any such representations and warranties referred to in clause (ii) to be so true and correct, in the aggregate, has not had and

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  would not reasonably be expected to have a Material Adverse Effect; and Parent shall have received a certificate of the chief executive officer and the chief financial officer of the Company certifying to the satisfaction of the conditions set forth in this Section 6.2(a).

          (b)   Performance of Obligations of the Company. The Company shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality and shall have performed or complied in all material respects with all other agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified as to materiality, and Parent shall have received a certificate of the chief executive officer and the chief financial officer of the Company to such effect.

          (c)   Opinion. The Company shall have received an opinion of Day, Berry & Howard LLP, in form and substance reasonably satisfactory to the Company, dated as of the Effective Time, on the basis of facts, representations and assumptions that are consistent with the state of facts existing as of the Effective Time substantially to the effect that, for federal income tax purposes, the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code. In rendering such opinion, Day, Berry & Howard LLP may receive and rely upon customary representations from Parent, Merger Sub and the Company.

          (d)   No Material Adverse Change. Since the date of this Agreement through and including the time immediately prior to the Effective Time, there shall not have been any changes, circumstances or effects which, individually or in the aggregate, have had or could reasonably be expected to have, a Material Adverse Effect on the Company.

          (e)   No Governmental Suits. There shall not be pending or threatened (as evidenced by a writing), any suit, action or proceeding by a federal, state or foreign governmental entity (other than a suit, action or proceeding based on facts solely relating to Parent or Merger Sub or any of their respective Subsidiaries) which could reasonably be expected to (i) restrain, prohibit or declare illegal the consummation of the Merger, (ii) in connection with the Merger, prohibit or impose any material limitations on Parent's or Merger Sub's ownership or operation (or that of any of their respective affiliates) of all or a material portion of the Company's businesses or assets after giving effect to the Merger, or (iii) in connection with the Merger, compel Parent or Merger Sub or their respective Subsidiaries and affiliates to dispose of or hold separate any portion of the business or assets of the Company or any of its Subsidiaries (after giving effect to the Merger).

          (f)    No Adverse Changes in Equity Markets. There shall have not occurred and be continuing (i) any general suspension of trading in, or limitation on prices for, securities in either the New York Stock Exchange or the AMEX for a period in excess of three hours (excludingsuspensions in limitations resulting solely from physical damage or interference with such exchanges not related to market conditions), or (ii) any decline in either the New York Stock Exchange or the AMEX composite index by an amount in excess of 25% measured from the close of business on the date of this Agreement.

          (g)   Terrorist Incidents. There shall not have occurred any armed hostilities or other national or international calamity, or one or more acts of terrorism, which has had or could reasonably be expected to have a Material Adverse Effect on the Company.

          (h)   Rights Agreement. The Company shall have amended the Rights Agreement to ensure that (i) none of a "Distribution Date" or a "Share Acquisition Date" (in each case as defined in the Rights Agreement) will occur as a result of the transactions contemplated hereby, and none of Parent, Merger Sub or any of their "Affiliates" or "Associates" will be deemed to be an "Acquiring Person" (in each case as defined in the Rights Agreement), by reason of the consummation of the transactions contemplated by this Agreement, and (ii) the Rights will expire immediately prior to

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  the Effective Time. On or prior to the Closing Date, no "Distribution Date" or "Share Acquisition Date" (as defined in the Rights Agreement) shall have occurred.

          (i)    Employment Contracts or Arrangements. The Company and each of the Executives shall have entered into a retention agreement and amended employment agreement on the date hereof and each such agreement shall be in full force and effect. The Company shall have amended each offer of employment or other commitment pursuant to which any employee has been offered options to purchase Company Common Stock the grant of which options to such employee had not been authorized by the Board of Directors of the Company as of the date hereof, to rescind such offer of options and provide for compensation to be paid on terms and subject to conditions reasonably satisfactory to Parent.

          (j)    FIRPTA Certificate. The Parent shall have received a statement meeting the requirements of Treasury Regulation Section 1.1445-2(c)(3) that neither the Company nor any Subsidiary is or has been within the last five years a United States real property holding corporation.

          (k)   Consents, Waivers and Other Approvals. The Company and each applicable Subsidiary shall have obtained all consents, waivers and other approvals described under Section 5.10 of this Agreement.

          (l)    ACFC Disposition. If American Commercial Finance Corporation ("ACFC"), a wholly-owned subsidiary of the Company, has not been sold to an independent third party on terms and subject to conditions reasonably satisfactory to Parent prior to the Closing Date, the Company shall have taken such actions with respect to the employees of ACFC as Parent may request.

        Section 6.3    Additional Conditions to Obligations of the Company.    The obligations of the Company to effect the Merger are subject to the satisfaction of, or waiver by the Company, on or prior to the Closing Date of the following additional conditions:

          (a)   Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub set forth in this Agreement that is qualified as to materiality and Material Adverse Effect shall have been true and correct at and as of the Closing Date as if made at and as of the Closing Date, and each of the representations and warranties of each of Parent and Merger Sub that is not so qualified shall have been true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date (except, in each case, for those representations and warranties which address matters only as of a particular date, in which case, they shall be true and correct, or true and correct in all material respects, as applicable, as of such date), and the Company shall have received a certificate of a duly authorized representative of Parent certifying to the satisfaction of the conditions set forth in this Section 6.3(a).

          (b)   Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality and shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified as to materiality, and the Company shall have received a certificate of a duly authorized representative of Parent to such effect.

          (e)   Opinion. Parent shall have received an opinion of Gibson, Dunn & Crutcher LLP, in form and substance reasonably satisfactory to Parent, dated as of the Effective Time, on the basis of facts, representations and assumptions that are consistent with the state of facts existing as of the Effective Time substantially to the effect that, for federal income tax purposes, the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code. In rendering such opinion, Gibson, Dunn & Crutcher LLP may receive and rely upon customary representations from Parent, Merger Sub and the Company.

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ARTICLE VII

TERMINATION AND AMENDMENT

        Section 7.1    Termination.    Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Merger contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after stockholder approval thereof:

          (a)   By the mutual consent duly authorized by the Boards of Directors of the Parent and the Company.

          (b)   By either of the Company or Parent if:

            (i)    any Governmental Entity shall have issued an order, decree or ruling or taken any other action in each case permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable; provided, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the issuance of such order, decree or ruling;

            (ii)   the Merger has not been effected on or prior to the close of business on the later of May 15, 2004 or the date 100 days after the waiting period applicable to the consummation of the Merger under the HSR Act has expired or been terminated; provided, that the right to terminate this Agreement pursuant to this Section 7.1(b)(ii) shall not be available to any party whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to the aforesaid date;

            (iii)  the other party shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within five Business Days following receipt by such other party of written notice of such failure to comply;

            (iv)  the Company enters into a merger, acquisition or other agreement (including an agreement in principle) to effect a Superior Proposal or the Board of Directors of the Company resolves to do so; provided, however, that the Company may not terminate this Agreement pursuant to this Section 7.1(b)(iv) unless (A) the Company has delivered to Parent a written notice of the Company's intent to enter into such an agreement to effect the Superior Proposal, (B) 48 hours have elapsed following delivery to Parent of such written notice by the Company, and (C) during such 48 hour period the Company has fully cooperated with Parent, including informing Parent of the terms and conditions of the Takeover Proposal and the identity of the person making the Takeover Proposal, with the intent of enabling Parent to agree to a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby may be effected; provided, further, that the Company may not terminate this Agreement pursuant to this Section 7.1(b)(iv) unless at the end of such 48 hour period the Board of Directors of the Company continues reasonably to believe that the Takeover Proposal constitutes a Superior Proposal when compared to the Merger (taking into account any such modification as may be proposed by Parent) and concurrently with such termination the Company pays to Parent the amounts specified under Sections 5.6(a), (b) and (e);

            (v)   the holders of the Company Common Stock do not approve and adopt this Agreement at the Stockholders Meeting or at any adjournment or postponement thereof; or

            (vi)  the waiting period applicable to the consummation of the Merger under the HSR Act has not expired or been terminated on or prior to May 15, 2004.

          (c)   By the Company if there has been a breach of a representation or warranty of Parent or Merger Sub that gives rise to a failure of the fulfillment of a condition of the Company's obligations to effect the Merger pursuant to Section 6.3, which breach has not been cured within five Business Days following receipt by Parent or Merger Sub of written notice of the breach.

          (d)   By Parent if:

37

          (i)    the Board of Directors of the Company shall not have recommended, or shall have resolved not to recommend, or shall have qualified, changed, modified or withdrawn its recommendation of the Merger or declaration that the Merger is advisable and fair to and in the best interest of the Company and its stockholders, or shall have resolved to do so;

          (ii)   the Board of Directors of the Company shall have recommended to the stockholders of the Company any Takeover Proposal or shall have resolved to do so;

          (iii)  a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of the Company is commenced by a third party that is not an Affiliate of Parent, and the Board of Directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders) if the Board of Directors of the Company or any committee thereof shall have withdrawn or modified, in a manner adverse to Parent, its approval or recommendation of any of the Merger;

          (iv)  there has been a breach of a representation or warranty of the Company that gives rise to a failure of the fulfillment of a condition of the Parent's and Merger Sub's obligations to effect the Merger pursuant to Section 6.2, which breach has not been cured within five Business Days following receipt by the Company of written notice of the breach;

          (v)   there is (i) any claim, action, suit, proceeding or investigation by any Government Entity pending or threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries or any of the officers or directors of the foregoing or (ii) any judgment, decree, injunction, ruling or order of any Governmental Entity outstanding against any of the foregoing; or

          (vi)  after the date hereof the Company shall have received a negative notice regarding a breach of a financial covenant contained in any Securitization Transaction Document which breach could in the reasonable judgment of the Parent lead to a termination of the Company as servicer and which breach is not cured within 10 Business Days after receipt of such notice or two Business Days prior to such earlier date as the Closing is scheduled to occur in accordance with Section 1.2.

        Section 7.2    Effect of Termination.    In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement (other than Sections 5.1(b), 5.2(b), 5.6, 7.2 and Article VIII hereof) shall forthwith become null and void, and there shall be no liability on the part of the Parent, Merger Sub, the Company or their respective officers and directors, except (i) as provided in Section 5.6, and (ii) nothing shall relieve any party from liability for fraud or any willful breach of a covenant contained in this Agreement; provided, however, that if this Agreement is terminated by the Company pursuant to Section 7.1(b)(iv), this Agreement and the Voting Agreement shall survive for purposes of submitting the transactions contemplated hereby, including the Merger, to a vote of the stockholders at the Stockholders Meeting in accordance with Section 5.1(b) and shall not become null and void unless and until the stockholders fail to approve and adopt this Agreement at such Stockholders Meeting or any adjournment thereof.

        Section 7.3    Amendment.    This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after receipt of the Required Company Vote or approval of the Merger by Merger Sub's stockholder(s), but, after any such approval, no amendment shall be made which by law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        Section 7.4    Extension; Waiver.    At any time prior to the Effective Time, the parties hereto may to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of

38

the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those or any other rights.

ARTICLE VIII
GENERAL PROVISIONS

        Section 8.1    Non-Survival of Representations, Warranties and Agreements.    None of the representations, warranties, covenants or other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants or other agreements, shall survive the Effective Time, except (i) for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time, and (ii) for this Article VIII.

        Section 8.2    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, or if by telecopy upon confirmation of receipt, (ii) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (iii) on the day of receipt if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered in one of the means set forth above to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

  (a)
  if to Parent or Merger Sub, to:

          General Electric Company
          c/o GE Healthcare Financial Services
          500 West Monroe Street
          Mail Stop 14-01
          Chicago, Illinois 60661
          Attention: Anthony DiGiacomo
          Facsimile No.: (312) 441-7783

        in each case with a copy to:

          Gibson, Dunn & Crutcher LLP
          200 Park Avenue
          New York, New York 10166
          Attention: Steven R. Shoemate, Esq.
          Facsimile No.: (212) 351-4035

        and, with respect to any requests for consents pursuant to Section 4.1 of this Agreement, with a copy to:

          General Electric Company
          c/o GE Healthcare Financial Services
          500 West Monroe Street
          Mail Stop 14-01
          Chicago, Illinois 60661
          Attention:  W. Gordon Olivant,
  Manager—Business Development—HFS

          Facsimile No.: (312) 441-7240

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  (b)
  if to the Company, to:

          HPSC, Inc.
          60 State Street, 35th floor
          Boston, Massachusetts 02109
          Attention: John Everets
          Facsimile No.: (617) 720-7299

        with a copy to:

          Day, Berry & Howard LLP
          260 Franklin Street
          Boston, Massachusetts 02110
          Attention: Dennis W. Townley, Esq.
          Facsimile No.: (617) 345-4745

        Section 8.3    Interpretation.    When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents, index of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "or" is not exclusive.

        Section 8.4    Counterparts.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

        Section 8.5    Entire Agreement; No Third Party Beneficiaries.

          (a)   This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, which shall survive the execution and delivery of this Agreement. The parties hereto acknowledge and agree that, except as otherwise expressly set forth in this Agreement, the rights and obligations of the Company and Parent under any other agreement between the parties not relating to the subject matter hereto shall not be affected by any provision of this Agreement.

          (b)   This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 5.7.

        Section 8.6    Governing Law.    This Agreement and all disputes and controversies arising out of or related to this Agreement or the Merger shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

        Section 8.7    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

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        Section 8.8    Assignment.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

        Section 8.9    Submission to Jurisdiction; Waivers.    Each of Parent, Merger Sub and the Company irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by another party hereto or its successors or assigns may be brought and determined in the Chancery Courts of the State of Delaware and any Federal court of the United States of America sitting in the State of Delaware, and each of Parent, Merger Sub and the Company hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of Parent, Merger Sub and the Company hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with applicable law, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

        Section 8.10    Enforcement.    The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

        Section 8.11    Definitions.    As used in this Agreement:

          (a)   "Business Day" means any day on which banks are not required or authorized to close in New York City, New York.

          (b)   "Company Sponsored Asset Securitization Transaction" means any loan, lease receivable or other asset securitization transaction (whether structured as a sale of such assets or as a borrowing secured by such assets) in which the Company or any of its Subsidiaries was an issuer, borrower, sponsor or depositor.

          (c)   "Executives" shall mean, collectively, John W. Everets, Raymond R. Doherty and Rene Lefebvre.

          (d)   "Knowledge" of the Company or similar references means the actual knowledge of any of John W. Everets, Raymond R. Doherty, Rene Lefebvre, Steve Ballou and William Hoft, after reasonable inquiry of the executive or senior managerial employees responsible for the relevant matters.

          (e)   "Material Adverse Effect" means, with respect to the Company, any event, change, circumstance or effect that, individually or together with any other event, change, circumstance or effect, is or could reasonably be expected to be materially adverse to the business, operations, properties, assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries taken as a whole (other than events, changes, circumstances or effects that result from economic factors affecting the economy as a whole or changes that are the result of factors generally affecting the specific industry or markets in which the Company competes that do not have a materially disproportionate effect (relative to other industry participants) on the Company and its Subsidiaries taken as a whole). For purposes of this definition a Material Adverse Effect

41

  shall be deemed to have occurred if the applicable event, change, circumstance or effect could reasonably be expected to have an adverse effect of $7,000,000 or more on the Company.

          (f)    "Parent Material Adverse Effect" means, with respect to the Parent, any event, change, circumstance or effect that, individually or together with any other event, change, circumstance or effect, is or could reasonably be expected to be materially adverse to the business, operations, properties, assets, liabilities, financial condition or results of operations of the Parent and its Subsidiaries taken as a whole (other than events, changes, circumstances or effects that result from economic factors affecting the economy as a whole).

          (g)   "Permitted Liens" means the collective reference to (i) Liens for current property taxes, assessments and other governmental charges not yet due and payable or delinquent or being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with U.S. GAAP, (ii) statutory liens of landlords, mechanics, carriers, warehousemen, and other Liens imposed by law incurred in the ordinary course of business, original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (iii) easements, patent reservations, covenants, rights of way and other similar restrictions of record, (iv) any conditions that may be shown by a current, accurate survey or physical inspection of any Real Property, and (v) (A) zoning, building and other similar restrictions, (B) mortgages, liens, security interest or encumbrances that have been placed by any developer, landlord or third party on Real Property over which the Company or any Subsidiary has easement rights or on any of the Leased Real Property and subordination or similar agreements relating thereto, and (C) unrecorded easements, covenants, rights of way and other similar restrictions, none of which items set forth in clauses (A), (B) and (C), individually or in the aggregate, materially impair the continued use and operation of the Real Property to which they relate in the business of the Company and its Subsidiaries taken as a whole as presently conducted.

          (h)   "Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

          (i)    "Securitization Disclosure Document" means any registration statement, prospectus, private placement memorandum or other offering document, or any amendments or supplements to any of the foregoing, utilized in connection with the offering of securities in a Company Sponsored Asset Securitization Transaction.

          (j)    "Securitization Transaction Document" means any agreement related to any Company Sponsored Asset Securitization Transaction pursuant to which assets were sold or pledged, money was borrowed, securities were issued, including, without limitation, ancillary documents such as organizational documents for special purpose entities involved in the transactions, securities underwriting, placement or purchase agreements, servicing and custody agreements, fee letters, and credit support and hedging arrangements.

          (k)   "Subsidiary" (i) when used with respect to any Person means any corporation or other organization, whether incorporated or unincorporated, (A) of which such party or any other subsidiary of such party is a general partner (excluding partnerships the general partnership interests of which held by such party or any subsidiary of such party do not have a majority of the voting interests in such partnership), or (B) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries, and (ii) when used with respect to the Company, includes each entity created by one or more wholly owned Subsidiaries of the Company in connection with its securitization or warehouse transactions in which the Company or any of its wholly owned subsidiaries holds an interest.

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  IN WITNESS WHEREOF, Parent, the Company and Merger Sub have caused this Agreement to be signed by their respective officers or authorized representatives thereunto duly authorized, all as of the date first above written.

HPSC, INC.
By:	/s/ JOHN W. EVERETS Name: John W. Everets Title: Chairman
PATRIOT HFS, INC.
By:	/s/ W.G. OLIVANT Name: W.G. Olivant Title: President
GENERAL ELECTRIC COMPANY
By:	/s/ W.G. OLIVANT Name: W.G. Olivant Title: Managing Director Duly Authorized Signatory

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APPENDIX B

November 11, 2003

The Board of Directors
HPSC, Inc.
Sixty State Street
35th Floor
Boston, MA 02109-1803

Members of the Board:

        You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the stockholders of HPSC, Inc. ("HPSC") of the consideration offered in the proposed merger (the "Merger") with General Electric Company ("GE") whereby a wholly-owned subsidiary of GE will merge with and into HPSC, pursuant to the Agreement and Plan of Merger, dated as of November 11, 2003, (the "Agreement"). Pursuant to the terms of the Agreement, and as more fully discussed in Section 1.8(c) of the Agreement, immediately prior to the effective time, each share of HPSC common stock, par value $0.01 per share, issued and outstanding shall be converted into the right to receive the number of shares of GE common stock, par value $0.06 per share, determined by dividing $14.50 by the average of the daily volume-weighted sales prices per share of GE common stock on the New York Stock Exchange for each of the 10 consecutive trading days ending on the trading day which is three calendar days prior to the closing date (the "Merger Consideration").

        Keefe, Bruyette & Woods, Inc., as part of its investment banking business, is continually engaged in the valuation of banking and financial service holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of financial service companies, we have experience in, and knowledge of the valuation of banking and financial service enterprises. In the ordinary course of our business as a broker-dealer, we may, from time to time purchase securities from, and sell securities to, HPSC and GE, and as a market maker in securities, we may from time to time have a long or short position in, and buy or sell, the equity securities of HPSC or the debt and equity securities of GE for our own account and for the accounts of our customers. We have acted exclusively for the Board of Directors of HPSC in rendering this fairness opinion and will receive a fee from HPSC for our services.

        In connection with this opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of HPSC and GE and the Merger, including among other things, the following: (i) the Agreement; (ii) the Annual Reports to Stockholders and Annual Reports on Form 10-K for the three years ended December 31, 2002 of HPSC and GE; (iii) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of HPSC and GE and certain other communications from HPSC and GE to their respective stockholders; and (iv) other financial information concerning the businesses and operations of HPSC furnished to us by HPSC for purposes of our analysis. We have also held discussions with senior management of HPSC regarding the past and current business operations, financial condition and future prospects of HPSC and such other matters as we have deemed relevant to our inquiry. In addition, we have compared certain financial and stock market information for HPSC and GE with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the financial services industry and performed such other studies and analyses as we considered appropriate.

        In conducting our review and arriving at our opinion, we have relied upon the accuracy and completeness of all of the financial and other information provided to us or publicly available and we have not assumed any responsibility for independently verifying the accuracy or completeness of any such information. We have relied upon the management of HPSC as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefore) provided to us, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of management and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by management. Based on our experience and knowledge of the valuation of enterprises in connection with such transactions, we do not believe that such a restatement would cause us to alter our opinion, expressed herein as to the fairness of the Merger Consideration, from a financial point of view, to stockholders' of HPSC. We are not experts in the independent verification of the adequacy of allowances for loan and lease losses and we have assumed that the aggregate allowances for loan and lease losses for HPSC and GE are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals of the property of HPSC or GE, nor have we examined any individual credit files.

        We have considered such financial and other factors as we have deemed appropriate under the circumstances, including, among others, the following: (i) the historical and current financial position and results of operations of HPSC and GE; (ii) the assets and liabilities of HPSC and GE; (iii) the nature and terms of certain other merger transactions involving financial service companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the banking and financial service industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the stockholders of HPSC.

Very truly yours,
/s/ KEEFE, BRUYETTE & WOODS, INC. Keefe, Bruyette & Woods, Inc.

APPENDIX C

VOTING AGREEMENT

        This Voting Agreement (this "Agreement") is made and entered into on November 12, 2003, by and among General Electric Company, a New York corporation ("Parent"), and the stockholders of HPSC, Inc., a Delaware corporation (the "Company"), whose names appear on Schedule A hereto (each a "Stockholder" and collectively, the "Stockholders").

RECITALS

        WHEREAS, concurrent with the execution of this Agreement, Parent, Patriot HFS, Inc., a Delaware corporation ("Merger Sub"), and the Company are entering into an Agreement and Plan of Merger (as amended, modified or supplemented in accordance with its terms, the "Merger Agreement"), which provides for the acquisition of the Company by Parent, subject to certain conditions, through a merger whereby Merger Sub will merge into Company and the holders of the outstanding shares of common stock of the Company will be entitled to receive shares of common stock of Parent as provided in the Merger Agreement;

        WHEREAS, as of the date hereof, each Stockholder is the beneficial and record holder of the number of Shares (as defined below) set forth opposite such Stockholder's name on Schedule A hereto;

        WHEREAS, Parent and each Stockholder wish to provide for the voting of the Shares beneficially held by such Stockholder with respect to the adoption and approval of the Merger Agreement, the Merger and the other transactions contemplated;

        WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that the Stockholders enter into this Agreement; and

        WHEREAS, in order to induce Parent to enter into the Merger Agreement, the Stockholders are willing to enter into this Agreement;

        NOW, THEREFORE, as an inducement to Parent to enter into the Merger Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto), and intending to be legally bound hereby, the parties hereto agree as follows:

AGREEMENT

        1.    Certain Definitions.    For purposes of this Agreement the following terms shall have the following meanings (all other capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement):

          1.1 "Expiration Time" shall mean the earlier to occur of (i) the termination of the Merger Agreement in accordance with its terms, giving effect to the proviso contained in Section 7.2 of the Merger Agreement regarding the Stockholders Meeting such that this Agreement shall not terminate prior to the Stockholders Meeting, and (ii) the Effective Time of the Merger.

          1.2 "Person" shall mean any individual, corporation, limited liability company, partnership, trust or other entity or governmental authority.

          1.3 "Shares" shall mean (with respect to each Stockholder): (i) all equity securities of the Company (including all shares of common stock or preferred stock, and all options, warrants and other rights to acquire shares of common stock or preferred stock) beneficially owned by such Stockholder as of the date of this Agreement and (ii) all additional equity securities of the Company (including all additional shares of common stock or preferred stock, and all additional options, warrants and other rights to acquire shares of common stock or preferred stock) which such Stockholder acquires beneficial ownership of during the period from the date of this Agreement through the Expiration Time.

          1.4 A Person shall be deemed to have effected a "Transfer" of a security if such Person directly or indirectly: (i) sells, assigns, pledges, encumbers, grants an option with respect to, transfers or disposes of (by gift, operation of law or otherwise) such security or any interest in such security (except that the exercise of an option to purchase Shares by Stockholder shall not be deemed a Transfer); (ii) enters into an agreement or commitment providing for the sale of, assignment of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of (by operation of law or otherwise) such security or any interest therein; or (iii) tenders, or agrees or commits to tender, any Shares in a tender offer, exchange offer, or like transaction (such a Transfer is referred to as a "Tender").

        2.    Transfer and Voting of Shares.

          2.1    Transferee of Shares to be Bound by this Agreement.    Each Stockholder agrees that, during the period from the date of this Agreement through the Expiration Time, such Stockholder shall not direct, cause or permit any Transfer of any of the Shares to be effected unless (i) such Transfer is not a Tender and (ii) the proposed transferee(s) agrees to be bound to the terms hereof and executes and delivers to Parent a voting agreement and proxy in the exact form of this Agreement prior to the Transfer, and that any attempted transfer not in compliance with the terms of this Agreement shall be null and void.

          2.2    Transfer of Voting Rights.    Each Stockholder agrees that, during the period from the date of this Agreement through the Expiration Time, such Stockholder (except as contemplated by this Agreement) shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of such Stockholder under this Agreement with respect to any of the Shares.

        3.    Agreement to Vote Shares.    Each Stockholder agrees that, during the period from the date of this Agreement through the Expiration Time, at every meeting of the stockholders of the Company (however called), and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company, he shall be present (in person or by proxy) for purposes of establishing a quorum thereat and shall vote all of the Shares he beneficially owns, or shall cause such Shares to be voted, (i) in favor of the adoption, approval and consummation of the Merger Agreement, the Merger and the other transactions contemplated thereby, and in favor of any matter that could reasonably be expected to facilitate the Merger (to the extent that such Shares have a right to vote thereon), (ii) against any other Takeover Proposal or Superior Proposal, and (iii) against any proposal (other than the Merger Agreement) that could reasonably be expected to (A) result in any change in the directors of the Company, any change in the present capitalization of the Company or any amendment to the Company's Certificate of Incorporation or By-laws; (B) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement; (C) impair in any material respect the ability of the Company to perform its obligations under the Merger Agreement; or (D) otherwise prevent or materially delay the consummation of the transactions contemplated by the Merger Agreement.

        4.    Stockholder Capacity.    Parent acknowledges and agrees that each Stockholder is executing and delivering this Agreement solely in his capacity as the record and beneficial owner of his Shares and no provision of this Agreement shall limit or otherwise restrict such Stockholder with respect to any act or omission that such Stockholder may undertake or authorize in his capacity as an officer of the Company or a member of the Board of Directors of the Company, as the case may be, including, without limitation, any vote that such Stockholder may make in his capacity as a director of the Company with respect to any matter presented to the Board of Directors of the Company.

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        5.    Irrevocable Proxy.

          5.1    Revocation of Prior Proxies.    Each Stockholder hereby revokes any and all proxies or powers of attorney in existence immediately prior to the execution of this Agreement with respect to any Shares beneficially owned by such Stockholder.

          5.2    Granting of Proxy.    Concurrently with the execution of this Agreement, each Stockholder shall deliver to Parent an originally executed proxy in the form attached hereto as Schedule B (the "Proxy"), which shall be coupled with an interest and shall therefore be irrevocable to the fullest extent permissible by law, with respect to the Shares referred to therein. Each Stockholder agrees that to the extent such Stockholder acquires additional Shares after the date hereof and prior to the Expiration Time, such Stockholder shall promptly deliver to Parent an originally executed Proxy with respect to such additional Shares.

        6.    Representations and Warranties of the Stockholder.    Each Stockholder represents and warrants to Parent that: (i) such Stockholder is the sole beneficial and record owner of the Shares set forth opposite such Stockholder's name on Schedule A hereto, free and clear of any liens, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances, (ii) such Stockholder does not beneficially own any Shares other than those indicated on Schedule A to this Agreement, (iii) such Stockholder has full power and authority to make, enter into, and carry out the terms of this Agreement and the Proxy and that the terms of this Agreement and the Proxy do not conflict with, breach or otherwise violate any other agreement (or proxy) to which such Stockholder is a party, and (iv) no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission that is payable by the Company in connection with the transactions contemplated by this Agreement or the Merger Agreement based upon the arrangements made by or on behalf of Stockholder.

        7.    Additional Documents.    Each Stockholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the intent of this Agreement.

        8.    Consents and Waivers.

          8.1    Consummation of Merger.    Each Stockholder hereby gives any consents or waivers that are required for the consummation of the Merger under the terms of any agreements to which such Stockholder is a party or pursuant to any rights such Stockholder may have, in any case only in such Stockholder's capacity as the holder of the Shares (and specifically excluding, for example, any agreement or rights Stockholder may have pursuant to any employment or severance agreement).

          8.2    Waiver of Appraisal Rights.    Each Stockholder hereby waives any rights of appraisal or rights to dissent with respect to the Merger.

        9.    No Solicitation.    Prior to the Expiration Date, each Stockholder shall not as a stockholder (either individually or through any representatives or agents): (i) solicit, initiate, or encourage (including by way of furnishing information), directly or indirectly, any inquiries regarding, or the submission of, any Takeover Proposal or Superior Proposal; (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information or data with respect to, or take any other action to knowingly facilitate the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal or Superior Proposal; or (iii) enter into any agreement with respect to any proposal for a Takeover Proposal or Superior Proposal or approve or resolve to approve any proposal for a Takeover Proposal or Superior Proposal. Upon execution of this Agreement, each Stockholder shall (A) immediately cease any existing activities, discussion or negotiations with any parties conducted prior to such time with respect to any of the foregoing; and (B) promptly (but in all events within twenty-four hours) notify Parent of the existence of any proposal, discussion, negotiation,

3

or inquiry received by such Stockholder with respect to a potential Acquisition Proposal and communicate the terms of any such proposal, discussion, negotiation, or inquiry to Parent (including provision to Parent of any written materials received by such Stockholder in connection with such proposal, discussion, negotiation, or inquiry). Nothing in this Section 9 shall limit the operation of Section 4 hereof.

        10.    Legend.    Concurrently with the execution of this Agreement, there shall be imprinted or otherwise placed, on certificates representing the Shares, the following restrictive legend (the "Legend"):

    "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A VOTING AGREEMENT WHICH PLACES CERTAIN RESTRICTIONS ON THE VOTING AND TRANSFER OF THE SHARES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH VOTING AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS."

The Company agrees that, during the term of this Agreement, it will not remove, and will not permit to be removed (upon registration of transfer, reissuance of otherwise), the Legend from any such certificate and will place or cause to be placed the Legend on any new certificate issued to represent Stockholder Shares or Stockholder Shares theretofore represented by a certificate carrying the Legend.

        11.    Termination.    This Agreement shall terminate and shall have no further force or effect as of the Expiration Time. Notwithstanding the foregoing, the provisions of Section 12 (Miscellaneous) shall survive the termination of this Agreement.

        12.    Miscellaneous.

          12.1    Invalidity of Provisions.    Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part hereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof. To the extent permitted by applicable law, the parties hereto waive any provision of law which renders any provision of this Agreement invalid or unenforceable in any respect. The parties shall endeavor in good faith negotiations to replace any provision that is declared invalid or unenforceable with a valid and enforceable provision, the effect of which comes as close as possible to that of the invalid or unenforceable provision that it replaces, but is not more restrictive to the Stockholders than the provision declared invalid or unenforceable.

          12.2    Binding Effect and Assignment.    This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, heirs and legal or personal representatives, and shall survive the death or incapacity of any Stockholder; provided, however, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties without the prior written consent of the other parties hereto.

          12.3    Amendments and Modification.    This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by Parent and Stockholders beneficially holding a majority of the Shares listed on Schedule A hereto. No such modification, amendment, alteration or supplement shall be binding on any individual Stockholder without such Stockholder's written consent.

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          12.4    Specific Performance; Injunctive Relief.    The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Stockholders set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity, all without the need to post a bond or other security.

          12.5    Notices.    All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given when actually received if delivered personally against written receipt, or telecopied with answer back confirmation, or mailed (postage prepaid by registered mail, return receipt requested), or sent by overnight courier, to the parties at the following addresses or facsimile numbers:

        If to any Stockholder:

        At the address and facsimile number specified on the signature page to this Agreement.

        If to Parent:

    General Electric Company
    c/o GE Healthcare Financial Services
    500 W. Monroe Street, 14th Floor
    Chicago, Illinois 60661
    Attention: Anthony DiGiacomo
    Facsimile No.: (312) 441-7783

        with a copy to:

    Gibson, Dunn & Crutcher LLP
    200 Park Avenue
    New York, New York 10166
    Attention: Steven R. Shoemate, Esq.
    Facsimile No.: (212) 351-4035

  All such notices, requests and other communications shall (i) if delivered personally, telecopied or couriered, be deemed given upon delivery and (ii) if mailed, be deemed given three (3) business days after mailing (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

          12.6    Governing Law.    This Agreement and any disputes or controversies with respect hereto shall be governed by and construed in accordance with the laws of the State of Delaware without regard to applicable principles of conflicts of law that would apply the law of any other jurisdiction.

          12.7    Consent to Jurisdiction.    Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by another party hereto or its successors or assigns may be brought and determined in the Chancery Courts of the State of Delaware and any Federal court of the United States of America sitting in the State of Delaware, and each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion,

5

  as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with applicable law, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

          12.8    Entire Agreement.    This Agreement and the Proxy contain the entire understanding of the parties hereto in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

          12.9    Interpretation.

            12.9.1 The headings used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

            12.9.2 Unless the context otherwise requires, words importing the singular include the plural and vice versa, and words importing gender include all genders.

            12.9.3 "including" means "including, without limitation,".

          12.10    Counterparts.    This Agreement may be executed by facsimile signature and in several counterparts, each of which shall be an original, but all of which together, when executed and delivered, shall constitute one and the same agreement.

          12.11    No Third-Party Beneficiaries.    Other than the parties hereto, this Agreement is not intended to confer upon any person any rights or remedies hereunder.

          12.12    Waiver of Jury Trial.    Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such party understands and has considered the implications of this waiver, (iii) each such party makes this waiver voluntarily, and (iv) each such party has been induced to enter into this Agreement by, among other things, the waivers and certifications in this Section 12.12.

6

        IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed the day and year first above written.

GENERAL ELECTRIC COMPANY
By: /s/ W.G. OLIVANT	/s/ JOHN W. EVERETS

Name: W.G. Olivant	John W. Everets
Title: Managing Director Duly Authorized Signatory
/s/ RAYMOND R. DOHERTY
Raymond R. Doherty
/s/ RENE LEFEBVRE
Rene Lefebvre

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PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Certain Persons.

        Section 721 of the New York Business Corporation Law ("NYBCL") provides that, in addition to indemnification provided in Article 7 of the NYBCL, a corporation may indemnify a director or officer by a provision contained in the certificate of incorporation or bylaws or by a duly authorized resolution of its shareholders or directors or by agreement, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained, in fact, a financial profit or other advantage to which he was not legally entitled.

        Section 722(a) of the NYBCL provides that a corporation may indemnify a director or officer made, or threatened to be made, a party to any action other than a derivative action, whether civil or criminal, against judgments, fines, amounts paid in settlement and reasonable expenses actually and necessarily incurred as a result of such action, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

        Section 722(c) of the NYBCL provides that a corporation may indemnify a director or officer, made or threatened to be made a party to a derivative action, against amounts paid in settlement and reasonable expenses actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification will be available under Section 722(c) of the NYBCL in respect of (1) a threatened or pending action which is settled or otherwise disposed of, or (2) any claim as to which such director or officer shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application, that, in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

        Section 723 of the NYBCL specifies the manner in which payment of indemnification under Section 722 of the NYBCL or indemnification permitted under Section 721 of the NYBCL may be authorized by the corporation. It provides that indemnification by a corporation is mandatory in any case in which the director or officer has been successful, whether on the merits or otherwise, in defending an action. In the event that the director or officer has not been successful or the action is settled, indemnification must be authorized by the appropriate corporate action as set forth in Section 723.

        Section 724 of the NYBCL provides that, upon application by a director or officer, indemnification may be awarded by a court to the extent authorized under Section 722 and Section 723 of the NYBCL. Section 725 of the NYBCL contains certain other miscellaneous provisions affecting the indemnification of directors and officers.

        Section 726 of the NYBCL authorizes a corporation to purchase and maintain insurance to indemnify (1) a corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of Article 7 of the NYBCL, (2) directors and officers in instances in which they may be indemnified by a corporation under the provisions of Article 7 of the NYBCL, and (3) directors and officers in instances in which they may not otherwise be indemnified by a corporation under such section, provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the New York State Superintendent of Insurance, for a retention amount and for co-insurance.

        Section 6 of the Restated Certificate of Incorporation, as amended, of GE provides, in part, as follows:

        A person who is or was a director of the corporation shall have no personal liability to the corporation or its shareholders for damages for any breach of duty in such capacity except that the foregoing shall not eliminate or limit liability where such liability is imposed under the NYBCL.

        Article XI of the bylaws, as amended, of GE provides, in part, as follows:

  A.
  The Company shall, to the fullest extent permitted by applicable law as the same exists or may hereafter be in effect, indemnify any person who is or was or has agreed to become a director or officer of the Company and who is or was made or threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which such person is serving, has served or has agreed to serve in any capacity at the request of the Company, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Company, or is or was serving or has agreed to serve such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid or to be paid in settlement, taxes or penalties, and costs, charges and expenses, including attorney's fees, incurred in connection with such action or proceeding or any appeal therein, provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director or officer establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. The benefits of this Paragraph A shall extend to the heirs and legal representatives of any person entitled to indemnification under this paragraph.

  B.
  The Company may, to the extent authorized from time to time by the board of directors, or by a committee comprised of members of the Board or members of management as the Board may designate for such purpose, provide indemnification to employees or agents of the Company who are not officers or directors of the Company with such scope and effect as determined by the Board, or such committee.

  C.
  The Company may indemnify any person to whom the Company is permitted by applicable law to provide indemnification or the advancement of expenses, whether pursuant to rights granted pursuant to, or provided by, the NYBCL or other rights created by (i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, it being expressly intended that these By-laws authorize the creation of other rights in any such manner. The right to be indemnified and to the reimbursement or advancement of expenses incurred in defending a proceeding in advance of its final disposition authorized by this Paragraph C shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

  D.
  The right to indemnification conferred by Paragraph A shall, and any indemnification extended under Paragraph B or Paragraph C may, be retroactive to events occurring prior to the adoption of this Article XI, to the fullest extent permitted by applicable law.

  E.
  This Article XI may be amended, modified or repealed either by action of the board of directors of the Company or by the vote of the shareholders.

        GE has purchased liability insurance for its officers and directors as permitted by Section 726 of the NYBCL.

Item 21. Exhibits and Financial Statement Schedules.

(a)
Exhibits

2.1	Agreement and Plan of Merger, dated as of November 12, 2003, among General Electric Company, Patriot HFS, Inc. and HPSC, Inc., excluding exhibits and schedules thereto (included as Appendix A to the proxy statement/prospectus in this Registration Statement).
4.1
The Certificate of Incorporation, as amended, and Bylaws, as amended, of General Electric Company are incorporated by reference to Exhibit 3 of General Electric Company's Current Report on Form 8-K dated May 1, 2000.
4.2
The instruments defining the rights of holders of long-term debt securities of General Electric Company and its subsidiaries are omitted pursuant to item 601(b)(4)(iii)(A) of Regulation S-K. General Electric Company hereby agrees to furnish copies of instruments to the SEC upon request.
5.1	Opinion of Robert E. Healing, Corporate Counsel to General Electric Company, as to the legality of the securities being registered.
8.1	Form of Opinion of Day, Berry & Howard LLP as to certain tax matters.
8.2	Form of Opinion of Gibson, Dunn & Crutcher LLP as to certain tax matters.
23.1	Consent of Robert E. Healing (included in Exhibit 5.1).
23.2	Consent of Day, Berry & Howard LLP (included in Exhibit 8.1).
23.3	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 8.2).
23.4	Consent of KPMG LLP.
23.5	Consent of Deloitte & Touche LLP.
23.6	Consent of Keefe, Bruyette & Woods, Inc.
24.1	Power of Attorney.
99.1	Form of Proxy Card for soliciting the proxy of HPSC stockholders.
99.2	Form of Employee Stock Ownership Plan Voting Instructions to Trustees
(b)
Financial Statement Schedules — None

Item 22. Undertakings.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned registrant undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        The registrant undertakes that every prospectus: (i) that is filed pursuant to the preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by GE of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

        The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and HPSC being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Fairfield, State of Connecticut, on November 26, 2003.

GENERAL ELECTRIC COMPANY
By:	/s/ PHILIP D. AMEEN Philip D. Ameen, Vice President and Comptroller

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ JEFFREY R. IMMELT* Jeffrey R. Immelt	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	November 26, 2003
/s/ KEITH S. SHERIN* Keith S. Sherin	Senior Vice President—Finance, Chief Financial Officer (Principal Financial Officer)	November 26, 2003
/s/ PHILIP D. AMEEN Philip D. Ameen	Vice President and Comptroller (Principal Accounting Officer)	November 26, 2003
/s/ JAMES I. CASH, JR.* James I. Cash, Jr.	Director	November 26, 2003
/s/ ANN M. FUDGE* Ann M. Fudge	Director	November 26, 2003
/s/ CLAUDIO X. GONZALEZ* Claudio X. Gonzalez	Director	November 26, 2003
/s/ ANDREA JUNG* Andrea Jung	Director	November 26, 2003
/s/ ALAN G. LAFLEY Alan G. Lafley	Director	November 26, 2003

/s/ KENNETH G. LANGONE* Kenneth G. Langone	Director	November 26, 2003
/s/ RALPH S. LARSEN* Ralph S. Larsen	Director	November 26, 2003
/s/ SAM NUNN* Sam Nunn	Director	November 26, 2003
/s/ ROGER S. PENSKE* Roger S. Penske	Director	November 26, 2003
/s/ ANDREW C. SIGLER* Andrew C. Sigler	Director	November 26, 2003
*By:	/s/ PHILIP D. AMEEN Philip D. Ameen, Attorney in Fact	November 26, 2003
REPRESENTING A MAJORITY OF THE BOARD OF DIRECTORS

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PROXY STATEMENT/PROSPECTUS The Proposed Merger—Your Vote is Important
ADDITIONAL INFORMATION

QUESTIONS AND ANSWERS ABOUT THE PROPOSED MERGER
SUMMARY
SELECTED HISTORICAL FINANCIAL DATA
THE HPSC SPECIAL MEETING
THE MERGER
THE MERGER AGREEMENT
AGREEMENTS RELATED TO THE MERGER
COMPARISON OF STOCKHOLDERS' RIGHTS
SUMMARY OF MATERIAL DIFFERENCES BETWEEN THE RIGHTS OF HPSC STOCKHOLDERS AND THE RIGHTS OF GE SHAREHOLDERS
STOCKHOLDERS' RIGHTS PLAN
LEGAL MATTERS
EXPERTS
STOCKHOLDER PROPOSALS
WHERE YOU CAN FIND MORE INFORMATION
SPECIAL NOTE CONCERNING FORWARD-LOOKING STATEMENTS

WITNESSETH
ARTICLE I THE MERGER
ARTICLE II EXCHANGE OF CERTIFICATES
ARTICLE III REPRESENTATIONS AND WARRANTIES
ARTICLE IV COVENANTS RELATING TO CONDUCT OF BUSINESS
ARTICLE V ADDITIONAL AGREEMENTS
ARTICLE VI CONDITIONS PRECEDENT
ARTICLE VII TERMINATION AND AMENDMENT
ARTICLE VIII GENERAL PROVISIONS
VOTING AGREEMENT
RECITALS
AGREEMENT
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES